PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 24, 1999)

                                  $589,339,000

                                     [LOGO]

                      THE MONEY STORE BUSINESS LOAN BACKED
                       TRUST 1999-1, SERIES 1999-1 NOTES

                  The Money Store Commercial Mortgage Inc. will form a trust fund and the trust fund will issue the notes. We are offering for sale the notes
                  listed in the table below:
                                                                             EXPECTED
                                          ORIGINAL                            RATING             FINAL
CONSIDER CAREFULLY THE                    PRINCIPAL     REMITTANCE    ----------------------   MATURITY
                 CLASS                     AMOUNT        RATE (1)       MOODY'S       DCR        DATE
                         RISK FACTORS
                         AS-1..........  $137,788,000 LIBOR+0.23%            Aaa      AAA        6/15/13
                         BEGINNING ON
                         AS-2..........  $141,057,000 LIBOR+0.40%            Aaa      AAA        9/15/21
                         PAGE S-6 IN
THIS
                         AS-3..........  $190,443,000 Auction Rate           Aaa      AAA        2/15/28
                         PROSPECTUS
SUPPLEMENT AND
                         MS-1..........  $22,084,000  LIBOR+0.85%            Aa1      AA         6/15/29
                         ON PAGE 21 IN
                         MS-2..........  $23,463,000  LIBOR+1.25%             A2       A         6/15/29
                         THE
PROSPECTUS.
                         BS............  $12,423,000  LIBOR+3.00%           Baa2      BBB        6/15/29
                         THE NOTES
                         AN............  $55,395,000  LIBOR+0.50%            Aaa      AAA        9/15/17
                         REPRESENT
                         MN............  $ 2,229,000  LIBOR+1.25%             A2       A         5/15/29
                         OBLIGATIONS OF
                         BN............  $ 4,457,000  LIBOR+3.00%           Baa2      BBB        5/15/29
                         THE TRUST
ONLY.
                         Total.........  $589,339,000

                  (1) The remittance rate for each class of notes is subject to interest rate caps. See "Description of the Notes--Flow of Funds" in this prospectus supplement.

                  The trust fund will consist of loans originated to small business concerns.
                  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                  Subject to the satisfaction of certain conditions, the underwriters named below will purchase the notes from us. See "Underwriting" in this prospectus supplement. The underwriters will offer the notes to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters will pay us an amount equal to approximately 0.375% of the aggregate principal balance of the notes, before deducting issuance expenses payable by us estimated to be $650,000.
                  First Union Capital Markets Corp. expects to enter into market making transactions in the notes and may act as principal or agent in any such transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This prospectus supplement and the prospectus may be used by First Union Capital Markets Corp. in connection with such transactions.

The notes will be delivered in book-entry form only on or about June 29, 1999.
                            ------------------------

FIRST UNION CAPITAL MARKETS CORP.

                             PRUDENTIAL SECURITIES

                                                            SALOMON SMITH BARNEY

June 24, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

    We provide information to you about the notes in two separate documents that provide progressively more detail:

    - the prospectus, which provides general information, some of which may not apply to the notes; and

    - this prospectus supplement, which describes the specific terms of the notes.

    IF THE DESCRIPTION OF YOUR NOTES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-97 in this prospectus supplement.

    Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The following table of contents provides the pages on which these captions are located. Any capitalized terms that are used but not defined in this prospectus supplement are defined in the accompanying prospectus.

                               TABLE OF CONTENTS

         PROSPECTUS SUPPLEMENT
                                            PAGE
                                          ---------
Summary.................................        S-1
Risk Factors............................        S-6
The Trust...............................       S-10
The Business Loan Pools.................       S-10
The Business Loan Program...............       S-40
Yield, Maturity and Prepayment
  Considerations........................       S-42
The Seller and The Money Store..........       S-49
Description of the Notes................       S-52
The Transfer and Servicing Agreements...       S-77
Federal Income Tax Consequences.........       S-90
State Tax Considerations................       S-93
ERISA Considerations....................       S-93
Legal Investment........................       S-95
Underwriting............................       S-95
Ratings.................................       S-96
Legal Matters...........................       S-96
Financial Information...................       S-96
Index of Principal Terms................       S-97
Certain Definitions.....................      S-102
Annex I.................................      A-I-1
Annex II................................     A-II-1

               PROSPECTUS
                                            PAGE
                                          ---------
Prospectus Supplement...................          3
Available Information...................          3
Reports to Securityholders..............          4
Incorporation of Certain Documents by
  Reference.............................          4
Summary of Terms........................          5
Risk Factors............................         21
The Trusts..............................         26
Use of Proceeds.........................         32
The Representative and the
  Originators...........................         32
The SBA Loan Lending Program............         32
Description of the Securities...........         40
Credit Enhancement......................         47
Maturity, Prepayment and Yield
  Considerations........................         52
The Agreements..........................         54
Certain Legal Aspects of the Loans......         66
Federal Income Tax Consequences.........         71
ERISA Considerations....................         97
Legal Investment Considerations.........         99
Plan of Distribution....................        100
Legal Matters...........................        101
Financial Information...................        101
Rating..................................        101
Index of Principal Terms................        102

                                      (ii)

                                    SUMMARY

- This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

- This summary provides an overview of certain information to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.

PRINCIPAL PARTIES

THE TRUST

- The Money Store Business Loan Backed Trust 1999-1

SELLER AND SERVICER

- The Money Store Commercial Mortgage Inc.

REPRESENTATIVE

- The Money Store Inc.

OWNER TRUSTEE

- Chase Manhattan Bank Delaware

INDENTURE TRUSTEE

- HSBC Bank USA

CUSTODIAN

- First Union National Bank, Trust Department

REMARKETING AGENT

- First Union Capital Markets Corp.

TRUST ADMINISTRATOR

- First Union National Bank

LETTER OF CREDIT PROVIDER

- First Union National Bank
DATES

CUT-OFF DATE

May 31, 1999. The trust will receive payments made on the loans after this date.

CLOSING DATE

June 29, 1999.

REMITTANCE DATES

The 15(th) day of each month, or if such day is not a business day, the next business day, beginning in July 1999.

RECORD DATES

The last day of the calendar month immediately preceding a remittance date.

DESCRIPTION OF THE NOTES

CLASSES

The trust is offering the following classes of notes pursuant to this prospectus supplement and the accompanying prospectus:

                                  POOL I NOTES

              ORIGINAL
             PRINCIPAL          REMITTANCE
CLASS          AMOUNT              RATE
---------  --------------  --------------------
AS-1       $  137,788,000         LIBOR + 0.23%
AS-2       $  141,057,000         LIBOR + 0.40%
AS-3       $  190,443,000      Auction Rate
MS-1       $   22,084,000         LIBOR + 0.85%
MS-2       $   23,463,000         LIBOR + 1.25%
BS         $   12,423,000         LIBOR + 3.00%

                                 POOL II NOTES

              ORIGINAL
             PRINCIPAL          REMITTANCE
CLASS          AMOUNT              RATE
---------  --------------  --------------------
AN         $   55,395,000         LIBOR + 0.50%
MN         $    2,229,000         LIBOR + 1.25%
BN         $    4,457,000         LIBOR + 3.00%

The trust also will issue Class I Certificates, Class II Certificates, Class R Certificates and voting interests. These securities are not being offered to the public.

DENOMINATIONS

The notes will be issued in book-entry form in minimum denominations of $25,000 and in multiples of $1,000 in excess thereof.

You may hold your notes through The Depository Trust Company, Cedelbank, societe anonyme or the Euroclear System.

INTEREST

- INTEREST ACCRUAL PERIOD--The period beginning on the 15(th) day of the month preceding a remittance date and ending on the 14(th) day of the month of such remittance date. However, the first interest accrual period will begin on the closing date.

- INTEREST CALCULATIONS--Actual/360

- RATE CAPS--The remittance rate for each class of notes will be subject to rate caps.

- MARGIN INCREASE--The margin for each class of LIBOR notes, other than class AS-1 and class AS-2, will double when the outstanding balance of the business loans declines to 10% of the balance of the business loans on the cut-off date.

Please see "Description of the Notes-- Distributions on the Notes" in this prospectus supplement for a complete description of how the interest rate for each class of notes is calculated and the adjustments that may be made for each remittance date.

PRINCIPAL

Principal payments on the notes will be made from:

1.    principal collections received on the loans;

2.    excess interest received on the loans; and

3.    draws on the letters of credit.

The loans and the notes will be divided into two pools. Principal payments received on the loans of one pool will be paid to the notes of that pool.

Please see "Description of the Notes-- Distributions on the Notes" in this prospectus supplement for a complete description of the amount of principal payable on each remittance date.

PRIORITY OF PAYMENTS

On each remittance date amounts available to make distributions on each pool of notes will be applied in the following order of priority:

1.    fees owed to the transaction parties;

2.    interest to the Class A notes of such pool;

3.    interest to the Class M notes of such pool;

4.    interest to the Class B notes of such pool;

5.    principal to the Class A notes of such pool;

6.    principal to the Class M notes of such pool;

7.    principal to the Class B notes of such pool;

8.    reimbursements to the servicer;

9.    reimbursements to the letter of credit provider;

10.   cross-collateralization for the other pool;

11.   interest not received on prior remittance dates due to interest rate caps;
      and

12.   any remainder to the certificates.

ADVANCES

The servicer will advance delinquent payments of interest (but not principal) on the loans unless the servicer determines that such advance would not be recovered from future payments on the loans. These advances are only intended to maintain a regular flow of scheduled interest payments on the notes and are not intended to guarantee or insure against losses.

COMPENSATING INTEREST

If a loan prepays, the servicer will pay a portion of its servicing fee to the trust so that noteholders receive a full month's interest on such loan.

DESCRIPTION OF LOANS

GENERAL

The trust will include two pools of loans originated by us to small businesses. The loans were originated under the following programs:

- Our conventional commercial loan program

- The U.S. Small Business Administration's 504 loan program

- Our multifamily loan program

- Our Section 7(a) companion loan program.

The loans are not guaranteed by the U.S. Small Business Administration.

CHARACTERISTICS OF THE LOANS

The loans that will be deposited into the trust on the closing date had the following characteristics as of the cut-off date:

POOL I

Number of loans: 729

Aggregate principal balance:
        $552,104,110.48

Range of principal balances:

        $71,250 -- $3,543,487.41

Average principal balance: $757,344.46

Range of current interest rates:

        6.52% -- 10.50%

Weighted average interest rate: 8.92%

Weighted average LTV: 58.49%

Weighted average original term to maturity (months): 345

Range of remaining term to maturity (months): 52 -- 360

Weighted average remaining term to maturity (months): 339

Range of gross margins: 0.25% -- 4.75%

Weighted average gross margin: 2.13%

Range of debt service coverage ratios:
        0.00 -- 13.57

Weighted average debt service coverage

ratio: 1.74

POOL II

Number of loans: 129

Aggregate principal balance:
        $63,673,404.46

Range of principal balances:

        $27,493.82 -- $1,644,584.92

Average principal balance: $493,592.28

Range of current interest rates:
        6.84% -- 10.50%

Weighted average interest rate: 9.48%
Weighted average LTV: 264.66%

Weighted average original term to maturity (months): 185

Range of remaining term to maturity (months): 73 -- 359

Weighted average remaining term to maturity (months): 178

Range of gross margins: 0.75% -- 4.25%

Weighted average gross margin: 1.91%

Range of debt service coverage ratios:

        0.00 -- 8.00

Weighted average debt service coverage ratio: 1.70

CREDIT ENHANCEMENT

The credit enhancement for the notes will consist primarily of the following:

- Over-collateralization

- Subordination

- Excess spread

- Letters of credit

- Cross-collateralization

OVER-COLLATERALIZATION

On the closing date, the principal balance of the loans of each pool will exceed the principal balance of the notes of that pool. This excess is referred to as over-collateralization and serves as credit enhancement. We also will pay principal on the notes with some of the interest we receive on the loans. This will increase the amount of over-collateralization. If borrowers default on their loan payments, the loans may experience losses. If the other forms of credit enhancement are not sufficient to cover these losses, the amount of over-collateralization will be reduced. The notes will not experience any losses until the over-collateralization is eliminated.

SUBORDINATION

Payments on the Class B notes of one pool will be subordinate to payments on the Class A and Class M notes of that pool and payments on the Class M notes of one pool will be subordinate to payments on the Class A notes of that pool. This subordination will be effected through the priority of payments described under "Description of the Notes--Flow of Funds" in this prospectus supplement.

EXCESS SPREAD

We expect that the interest due on the loans of each pool will exceed the sum of the interest due on the notes of that pool and fees and expenses payable to the transaction parties. Some of this excess interest will be available to offset the losses realized on the loans of the related pool.

LETTERS OF CREDIT

First Union National Bank will issue a letter of credit for each pool. Each letter of credit will provide limited protection for losses realized on the related pool of loans.

See "Description of the Notes--Letters of Credit" in this prospectus supplement for a more complete description of the letters of credit.

CROSS-COLLATERALIZATION

Excess interest from one loan group will provide limited cross-collateralization for the other loan group.

OPTIONAL PURCHASE

The servicer may purchase defaulted loans in an amount up to 10% of the aggregate principal balance of the loans as of the cut-off date. A defaulted loan is any loan as to which the borrower fails to pay in full three or more consecutive monthly payments.

OPTIONAL TERMINATION

The servicer may terminate the trust when the then outstanding aggregate principal balance of the loans is less than 10% of the aggregate principal balance of the loans as of the cut-off date.

TAX CONSIDERATIONS

REMIC elections will be made for certain assets in pool I. No REMIC election will be made for pool II. Stroock & Stroock & Lavan LLP, special federal tax counsel, will give its opinion that, for federal income tax purposes, the pool I notes will be regular interests in a REMIC, the pool II notes will be characterized as debt and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

Subject to the considerations discussed in this prospectus supplement under "ERISA Considerations," the notes are eligible for purchase by employee benefit plans.

LEGAL INVESTMENT

The notes will NOT be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  RISK FACTORS

    The notes are not suitable investments for all investors. In particular, you should not purchase any class of notes unless you understand the prepayment, credit, liquidity and market risks associated with that class.

    An investment in the notes involves significant risks. Before you decide to invest, you should consider carefully the following risk factors and the risk factors discussed under the heading "Risk Factors" in the prospectus.

YOU MAY HAVE DIFFICULTY SELLING  We will not list the notes on any securities
  YOUR NOTES                     exchange. As a result, if you want to sell your
                                 notes you must locate a purchaser that is willing
                                 to purchase those notes. The underwriters intend to
                                 make a secondary market for the notes. The
                                 underwriters will do so by offering to buy the
                                 notes from investors that wish to sell. However,
                                 the underwriters will not be obligated to make
                                 offers to buy the notes and may stop making offers
                                 at any time. In addition, the prices offered, if
                                 any, may not reflect prices that other potential
                                 purchasers would be willing to pay, were they to be
                                 given the opportunity. There have been times in the
                                 past where there have been very few buyers of asset
                                 backed securities (i.e., there has been a lack of
                                 liquidity), and there may be such times in the
                                 future. As a result, you may not be able to sell
                                 your notes when you want to do so or you may not be
                                 able to obtain the price that you wish to receive.

THE TRUST HAS LIMITED ASSETS TO  The loans and the letters of credit will be the
  MAKE PAYMENTS ON YOUR NOTES    sole sources of payment for the notes. The amounts
                                 available under the letters of credit are limited
                                 and will be reduced as the aggregate principal
                                 amount of the notes is reduced. If the letters of
                                 credit are exhausted, the trust will depend solely
                                 on payments received with respect to the loans to
                                 make payments on the notes and you could suffer a
                                 loss.

PRINCIPAL BALANCE OF A LOAN MAY  Many of the loans are secured by collateral having
  EXCEED VALUE OF COLLATERAL     a value significantly less than the amount of the
                                 loan. Also, many of the loans are secured by liens
                                 on machinery and equipment and other business
                                 assets. The market value for this type of
                                 collateral generally declines with age or
                                 obsolescence. Accordingly, if a loan defaults, the
                                 net proceeds from the sale of the collateral may be
                                 significantly less than the outstanding amount of
                                 the loan.

TRUSTEE MAY HAVE AN UNPERFECTED  In originating loans secured by collateral other
  SECURITY INTEREST IN           than real estate, we obtain and file financing
  COLLATERAL                     statements where such action is necessary to
                                 perfect a security interest in such collateral.
                                 Because of the administrative burden and expense
                                 that would be entailed in so doing, we will not
                                 assign these financing statements to the indenture
                                 trustee. Therefore, if we become debtors under the
                                 federal bankruptcy code or similar applicable state
                                 laws, a creditor or trustee in bankruptcy might be
                                 able to defeat the indenture trustee's security
                                 interest in such collateral.

DEFAULTS ON JUNIOR LIENS MAY     Many of the pool II business loans are secured by
  RESULT IN MORE SEVERE LOSSES   junior liens on the related collateral. If a
                                 borrower on such a loan defaults, the trust's right
                                 to liquidation proceeds are subordinate to the
                                 rights of the holders of the prior liens. There may
                                 be insufficient proceeds to pay the holders of the
                                 prior liens and the trust.

GEOGRAPHIC CONCENTRATION MAY     Approximately 33.57%, 8.31%, 7.19%, 6.83%, 6.07%
  RESULT IN MORE FREQUENT        and 5.98% of the loans (by cut-off date principal
  LOSSES                         balance) were originated to businesses located in
                                 the states of California, Arizona, Colorado,
                                 Florida, Washington and Texas, respectively. These
                                 states may suffer economic problems to a greater
                                 degree than other states. This may lead to higher
                                 levels of delinquencies and losses than would be
                                 the case if the loans were more geographically
                                 diversified. In addition, California is more likely
                                 to experience natural disasters, such as
                                 earthquakes and floods, than are other parts of the
                                 country.

THE CLASS M AND CLASS B NOTES    If the trust has insufficient funds to make all
  HAVE A GREATER RISK OF LOSS    required distributions, the Class A notes will
  THAN THE CLASS A NOTES         receive full interest payments prior to the Class M
                                 notes and the Class B notes and the Class M notes
                                 will receive full interest payments prior to the
                                 Class B notes. Also, the Class M notes will not
                                 receive any principal until the Class A notes are
                                 paid all the principal they are entitled to receive
                                 on a remittance date and the Class B notes will not
                                 receive any principal until the Class A and Class M
                                 notes are paid all the principal they are entitled
                                 to receive on a remittance date. Therefore, it is
                                 more likely that the holders of the Class M and
                                 Class B notes will realize losses than the Class A
                                 notes if there are insufficient assets in the
                                 trust.

RISK OF COMPUTER PROBLEMS IN     As is the case with most companies using computers
  THE YEAR 2000                  in their operations, we are faced with the task of
                                 completing our compliance goals in connection with
                                 the year 2000 issue. The year 2000 issue is the
                                 result of prior computer programs being written
                                 using two digits, rather than four digits, to
                                 define the applicable year. Any of our computer
                                 programs that have time-sensitive software may
                                 recognize a date using "00" as the year 1900 rather
                                 than the year 2000. Any such occurrence could
                                 result in major computer system failures or
                                 miscalculations. If we, or any of our suppliers,
                                 customers, brokers or agents, do not successfully
                                 and timely achieve year 2000 compliance, the
                                 performance of our obligations under the sale and
                                 servicing agreement could be materially adversely
                                 affected.

YOUR REMITTANCE RATE MAY BE      You may not receive interest at your remittance
  LIMITED                        rate as a result of an interest rate cap. Any
                                 interest not paid as the result of an interest rate
                                 cap may subsequently be paid to you on a
                                 subordinated basis. The interest rate cap may occur
                                 since:

                                 - The loans bear interest based upon different
                                   indices than the notes; and

                                 - The loans adjust their interest rates less
                                   frequently than the notes.

OUR PARENT'S INSOLVENCY MAY      So long as certain adverse events do not occur, the
  RESULT IN OTHERS OWNING THE    cash payments received on the loans and certain
  TRUST'S ASSETS                 other funds will be held by our parent, First Union
                                 National Bank. First Union National Bank may
                                 commingle such cash with its other funds for
                                 certain periods. The indenture trustee may lose its
                                 perfected security interest in this cash if First
                                 Union National Bank becomes subject to an
                                 insolvency proceeding, receivership or
                                 conservatorship.

                                   THE TRUST

    The Money Store Business Loan Backed Trust 1999-1 (the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement, dated as of May 31, 1999 (the "Trust Agreement"), between the Seller and Chase Manhattan Bank Delaware, as Owner Trustee (the "Owner Trustee") for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Business Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the notes being offered hereby (the "Notes"), the Class I, Class II and Class R Certificates (collectively, the "Certificates") and the Voting Interests, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

    The Certificates will represent the most subordinate interests in the assets of the Trust. The Voting Interests will entitle the holders thereof to exercise sole authority to approve or disapprove actions requiring the approval or disapproval of Certificateholders. The Trust Agreement will provide that the holder of the Voting Interests will act in accordance with written directions received from the holders of a majority of the then outstanding aggregate principal balances of the Notes then outstanding; provided, however, that no action may be taken that would increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Business Loans or distributions required to be made for the benefit of the Certificateholders, or would adversely affect the Federal or state tax consequences to the Certificateholders, without the consent of the holders of all Certificates affected thereby. The Certificates initially will be owned by one or more of our affiliates. The Voting Interests initially will be owned by an unaffiliated party.

    The Trust's principal offices are located in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at 1201 Market Street, Wilmington, Delaware 19801.

                            THE BUSINESS LOAN POOLS

GENERAL

    The Trust will consist primarily of two pools ("Pool I" and "Pool II," respectively, and each a "Pool") of loans made to small business concerns in conjunction with either (i) the SBA 504 Loan Program described in the attached Prospectus under "The Trusts--SBA 504 Loans" (these loans, the "SBA 504 Loans"),
(ii) the SBA Section 7(a) Program described in the attached Prospectus under "The Trusts--SBA Section 7(a) Loans" (these loans, the "Section 7(a) Companion Loans" and, together with the SBA 504 Loans, the "Related Loans"), (iii) the Conventional Commercial Loan Program described in the attached Prospectus under "The Trusts--Non-SBA Loans" (these loans, the "CCL Loans"), or (iv) the multifamily loans described in this Prospectus Supplement under the heading "The Business Loan Program--Multifamily

Loans" (these loans, the "Multifamily Loans" and, together with the Related Loans and the CCL Loans, the "Business Loans"). The Business Loans assigned to the first Pool are referred to as the "Pool I Business Loans." The Business Loans assigned to the second Pool are referred to as the "Pool II Business Loans."

    None of the Business Loans are insured or guaranteed by the United States Small Business Administration (the "SBA").

    Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balances of the related Pool of Business Loans expected to be delivered to the Trust on June 29, 1999 (the "Closing Date"), determined at the close of business on the Cut-Off Date, and all dollar amounts are based on the principal balances thereof at the close of business on the Cut-Off Date. As used herein, the term "Cut-Off Date" means May 31, 1999 with respect to each Business Loan originated on or prior to such date and the applicable date of origination for each Business Loan originated after such date. All of the Business Loans were originated by the Seller. All of the Business Loans are evidenced by promissory notes (the "Business Notes").

    The Seller originates SBA 504 Loans in conjunction with the SBA 504 Loan Program, which program was established to encourage lenders to provide fixed asset financing for qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment, as well as certain closing costs and professional fees and the interest on interim financing. The Seller provides approximately 50% of the project costs on a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. Each SBA 504 Loan must receive the prior approval of the SBA. See "The SBA Loan Lending Program--Origination of SBA 504 Loans" in the Prospectus.

    In connection with administering the Section 7(a) Program, the SBA reduced the maximum loan size to $500,000 for applications submitted between January 1, 1995 and October 12, 1995. To assist qualified borrowers in obtaining more financing when needed, the Seller introduced the Section 7(a) Companion Loan Program pursuant to which the Seller originated a Section 7(a) Companion Loan to the related borrower in situations in which the total amount financed would otherwise have exceeded the $500,000 limit in effect during such period. The Seller, subsequent to such period, has originated Section 7(a) Companion Loans to qualified borrowers in select situations in which the total amount financed would otherwise exceed the then applicable limits. Although Section 7(a) Companion Loans are not guaranteed by the SBA, they are secured by a lien on the related primary collateral, which lien is prior to the lien of the related SBA Section7(a) Loan. Section 7(a) Companion Loans may be utilized by a borrower for all eligible SBA Section 7(a) Loan purposes. For each of the Section 7(a) Companion Loans, an affiliate of the Seller originated, and is currently servicing, the related SBA Section 7(a) Loan.

    The Seller originates CCL Loans using underwriting guidelines adopted by the Seller in September 1997. The program under which the CCL Loans were originated (the "Commercial Loan Program") is intended to provide business financing for the same purposes as the Related Loans. The CCL Loans generally may not exceed $3,000,000 initial principal balance, and have terms not exceeding (i) 30 years, for commercial real estate loans, (ii) 15 years, for machinery and equipment loans, and (iii) 10 years, for all other loan types. All CCL Loans are secured by a first lien on the related collateral, although additional liens on secondary collateral may also be taken thereby. See "The Trust--Non-SBA Loans" in the Prospectus.

    The Seller and its affiliates began originating Multifamily Loans in 1994. The Multifamily Loans generally may not exceed $1,500,000 initial principal balance and have terms not exceeding 30 years. All Multifamily Loans are secured by a first lien on 5 or more unit properties. See "The Business Loan Program--Multifamily Loans" in this Prospectus Supplement.

    Substantially all of the Business Loans in Pool I are secured primarily by first liens on commercial real property used by the related borrower or its affiliates in the conduct of their business. The Business Loans in Pool I also may be, and a majority of the Business Loans in Pool II are, secured by liens on machinery and equipment, second liens on personal real estate, personal guarantees and other business assets used by the related borrower or its affiliates in the conduct of their business. The majority of the Business Loans were originated to borrowers engaged in the following industries: hospitality, eating and drinking establishments, recreation, medical practice and automobile services. The Seller believes that at the time of origination each Business Loan was adequately secured by one or more items of Collateral. See "The SBA Loan Lending Program-Underwriting Criteria for SBA Section 7(a) Loans" and "The Trust--Non-SBA Loans" in the Prospectus.

    Approximately 34.08% and 29.12% of the Business Loans (by principal balance) in Pool I and Pool II, respectively, were originated to businesses located in California. This concentration results primarily from the Seller and its affiliates being headquartered in California, where they began originating small business loans in the early 1980s and where they expanded their marketing efforts and market share prior to the current economic conditions. The Seller believes that the concentration of Business Loans in the Trust Fund originated to businesses located in California is representative of the small business loan portfolio of the Seller and its affiliates as a whole.

PAYMENTS ON THE BUSINESS LOANS

    The Business Loans have payments of principal and interest due on the first of the month with interest payable in arrears. Substantially all of the Business Loans in Pool I and all of the Business Loans in Pool II bear interest at a rate equal to either the Prime Rate as of the first Business Day or, with respect to certain Business Loans, the first day of the related calendar quarter, or the Five-Year Constant Maturity

Treasury Index ("Five-Year CMT"), in each case plus the appropriate margin (subject to applicable lifetime floors and caps). For example, the Prime Rate on July 1st is used to determine the interest rate paid for the months of July, August and September. Since interest is paid in arrears, interest and principal for these months is scheduled to be received in August, September and October, respectively. Certain of the Pool I Business Loans bear interest at fixed rates. The monthly payment received on all the Business Loans is apportioned between interest and principal based upon a "simple interest" basis, which means that payments are applied as they are received first to accrued interest, then to principal, with interest calculated on the number of days between the current and previous payments. If a monthly payment is received prior to its due date, less of such payment will be allocated to interest than would be the case if such payment were received on its due date. Conversely, if a monthly payment is received after its due date, more of such payment will be allocated to interest than would be the case if such payment were received on its due date. None of the Business Loans is a balloon loan and each is fully amortizing in accordance with its terms. However, the monthly payments on the adjustable rate Business Loans are re-calculated periodically to reflect changes in interest rates, the then-current principal balance and the then-remaining term to maturity. The Business Loans accrue interest at an effective annual rate based upon, in the case of the fixed rate Business Loans, the CCL Loans and the Multifamily Loans, the actual number of days elapsed during the year divided by 365 and, in the case of the Related Loans, the actual number of days elapsed during the year divided by 360.

    The Business Loans may be prepaid at any time or, for a small number of Business Loans, only after "lock-out" periods of up to three years, subject to applicable prepayment penalties. These prepayment penalties vary among the loan programs and last for up to five years after origination or, if applicable, the end of any lock-out period.

CERTAIN CHARACTERISTICS OF THE POOL I BUSINESS LOANS

    As of the Cut-Off Date, the Pool I Business Loans bore interest at rates ranging from 6.52% to 10.50% per annum. The weighted average interest rate on the Pool I Business Loans, as of the Cut-Off Date, was 8.92% per annum. As of the Cut-Off Date, the lowest principal balance of any Pool I Business Loans was $71,250 and the highest was $3,543,487.41. As of the Cut-Off Date, the average principal balance of the Pool I Business Loans was $757,344.46. The weighted average remaining terms to stated maturity of the Pool I Business Loans was approximately 339 months. The weighted average term to stated maturity of the Pool I Business Loans at origination was 345 months. As of the Cut-Off Date, no individual Pool I Business Loan constituted more than 1.0% of the principal balance of the Pool I Business Loans.

    Set forth below is a description of certain characteristics of Business Loans expected to constitute the Business Loans in Pool I as of the Closing Date. It is expected that the Seller will sell to the Trust Fund Pool I Business Loans having overall characteristics substantially similar to the Business Loans described herein. Certain of the percentage columns may not sum to 100.00% due to rounding.

    The geographic distribution of the Pool I Business Loans by state as of the Cut-Off Date was as follows:

                                     POOL I
                  GEOGRAPHICAL DISTRIBUTION OF BUSINESS LOANS

                                                                                       AGGREGATE
                                                                                      CUT-OFF DATE       PERCENTAGE OF
                                                                       NUMBER OF       PRINCIPAL         CUT-OFF DATE
STATE                                                                    LOANS          BALANCE        PRINCIPAL BALANCE
-------------------------------------------------------------------  -------------  ----------------  -------------------
Alabama............................................................            4     $ 2,467,651.10             0.45%
Alaska.............................................................            1         792,070.03             0.14
Arizona............................................................           53      45,426,175.12             8.23
Arkansas...........................................................            2         505,728.45             0.09
California.........................................................          229     188,157,705.36            34.08
Colorado...........................................................           50      41,401,222.12             7.50
Connecticut........................................................           17      10,365,766.47             1.88
District of Columbia...............................................            6       1,531,371.73             0.28
Florida............................................................           50      37,432,894.37             6.78
Georgia............................................................           14      12,089,277.97             2.19
Idaho..............................................................            6       3,346,018.25             0.61
Illinois...........................................................           10       8,802,055.41             1.59
Indiana............................................................            5       1,500,646.08             0.27
Iowa...............................................................            1       1,527,931.47             0.28
Kansas.............................................................            3       1,311,742.37             0.24
Kentucky...........................................................            7       3,578,009.44             0.65
Louisiana..........................................................            1         288,481.57             0.05
Maryland...........................................................            3         871,334.93             0.16
Massachusetts......................................................           10       7,859,454.89             1.42
Michigan...........................................................            8       4,617,157.50             0.84
Minnesota..........................................................            5       5,094,727.84             0.92
Missouri...........................................................            1         417,086.70             0.08
Montana............................................................            1         206,514.28             0.04
Nebraska...........................................................            1         838,568.23             0.15
Nevada.............................................................           10       5,670,299.64             1.03
New Hampshire......................................................            2       1,294,000.00             0.23
New Jersey.........................................................           11       7,741,107.52             1.40
New Mexico.........................................................            2         581,383.24             0.11
New York...........................................................           24      14,943,046.71             2.71
North Carolina.....................................................           11      11,840,424.06             2.14
Ohio...............................................................           17      13,476,889.69             2.44
Oklahoma...........................................................            6       4,833,485.54             0.88
Oregon.............................................................           14      12,836,342.49             2.32
Pennsylvania.......................................................           10       6,191,448.04             1.12
Rhode Island.......................................................            2         812,167.18             0.15
South Carolina.....................................................            7       7,408,509.00             1.34
South Dakota.......................................................            1         477,476.29             0.09
Tennessee..........................................................            2       1,360,231.80             0.25
Texas..............................................................           52      33,035,520.48             5.98
Utah...............................................................            4       3,566,291.74             0.65
Virginia...........................................................           12       8,922,119.96             1.62
Washington.........................................................           47      33,421,303.91             6.05
West Virginia......................................................            1         381,814.21             0.07
Wisconsin..........................................................            5       2,578,211.51             0.47
Wyoming............................................................            1         302,445.79             0.05
                                                                             ---    ----------------          ------
TOTAL:.............................................................          729     $552,104,110.48          100.00%

    The interest rates borne by the Business Loans (the "Business Loan Interest Rate") in Pool I were distributed as of the Cut-Off Date as follows:

                                     POOL I
                           GROSS INTEREST RATE RANGE

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                    NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
GROSS INTEREST RATE RANGE                                             LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
 6.501%-7.000%..................................................            2    $      843,682.35           0.15%
 7.001-7.500....................................................           19        13,758,261.88           2.49
 7.501-8.000....................................................           76        70,876,581.18          12.84
 8.001-8.500....................................................           93        85,822,167.96          15.54
 8.501-9.000....................................................          115        95,078,445.76          17.22
 9.001-9.500....................................................          247       167,524,201.34          30.34
 9.501-10.000...................................................          161       109,746,963.13          19.88
10.001-10.500...................................................           16         8,453,806.88           1.53
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

    The margins added on each Interest Adjustment Date to determine the new Business Loan Interest Rates for the Pool I Business Loans were distributed as of the Cut-Off Date as follows:

                                     POOL I
                            DISTRIBUTION OF MARGINS

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                    NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
GROSS MARGIN                                                          LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
0.001%-0.500%...................................................            5    $    5,981,955.47           1.08%
0.501-1.000.....................................................           63        55,226,725.52          10.00
1.001-1.500.....................................................          192       136,031,552.83          24.64
1.501-2.000.....................................................          204       140,535,047.81          25.45
2.001-2.500.....................................................           73        43,098,195.25           7.81
2.501-3.000.....................................................           75        68,330,761.13          12.38
3.001-3.500.....................................................           89        79,177,523.68          14.34
3.501-4.000.....................................................           23        21,226,223.97           3.84
4.001-4.500.....................................................            2           561,628.28           0.10
4.501-5.000.....................................................            3         1,934,496.54           0.35
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

    The minimum lifetime Business Loan Interest Rates borne by the Pool I Business Loans are as follows:

                                     POOL I
                           DISTRIBUTION OF LIFE FLOOR

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                    NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
LIFETIME FLOOR                                                        LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
 None (1).......................................................          574    $  446,644,767.11          80.90%
 2.501%-3.000%..................................................            1           678,312.35           0.12
 3.001-3.500....................................................            2           812,634.13           0.15
 3.501-4.000....................................................           16        15,983,949.70           2.90
 4.001-4.500....................................................           22        16,467,109.59           2.98
 4.501-5.000....................................................           32        23,657,552.40           4.28
 5.001-5.500....................................................           38        29,534,734.27           5.35
 5.501-6.000....................................................           12         6,771,153.53           1.23
 8.001-8.500....................................................            2         1,357,178.17           0.25
 8.501-9.000....................................................            6         3,175,488.05           0.58
 9.001-9.500....................................................           19         5,877,506.13           1.06
 9.501-10.000...................................................            4         1,012,511.98           0.18
 10.001-10.500..................................................            1           131,213.07           0.02
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

------------------------
(1) Business Loans without stated life floors are assumed to have the applicable margin as a floor.

    The maximum lifetime Business Loan Interest Rates borne by the Pool I Business Loans are as follows:

                                     POOL I
                            DISTRIBUTION OF LIFE CAP

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                    NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
LIFETIME CAP                                                          LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
Capless Loans...................................................          574    $  446,644,767.11          80.90%
8.001%-8.500%...................................................            2         1,357,178.17           0.25
8.501-9.000.....................................................            6         3,175,488.05           0.58
9.001-9.500.....................................................           19         5,877,506.13           1.06
9.501-10.000....................................................            4         1,012,511.98           0.18
10.001-10.500...................................................            1           131,213.07           0.02
12.501-13.000...................................................            1           678,312.35           0.12
13.001-13.500...................................................            2           812,634.13           0.15
13.501-14.000...................................................           16        15,983,949.70           2.90
14.001-14.500...................................................           22        16,467,109.59           2.98
14.501-15.000...................................................           31        23,254,795.65           4.21
15.001-15.500...................................................           38        29,534,734.27           5.35
15.501-16.000...................................................           13         7,173,910.28           1.30
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

    The distribution of the number of remaining months to maturity of the Pool I Business Loans as of the Cut-Off Date was as follows:

                                     POOL I
                      REMAINING MONTHS TO STATED MATURITY

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                    NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
REMAINING TERM (IN MONTHS)                                            LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
49-60...........................................................            1    $      975,962.95           0.18%
97-108..........................................................            1           253,666.61           0.05
109-120.........................................................            6         2,459,972.60           0.45
133-144.........................................................            2         1,281,967.52           0.23
169-180.........................................................            9         4,147,812.87           0.75
181-192.........................................................            1           207,553.86           0.04
193-204.........................................................            1         1,493,624.71           0.27
205-216.........................................................            4         3,306,792.03           0.60
217-228.........................................................            8         4,801,490.38           0.87
229-240.........................................................           19        13,163,790.24           2.38
241-252.........................................................            1           290,763.54           0.05
253-264.........................................................            8         3,131,632.20           0.57
265-276.........................................................            4         3,099,875.29           0.56
277-288.........................................................           15        12,364,902.13           2.24
289-300.........................................................           27        24,788,558.82           4.49
301-312.........................................................            4         1,752,251.93           0.32
313-324.........................................................            6         5,833,806.03           1.06
325-336.........................................................            4         2,997,535.81           0.54
337-348.........................................................           82        59,233,864.41          10.73
349-360.........................................................          526       406,518,286.55          73.63
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

    The distribution of the number of months since origination of the Pool I Business Loans as of the Cut-Off Date was as follows:

                                     POOL I
                                  AGE OF LOAN

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                    NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
AGE (IN MONTHS)                                                       LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
Less than 1.....................................................           76    $   59,542,695.81          10.78%
01-12...........................................................          570       431,117,752.00          78.09
13-24...........................................................           83        61,443,662.67          11.13
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

    The years in which the Pool I Business Loans were originated are as follows:

                                     POOL I
                              YEARS OF ORIGINATION

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                    NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
YEAR OF ORIGINATION                                                   LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
1997............................................................           16    $   15,400,247.38           2.79%
1998............................................................          458       343,887,268.70          62.29
1999............................................................          255       192,816,594.40          34.92
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

    The distribution of the debt-service coverage ratios at origination of the Pool I Business Loans was as follows:(1)

                                     POOL I
                          DEBT SERVICE COVERAGE RATIO

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                    NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
DEBT SERVICE COVERAGE RATIO                                           LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
0.00............................................................            7    $    4,134,280.24           0.75%
0.01-0.50.......................................................           11         6,627,341.76           1.20
0.51-1.00.......................................................           15        13,018,167.82           2.36
1.01-1.50.......................................................          349       291,434,884.36          52.79
1.51-2.00.......................................................          184       129,480,839.19          23.45
2.01-2.50.......................................................           85        60,709,935.26          11.00
2.51-3.00.......................................................           26        18,472,514.73           3.35
3.01-3.50.......................................................           19        10,880,277.42           1.97
3.51-4.00.......................................................            7         5,251,669.46           0.95
4.01-4.50.......................................................            6         2,290,853.33           0.41
4.51-5.00.......................................................            6         2,224,818.27           0.40
5.01-5.50.......................................................            2           601,941.97           0.11
5.51-6.00.......................................................            2           956,806.00           0.17
6.01-6.50.......................................................            1           247,076.15           0.04
6.51-7.00.......................................................            1         1,106,046.95           0.20
7.01-7.50.......................................................            1           405,076.67           0.07
7.51-8.00.......................................................            1           446,463.71           0.08
8.51-9.00.......................................................            1           840,000.00           0.15
9.51-10.00......................................................            1           412,582.50           0.07
10.01-10.50.....................................................            1           408,959.88           0.07
10.51-11.00.....................................................            1           264,374.81           0.05
11.01--11.50....................................................            1           686,200.00           0.12
13.51-14.00.....................................................            1         1,203,000.00           0.22
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

------------------------

(1) Represents the ratio of annual net operating income to the pro forma annual debt service payments.

    The distribution of Loan-to-Value Ratios of the Pool I Business Loans as of the Cut-Off Date was as follows:(1)

                                     POOL I
                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                     AGGREGATE        PERCENTAGE OF
ORIGINAL                                                            NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
LOAN-TO-VALUE RATIO                                                   LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
0.00%...........................................................            1    $      622,903.58           0.11%
0.01-10.00......................................................           11         6,045,887.98           1.10
10.01-20.00.....................................................           39        27,421,411.90           4.97
20.01-30.00.....................................................           47        38,286,702.93           6.93
30.01-40.00.....................................................           90        58,442,370.63          10.59
40.01-50.00.....................................................           98        69,356,592.52          12.56
50.01-60.00.....................................................          112        87,911,449.36          15.92
60.01-70.00.....................................................           94        83,612,159.81          15.14
70.01-80.00.....................................................          111        88,103,700.29          15.96
80.01-90.00.....................................................           52        40,299,528.76           7.30
90.01-100.00....................................................           54        38,225,906.67           6.92
100.01-110.00...................................................           10         7,540,346.12           1.37
110.01-120.00...................................................            5         2,707,389.48           0.49
120.01-125.00...................................................            4         3,096,621.50           0.56
125.01 and above................................................            1           431,138.95           0.08
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

------------------------

(1) For each Pool I Business Loan, the "Loan-to-Value Ratio" is defined as the original principal balance of such Business Loan divided by the lower of the cost or the appraisal value of any real estate collateral plus the discounted value of any non-real estate collateral securing such Business Loan.

    The distribution of the original terms to maturity of the Pool I Business Loans is as follows:

                                     POOL I
                                 ORIGINAL TERM

                                                                                     AGGREGATE
                                                                                      CURRENT         PERCENTAGE OF
                                                                    NUMBER OF      UNGUARANTEED       CUT-OFF DATE
ORIGINAL TERM (IN MONTHS)                                             LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
49-60...........................................................            1    $      975,962.95           0.18%
109-120.........................................................            7         2,713,639.21           0.49
133-144.........................................................            2         1,281,967.52           0.23
169-180.........................................................            8         3,255,337.96           0.59
181-192.........................................................            2         1,100,028.77           0.20
193-204.........................................................            1         1,493,624.71           0.27
205-216.........................................................            3         2,669,013.10           0.48
217-228.........................................................            2         1,245,260.95           0.23
229-240.........................................................           26        17,357,798.60           3.14
241-252.........................................................            1           290,763.54           0.05
253-264.........................................................            8         3,131,632.20           0.57
265-276.........................................................            4         3,099,875.29           0.56
277-288.........................................................            4         2,014,808.31           0.36
289-300.........................................................           38        35,138,652.64           6.36
301-312.........................................................            2         1,218,460.78           0.22
313-324.........................................................            8         6,367,597.18           1.15
325-336.........................................................            4         2,997,535.81           0.54
337-348.........................................................            2         2,134,961.65           0.39
349-360.........................................................          606       463,617,189.31          83.97
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

    The distribution of the original balances of the Pool I Business Loans is as follows:

                                     POOL I
                        ORIGINAL AGGREGATE LOAN AMOUNTS

                                                                                  AGGREGATE          PERCENTAGE OF
                                                                NUMBER OF        CUT-OFF DATE        CUT-OFF DATE
ORIGINAL AGGREGATE PRINCIPAL BALANCE                              LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------  -------------  --------------------  -----------------
$1-$100,000.................................................            4     $       326,500.00            0.06%
100,001-200,000.............................................           26           4,315,618.84            0.78
200,001-300,000.............................................           87          22,061,026.78            4.00
300,001-400,000.............................................           95          33,610,669.63            6.09
400,001-500,000.............................................           87          39,238,397.64            7.11
500,001-600,000.............................................           60          32,845,775.10            5.95
600,001-700,000.............................................           55          35,655,209.30            6.46
700,001-800,000.............................................           47          34,713,891.74            6.29
800,001-900,000.............................................           56          47,216,624.93            8.55
900,001-1,000,000...........................................           34          32,362,787.60            5.86
1,000,001-1,100,000.........................................           32          33,667,464.14            6.10
1,100,001-1,200,000.........................................           23          26,196,958.70            4.74
1,200,001-1,300,000.........................................           21          26,057,541.15            4.72
1,300,001-1,400,000.........................................           19          25,774,113.38            4.67
1,400,001-1,500,000.........................................           12          17,476,453.71            3.17
1,500,001-1,600,000.........................................           14          21,755,743.43            3.94
1,600,001-1,700,000.........................................           12          19,621,387.90            3.55
1,700,001-1,800,000.........................................            8          13,991,229.58            2.53
1,800,001-1,900,000.........................................            5           9,210,183.55            1.67
1,900,001-2,000,000.........................................            3           5,747,288.44            1.04
2,000,001-2,100,000.........................................            7          14,314,381.66            2.59
2,100,001-2,200,000.........................................            5          10,822,070.01            1.96
2,200,001-2,300,000.........................................            3           6,756,572.39            1.22
2,300,001-2,400,000.........................................            2           4,692,895.05            0.85
2,400,001-2,500,000.........................................            4           9,782,206.09            1.77
2,500,001-2,600,000.........................................            1           2,600,000.00            0.47
2,700,001-2,800,000.........................................            1           2,793,413.75            0.51
2,900,001-3,000,000.........................................            5          14,954,218.58            2.71
3,500,001-3,600,000.........................................            1           3,543,487.41            0.64
                                                                      ---    --------------------         ------
TOTAL:......................................................          729     $   552,104,110.48          100.00%

    The distribution of the principal balances of the Pool I Business Loans as of the Cut-Off Date was as follows:

                                     POOL I
                         CURRENT AGGREGATE LOAN AMOUNTS

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                    NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
CURRENT AGGREGATE LOAN BALANCE                                        LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
$1-$100,000.....................................................            4    $      326,500.00           0.06%
100,001-200,000.................................................           26         4,315,618.84           0.78
200,001-300,000.................................................           87        22,061,026.78           4.00
300,001-400,000.................................................           96        34,005,737.83           6.16
400,001-500,000.................................................           88        39,808,275.20           7.21
500,001-600,000.................................................           60        33,058,890.51           5.99
600,001-700,000.................................................           56        36,528,977.47           6.62
700,001-800,000.................................................           46        34,220,723.30           6.20
800,001-900,000.................................................           55        46,550,438.94           8.43
900,001-1,000,000...............................................           35        33,438,529.73           6.06
1,000,001-1,100,000.............................................           33        34,859,977.97           6.31
1,100,001-1,200,000.............................................           21        24,136,183.19           4.37
1,200,001-1,300,000.............................................           21        26,256,557.17           4.76
1,300,001-1,400,000.............................................           19        25,872,668.00           4.69
1,400,001-1,500,000.............................................           12        17,578,014.02           3.18
1,500,001-1,600,000.............................................           14        21,839,097.63           3.96
1,600,001-1,700,000.............................................           12        19,726,617.35           3.57
1,700,001-1,800,000.............................................            8        14,098,489.83           2.55
1,800,001-1,900,000.............................................            4         7,415,253.34           1.34
1,900,001-2,000,000.............................................            3         5,747,288.44           1.04
2,000,001-2,100,000.............................................            7        14,314,381.66           2.59
2,100,001-2,200,000.............................................            6        13,016,366.53           2.36
2,200,001-2,300,000.............................................            2         4,562,275.87           0.83
2,300,001-2,400,000.............................................            2         4,692,895.05           0.85
2,400,001-2,500,000.............................................            4         9,782,206.09           1.77
2,500,001-2,600,000.............................................            1         2,600,000.00           0.47
2,700,001-2,800,000.............................................            1         2,793,413.75           0.51
2,900,001-3,000,000.............................................            5        14,954,218.58           2.71
3,500,001-3,600,000.............................................            1         3,543,487.41           0.64
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

    The distribution of the loan programs from which the Pool I Business Loans were originated as of the Cut-Off Date was as follows:

                                     POOL I
                                 LOAN PROGRAMS

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                    NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
LOAN PROGRAM                                                          LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
CCL Loans.......................................................          655    $  505,161,194.66          91.50%
SBA 504 Loans...................................................           32        30,993,985.34           5.61
Multifamily Loans...............................................           40        13,713,353.75           2.48
Section 7(a) Companion Loans....................................            2         2,235,576.73           0.40
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

    The distribution of the Pool I Business Loans by industry as of the Cut-Off Date was as follows:

                                     POOL I
                     INDUSTRY CLASSIFICATION (4 DIGIT SIC)

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                    NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
INDUSTRY                                                              LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------------------------------------------------  -------------  -----------------  -----------------
Hotels & Motels.................................................           78    $   86,825,702.64          15.73%
Real Estate Operators & Lessor..................................           70        35,728,233.98           6.47
Retail - Prepared Food & Drink..................................           33        34,316,541.87           6.22
Services - Business.............................................           38        30,924,240.88           5.60
Office/clinics - Dentist........................................           49        28,881,918.75           5.23
Amusement, Recreation Serv......................................           24        26,377,789.73           4.78
Wholesale - Durable Goods.......................................           29        20,994,051.01           3.80
Retail - Miscellaneous..........................................           26        19,948,530.65           3.61
Manufacturing - Chemical Prods..................................           29        19,244,012.53           3.49
Manufacturing - Lumber & Wood...................................           20        16,759,958.05           3.04
Construction - Htg, Plmb, A/C...................................           28        16,727,867.06           3.03
Wholesale - Non-durable Goods...................................           15        16,054,945.88           2.91
Health Services.................................................           28        15,348,783.34           2.78
Office/clinics - Doctor.........................................           22        13,693,981.56           2.48
Services - Museums, Bus & Eng...................................           20        13,041,933.32           2.36
Agri - Services.................................................           21        12,715,714.33           2.30
Services - Auto Repair..........................................           17        12,395,075.76           2.25
Retail - Apparel, Acces, Furn...................................           15        10,770,190.68           1.95
Manufacturing - Industrial Mch..................................           15        10,699,129.02           1.94
Services - Educ & Social........................................           12         8,526,484.82           1.54
Manufacturing - Transport Eqpt..................................            7         8,078,562.13           1.46
Retail - Personal & Household...................................           10         7,758,812.46           1.41
Manufacturing - Electronics.....................................           11         7,707,736.83           1.40
Legal Services..................................................           13         7,495,269.63           1.36
Services - Auto Misc............................................           12         7,035,427.37           1.27
Manufacturing - Textile.........................................            7         7,018,565.13           1.27
Public Transport & Utilities....................................           12         6,670,269.68           1.21
Retail - Boats, RVs, M'cycle....................................            6         6,451,593.36           1.17
Retail - Alcoholic Beverage.....................................            4         6,304,189.12           1.14
Insurance Agents, Brokers, Serv.................................           12         6,140,891.88           1.11
Retail - Automobile.............................................            9         5,949,613.28           1.08
Wholesale - Parts & Tires.......................................            5         4,027,624.45           0.73
Motion Picture..................................................            2         3,572,112.67           0.65
Retail - Gasoline Serv Stn......................................            5         3,239,174.11           0.59
Finance, Insurance, Real Est....................................            5         3,159,688.31           0.57
Construction - Non-residential..................................            6         3,144,914.48           0.57
Services - Personal.............................................            6         3,045,544.80           0.55
Manufacturing - Food, Bvrge.....................................            2         1,838,671.98           0.33
Services - Misc Repair..........................................            3         1,563,862.95           0.28
Construction - Highway..........................................            1         1,042,500.00           0.19
Mining - Oil, gas & stone.......................................            1           484,000.00           0.09
Agri - Livestock................................................            1           400,000.00           0.07
                                                                          ---    -----------------         ------
TOTAL:..........................................................          729    $  552,104,110.48         100.00%

CERTAIN CHARACTERISTICS OF THE POOL II BUSINESS LOANS

    As of the Cut-Off Date, the Pool II Business Loans bore interest at rates which ranged from 6.84% to 10.50% per annum. The weighted average interest rate on the Pool II Business Loans, as of the Cut-Off Date, was 9.48% per annum. As of the Cut-Off Date, the lowest principal balance of any Pool II Business Loans was $27,493.82 and the highest was $1,644,584.92. As of the Cut-Off Date, the average principal balance of the Pool II Business Loans was $493,592.28. The weighted average remaining terms to stated maturity of the Pool II Business Loans was approximately 178 months. The weighted average term to stated maturity of the Pool II Business Loans at origination was 185 months. As of the Cut-Off Date, no individual Pool II Business Loan constituted more than 3.0% of the principal balance of the Pool II Business Loans.

    Set forth below is a description of certain characteristics of Business Loans expected to constitute the Business Loans in Pool II as of the Closing Date. It is expected that the Seller will sell to the Trust Fund Pool II Business Loans having overall characteristics substantially similar to the Business Loans described herein. Certain of the percentage columns may not sum to 100.00% due to rounding.

    The geographic distribution of the Pool II Business Loans by state as of the Cut-Off Date was as follows:

                                    POOL II
                  GEOGRAPHICAL DISTRIBUTION OF BUSINESS LOANS

                                                                                     AGGREGATE
                                                                                    CUT-OFF DATE      PERCENTAGE OF
                                                                      NUMBER OF      PRINCIPAL        CUT-OFF DATE
STATE                                                                   LOANS         BALANCE       PRINCIPAL BALANCE
-------------------------------------------------------------------  -----------  ----------------  -----------------
Alabama............................................................           6   $   3,444,868.84           5.41%
Arizona............................................................          10       5,744,535.53           9.02
Arkansas...........................................................           2       2,528,680.92           3.97
California.........................................................          41      18,540,120.65          29.12
Colorado...........................................................           7       2,852,485.70           4.48
Connecticut........................................................           2         628,502.77           0.99
District of Columbia...............................................           1         992,000.00           1.56
Florida............................................................           7       4,623,061.55           7.26
Georgia............................................................           4       1,847,264.89           2.90
Hawaii.............................................................           1         310,988.56           0.49
Idaho..............................................................           1          27,493.82           0.04
Illinois...........................................................           1         604,380.82           0.95
Indiana............................................................           1         576,085.10           0.90
Kansas.............................................................           1         553,535.72           0.87
Maryland...........................................................           3       1,570,561.53           2.47
Massachusetts......................................................           1         872,678.52           1.37
Michigan...........................................................           2         662,778.26           1.04
Minnesota..........................................................           1         627,319.48           0.99
Missouri...........................................................           1         545,000.00           0.86
Nevada.............................................................           1         297,682.79           0.47
New Mexico.........................................................           1         400,997.79           0.63
New York...........................................................           1         242,263.95           0.38
North Carolina.....................................................           2       1,323,154.08           2.08
Ohio...............................................................           2         874,607.31           1.37
Oklahoma...........................................................           3       1,253,440.73           1.97
Oregon.............................................................           3       1,756,221.93           2.76
Pennsylvania.......................................................           2         837,460.74           1.32
Texas..............................................................          10       3,804,228.97           5.97
Virginia...........................................................           3       1,377,499.68           2.16
Washington.........................................................           8       3,953,503.83           6.21
                                                                            ---   ----------------         ------
TOTAL:.............................................................         129   $  63,673,404.46         100.00%

    The Business Loan Interest Rates in Pool II were distributed as of the Cut-Off Date as follows:

                                    POOL II
                           GROSS INTEREST RATE RANGE

                                                                                     AGGREGATE
                                                                                    CUT-OFF DATE      PERCENTAGE OF
                                                                     NUMBER OF       PRINCIPAL        CUT-OFF DATE
GROSS INTEREST RATE                                                    LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
 6.501%-7.000%...................................................            1    $     919,281.92           1.44%
 8.001-8.500.....................................................            2        2,666,443.57           4.19
 8.501-9.000.....................................................           10        6,925,342.72          10.88
 9.001-9.500.....................................................           44       21,316,361.56          33.48
 9.501-10.000....................................................           58       26,683,336.51          41.91
10.001-10.500....................................................           14        5,162,638.18           8.11
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129    $  63,673,404.46         100.00%

    The Margins added on each Interest Adjustment Date to determine the new Business Loan Interest Rates for the Pool II Business Loans were distributed as of the Cut-Off Date as follows:

                                    POOL II
                            DISTRIBUTION OF MARGINS

                                                                                     AGGREGATE
                                                                                    CUT-OFF DATE      PERCENTAGE OF
                                                                     NUMBER OF       PRINCIPAL        CUT-OFF DATE
GROSS MARGIN                                                           LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
0.501%-1.000%....................................................            9    $   7,340,063.32          11.53%
1.001-1.500......................................................           30       15,128,572.81          23.76
1.501-2.000......................................................           58       25,206,363.46          39.59
2.001-2.500......................................................           19        9,621,963.53          15.11
2.501-3.000......................................................            9        3,075,263.27           4.83
3.001-3.500......................................................            1          545,000.00           0.86
3.501-4.000......................................................            2        2,321,178.07           3.65
4.001-4.500......................................................            1          435,000.00           0.68
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129    $  63,673,404.46         100.00%

    The minimum lifetime Business Loan Interest Rates borne by the Pool II Business Loans are as follows:

                                    POOL II
                           DISTRIBUTION OF LIFE FLOOR

                                                                                     AGGREGATE
                                                                                    CUT-OFF DATE      PERCENTAGE OF
                                                                     NUMBER OF       PRINCIPAL        CUT-OFF DATE
LIFETIME FLOOR                                                         LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
None (1).........................................................          108    $  53,484,173.32          84.00%
3.501%-4.000%....................................................            1          579,231.90           0.91
4.001-4.500......................................................            5        3,020,682.09           4.74
4.501-5.000......................................................            5        2,003,645.54           3.15
5.001-5.500......................................................            7        3,381,610.99           5.31
5.501-6.000......................................................            2          937,843.83           1.47
6.001-6.500......................................................            1          266,216.79           0.42
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129    $  63,673,404.46         100.00%

------------------------
(1) Business Loans without stated life floors are assumed to have the applicable margin as a floor.

    The maximum lifetime Business Loan Interest Rates borne by the Pool II Business Loans are as follows:

                                    POOL II
                            DISTRIBUTION OF LIFE CAP

                                                                                     AGGREGATE
                                                                                    CUT-OFF DATE      PERCENTAGE OF
                                                                     NUMBER OF       PRINCIPAL        CUT-OFF DATE
LIFETIME CAP                                                           LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
Capless Loans....................................................          108    $  53,484,173.32          84.00%
13.501%-14.000%..................................................            1          579,231.90           0.91
14.001-14.500....................................................            5        3,020,682.09           4.74
14.501-15.000....................................................            5        2,003,645.54           3.15
15.001-15.500....................................................            7        3,381,610.99           5.31
15.501-16.000....................................................            2          937,843.83           1.47
16.001-16.500....................................................            1          266,216.79           0.42
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129    $  63,673,404.46         100.00%

    The distribution of the number of remaining months to maturity of the Pool II Business Loans as of the Cut-Off Date was as follows:

                                    POOL II
                      REMAINING MONTHS TO STATED MATURITY

                                                                                     AGGREGATE
                                                                                    CUT-OFF DATE      PERCENTAGE OF
                                                                     NUMBER OF       PRINCIPAL        CUT-OFF DATE
REMAINING TERM (IN MONTHS)                                             LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
73-84............................................................            2    $     193,480.04           0.30%
85-96............................................................            1          266,216.79           0.42
97-108...........................................................           14        4,787,531.87           7.52
109-120..........................................................           55       24,173,115.79          37.96
121-132..........................................................            1          308,828.32           0.49
133-144..........................................................            3        1,728,415.44           2.71
145-156..........................................................            2          487,143.60           0.77
157-168..........................................................            1          919,281.92           1.44
169-180..........................................................            9        4,228,577.32           6.64
181-192..........................................................            3        2,972,098.42           4.67
193-204..........................................................            6        3,157,427.93           4.96
205-216..........................................................            4        1,624,141.17           2.55
217-228..........................................................            4        1,962,512.36           3.08
229-240..........................................................           11        7,045,522.86          11.07
253-264..........................................................            1          221,214.75           0.35
265-276..........................................................            1          433,663.22           0.68
277-288..........................................................            1          740,000.00           1.16
289-300..........................................................            4        3,136,846.32           4.93
349-360..........................................................            6        5,287,386.34           8.30
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129    $  63,673,404.46         100.00%

    The distribution of the number of months since origination of the Pool II Business Loans as of the Cut-Off Date was as follows:

                                    POOL II
                                  AGE OF LOAN

                                                                                     AGGREGATE
                                                                                    CUT-OFF DATE      PERCENTAGE OF
                                                                     NUMBER OF       PRINCIPAL        CUT-OFF DATE
AGE (IN MONTHS)                                                        LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
Less than 1......................................................           12    $   6,986,876.00          10.97%
01-12............................................................          109       54,578,942.15          85.72
13-24............................................................            8        2,107,586.31           3.31
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129    $  63,673,404.46         100.00%

    The years in which the Pool II Business Loans were originated are as follows:

                                    POOL II
                              YEARS OF ORIGINATION

                                                                                     AGGREGATE
                                                                                    CUT-OFF DATE      PERCENTAGE OF
                                                                     NUMBER OF       PRINCIPAL        CUT-OFF DATE
YEAR OF ORIGINATION                                                    LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
1997.............................................................            1    $     261,040.22           0.41%
1998.............................................................           92       42,943,105.19          67.44
1999.............................................................           36       20,469,259.05          32.15
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129       63,673,404.46         100.00%

    The distribution of the debt-service coverage ratios at origination of the Pool II Business Loans was as follows:(1)

                                    POOL II
                          DEBT SERVICE COVERAGE RATIO

                                                                                     AGGREGATE
                                                                                    CUT-OFF DATE      PERCENTAGE OF
                                                                     NUMBER OF       PRINCIPAL        CUT-OFF DATE
DEBT SERVICE COVERAGE RATIO                                            LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
0.00.............................................................            1    $      27,493.82           0.04
0.51-1.00........................................................            6        3,257,518.22           5.12
1.01-1.50........................................................           56       30,449,330.45          47.82
1.51-2.00........................................................           41       19,325,357.59          30.35
2.01-2.50........................................................           12        4,800,688.01           7.54
2.51-3.00........................................................            9        3,616,159.21           5.68
3.01-3.50........................................................            2        1,422,991.10           2.23
3.51-4.00........................................................            1          433,692.81           0.68
7.51-8.00........................................................            1          340,173.25           0.53
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129    $  63,673,404.46         100.00%

------------------------

(1) Represents the ratio of annual net operating income to the pro forma annual debt service payments.

    The distribution of Loan-to-Value Ratios of the Pool II Business Loans as of the Cut-Off Date was as follows:(1)

                                    POOL II
                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                     AGGREGATE
                                                                                    CUT-OFF DEBT      PERCENTAGE OF
ORIGINAL                                                             NUMBER OF       PRINCIPAL        CUT-OFF DATE
LOAN-TO-VALUE RATIO                                                    LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
0.00%............................................................            1    $      27,493.82           0.04%
0.01-10.00.......................................................            2          349,586.82           0.55
10.01-20.00......................................................            1          420,970.01           0.66
20.01-30.00......................................................            5        3,576,890.52           5.62
30.01-40.00......................................................            4        1,364,071.08           2.14
40.01-50.00......................................................            6        2,222,778.87           3.49
50.01-60.00......................................................            4        2,761,376.40           4.34
60.01-70.00......................................................            2          633,650.15           1.00
70.01-80.00......................................................            2          587,898.41           0.92
80.01-90.00......................................................            2        1,655,592.64           2.60
90.01-100.00.....................................................            1          332,857.94           0.52
100.01-110.00....................................................            2        1,314,049.25           2.06
110.01-120.00....................................................            2          770,348.11           1.21
120.01-125.00....................................................            1          432,029.12           0.68
125.01-200.00....................................................           35       17,160,049.29          26.95
200.01-300.00....................................................           25       15,541,621.47          24.41
300.01-400.00....................................................            4        2,192,181.92           3.44
400.01-500.00....................................................           10        3,858,842.62           6.06
500.01-600.00....................................................            4        1,438,195.37           2.26
600.01-700.00....................................................            7        2,886,176.07           4.53
700.01-800.00....................................................            2          833,169.82           1.31
800.01-900.00....................................................            1          587,938.00           0.92
900.01-1,000.00..................................................            1          379,430.06           0.60
1,000.01-1,500.00................................................            4        1,900,319.62           2.98
1,500.01-2,000.00................................................            1          445,887.08           0.70
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129    $  63,673,404.46         100.00%

---------------------

(1) For each Pool II Business Loan, the "Loan-to-Value Ratio" is defined as the original principal balance of such Business Loan divided by the lower of the cost or the appraisal value of any real estate collateral plus the discounted value of any non-real estate collateral securing such Business Loan.

    The distribution of the original terms to maturity of the Pool II Business Loans is as follows:

                                    POOL II
                                 ORIGINAL TERM

                                                                                     AGGREGATE
                                                                                    CUT-OFF DATE      PERCENTAGE OF
                                                                     NUMBER OF       PRINCIPAL        CUT-OFF DATE
ORIGINAL TERM (IN MONTHS)                                              LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
73-84............................................................            2    $     193,480.04           0.30%
97-108...........................................................            1          266,216.79           0.42
109-120..........................................................           69       28,960,647.66          45.48
133-144..........................................................            4        2,037,243.76           3.20
145-156..........................................................            2          487,143.60           0.77
157-168..........................................................            1          919,281.92           1.44
169-180..........................................................            8        3,895,719.38           6.12
181-192..........................................................            4        3,304,956.36           5.19
193-204..........................................................            6        3,157,427.93           4.96
205-216..........................................................            4        1,624,141.17           2.55
217-228..........................................................            2        1,231,945.93           1.93
229-240..........................................................           13        7,776,089.29          12.21
253-264..........................................................            1          221,214.75           0.35
265-276..........................................................            1          433,663.22           0.68
277-288..........................................................            1          740,000.00           1.16
289-300..........................................................            4        3,136,846.32           4.93
349-360..........................................................            6        5,287,386.34           8.30
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129    $  63,673,404.46         100.00%

    The distribution of the original balances of the Pool II Business Loans is as follows:

                                    POOL II
                        ORIGINAL AGGREGATE LOAN AMOUNTS

                                                                                  AGGREGATE          PERCENTAGE OF
                                                                NUMBER OF        CUT-OFF DATE        CUT-OFF DATE
ORIGINAL AGGREGATE PRINCIPAL BALANCE                              LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------  -------------  --------------------  -----------------
1-100,000...................................................            2      $     109,495.36             0.17%
100,001-200,000.............................................            4            608,657.35             0.96
200,001-300,000.............................................           25          6,272,917.88             9.85
300,001-400,000.............................................           21          7,131,017.10            11.20
400,001-500,000.............................................           29         12,489,255.39            19.61
500,001-600,000.............................................           18          9,751,009.80            15.31
600,001-700,000.............................................            9          5,752,593.75             9.03
700,001-800,000.............................................            2          1,507,210.57             2.37
800,001-900,000.............................................            3          2,508,233.48             3.94
900,001-1,000,000...........................................            5          4,560,653.24             7.16
1,000,001-1,100,000.........................................            4          4,094,361.97             6.43
1,100,001-1,200,000.........................................            3          3,359,428.08             5.28
1,200,001-1,300,000.........................................            2          2,446,903.50             3.84
1,400,001-1,500,000.........................................            1          1,437,082.07             2.26
1,600,001-1,700,000.........................................            1          1,644,584.92             2.58
                                                                      ---    --------------------         ------
TOTAL:......................................................          129      $  63,673,404.46           100.00%

    The distribution of the principal balances of the Pool II Business Loans as of the Cut-Off Date was as follows:

                                    POOL II
                         CURRENT AGGREGATE LOAN AMOUNTS

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                                      CURRENT         CUT-OFF DATE
                                                                                    UNGUARANTEED         CURRENT
                                                                     NUMBER OF       PRINCIPAL        UNGUARANTEED
CURRENT AGGREGATE LOAN BALANCE                                         LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
$1--$100,000.....................................................            2    $     109,495.36           0.17%
100,001-200,000..................................................            4          608,657.35           0.96
200,001-300,000..................................................           28        7,154,087.94          11.24
300,001-400,000..................................................           21        7,372,123.32          11.58
400,001-500,000..................................................           27       11,843,083.73          18.60
500,001-600,000..................................................           17        9,274,905.18          14.57
600,001-700,000..................................................            9        5,752,593.75           9.03
700,001-800,000..................................................            3        2,298,644.34           3.61
800,001-900,000..................................................            5        4,366,171.03           6.86
900,001-1,000,000................................................            4        3,887,374.13           6.11
1,000,001-1,100,000..............................................            2        2,118,269.76           3.33
1,100,001-1,200,000..............................................            3        3,359,428.08           5.28
1,200,001-1,300,000..............................................            2        2,446,903.50           3.84
1,400,001-1,500,000..............................................            1        1,437,082.07           2.26
1,600,001-1,700,000..............................................            1        1,644,584.92           2.58
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129    $  63,673,404.46         100.00%

    The distribution of the loan programs from which the Pool II Business Loans were originated as of the Cut-Off Date was as follows:

                                    POOL II
                                 LOAN PROGRAMS

                                                                                  AGGREGATE          PERCENTAGE OF
                                                                NUMBER OF        CUT-OFF DATE        CUT-OFF DATE
LOAN PROGRAM                                                      LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------  -------------  --------------------  -----------------
CCL Loans...................................................          127      $  61,244,322.39            96.19%
SBA 504 Loans...............................................            2          2,429,082.07             3.81
                                                                      ---    --------------------         ------
TOTAL:......................................................          129      $  63,673,404.46           100.00%

    The distribution of the Pool II Business Loans by industry as of the Cut-Off Date was as follows:

                                    POOL II
                     INDUSTRY CLASSIFICATION (4 DIGIT SIC)

                                                                                     AGGREGATE        PERCENTAGE OF
                                                                                      CURRENT         CUT-OFF DATE
                                                                                    UNGUARANTEED         CURRENT
                                                                     NUMBER OF       PRINCIPAL        UNGUARANTEED
INDUSTRY                                                               LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------  -------------  ----------------  -----------------
Office/clinics - Dentist.........................................           59    $  24,842,540.66          39.02%
Agri - Services..................................................           39       21,093,301.59          33.13
Retail - Prepared Food & Drink...................................            7        3,803,556.84           5.97
Office/clinics - Doctor..........................................            7        3,628,694.79           5.70
Wholesale - Durable Goods........................................            2        2,762,927.18           4.34
Health Services..................................................            4        1,941,716.58           3.05
Hotels & Motels..................................................            1        1,437,082.07           2.26
Retail - Alcoholic Beverage......................................            1          992,000.00           1.56
Services - Auto Repair...........................................            3          674,899.83           1.06
Retail - Gasoline Serv Stn.......................................            1          637,583.18           1.00
Services - Auto Misc.............................................            1          635,661.69           1.00
Wholesale - Parts & Tires........................................            1          400,997.79           0.63
Retail - Automobile..............................................            1          377,069.04           0.59
Real Estate Operators & Lessor...................................            1          279,387.00           0.44
Manufacturing - Industrial Mch...................................            1          165,986.22           0.26
                                                                           ---    ----------------         ------
TOTAL:...........................................................          129    $  63,673,404.46         100.00%

                           THE BUSINESS LOAN PROGRAM

GENERAL

    The Small Business Act of 1953 (the "Act"), which created the Small Business Administration, also established the general business loan program under Section 7(a) of the Act (the "Section 7(a) Program"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. Loans made under the Section 7(a) Program can be used to construct, expand or convert facilities, to purchase building equipment or materials or to finance machinery and equipment, business acquisitions and inventory. Money lent under the Section 7(a) Program also can be used for working capital.

    In conjunction with administering the Section 7(a) Program, the SBA reduced the maximum loan size to $500,000 for applications submitted between January 1, 1995 and October 12, 1995. To assist qualified borrowers in obtaining more financing when needed, the Seller introduced the Section 7(a) Companion Program pursuant to which the Seller originated a Section 7(a) Companion Loan to the related borrower in situations in which the total amount financed would otherwise have exceeded the $500,000 limit in effect during such period. Section 7(a) Companion Loans may be utilized by a borrower for all eligible SBA Section 7(a) Loan purposes. For each of the Section 7(a) Companion Loans, an affiliate of the Seller originated, and is currently servicing, the related SBA Section 7(a) Loan. For a discussion of the underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the Section 7(a) Companion Loans, see "The SBA Loan Lending Program--Origination of Section 7(a) Companion Loans" in the Prospectus.

    The SBA 504 Loan Program was established under the Act to encourage Lenders to provide fixed asset financing to qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment as well as certain closing costs and professional fees and the interest on interim financing. The Seller provides approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution (although the Seller may require a higher percentage for certain larger projects and projects with special credit risks). The SBA provides the remainder of the financing. Although each SBA 504 Loan must receive prior approval by the SBA, such loans are not guaranteed by the SBA. Each SBA 504 Loan originated by the Seller is secured by a first lien on the related primary collateral, in addition to a lien on other Collateral. For a discussion of the underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the SBA 504 Loans, see "The SBA Loan Lending Program--Origination of SBA 504 Loans" in the Prospectus.

THE SECTION 7(A) LOAN GUARANTY PROGRAMS

    The SBA administers three levels of lender participation in the Section 7(a) Program. Under the first level, known as the Guaranteed Participant Program, the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications.

    Under the second level of lender participation, known as the Certified Lender Program, the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program.

    Under the third level of lender participation, known as the Preferred Lender Program, the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional portfolio quality and volume requirements. The granting of Preferred Lender status is based upon a lender's ability to originate and service loans in a particular territory to the satisfaction of the SBA.

SECTION 7(A) LOAN PARAMETERS

    Under each of the Guaranteed Participant, Certified Lender and Preferred Lender Programs, the SBA guarantees loans of $100,000 or less up to 80%, and loans in excess of $100,000 up to 75%, subject to a per borrower guaranty maximum of $750,000. Loans originated under the Section 7(a) Program can bear either fixed or adjustable rates of interest, as negotiated between the lender and the borrower at origination. Adjustable-rate loans generally adjust on the first business day of each calendar quarter based on a specified margin over the lowest prime rate, as published in THE WALL STREET JOURNAL. For loans made pursuant to the Guaranteed Participant, Certified Lender or Preferred Lender Programs, this margin generally does not exceed 2.75% per annum.

    Terms to maturity for guaranteed loans vary depending upon the use of proceeds and an evaluation of the borrower's ability to repay the loan. For instance, working capital loans are limited to seven year terms unless an extension is obtained, which can increase the term to a maximum of 10 years. Real estate loans generally have terms up to 25 years, and machinery and equipment loans generally have a maximum term of 15 years. If the loan proceeds are to be used for multiple qualifying purposes, a blended term based on the foregoing criteria may be offered by the Lender.

PARTICIPATION IN SBA SECTION 7(A) PROGRAM

    Affiliates of the Seller are Preferred Lenders in almost all major SBA loan markets in which they operate (except for newly established offices). Affiliates of the

Seller are attempting to be upgraded to Preferred Lender status in the remaining major SBA Loan markets in which they operate. However, it is unknown if or when such upgrading will occur.

CONVENTIONAL COMMERCIAL LOAN PROGRAM

    For a description of the Conventional Commercial Loan Program, see the attached Prospectus under "The Trusts-Non-SBA Loans."

THE MULTIFAMILY LOANS

    The Seller and its affiliates originate Multifamily Loans in several states. Typically, Multifamily Loans are up to 30 year term fully amortizing loans consisting of 5 or more units (some of which may be non-residential units) for non-purchase money loans. All of the Multifamily Loans are first liens generally with a minimum loan amount of $50,000 and a maximum loan amount of $1,500,000, a maximum Loan-to-Value ratio of approximately 65% and minimum debt service coverage of approximately 1.25 to 1, although these guidelines can be varied with the approval of senior management. All Multifamily Loans are underwritten centrally in Sacramento, California. Appraisals, field inspections and environmental inspections (performed by outside and certified inspectors) are required for each Multifamily Loan. Title insurance is obtained for all Multifamily Loans.

                 YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

    The value of an investment in the Notes may be affected by, among other things, a change in interest rates. If interest rates fall below the then current Business Loan Interest Rates on the Business Loans in a related Pool, the rate of prepayment on the Business Loans may increase. Prepayments, delinquencies and defaults may also be influenced by a number of other factors including economic conditions and prepayment penalties.

    Substantially all of the Pool I Business Loans, and all of the Pool II Business Loans, bear interest at adjustable rates. However, these Business Loans may still be subject to increased principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, borrowers may refinance their Business Loans with a fixed rate loan to "lock in" a lower interest rate.

    Unscheduled payments, delinquencies, purchases of Defaulted Loans and defaults on the Business Loans in a related Pool will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, on any date on which the then outstanding aggregate principal balance of the Business Loans is less than 10% of the aggregate principal balance as of the Cut-Off Date of the Business Loans delivered to the Trust on the Closing Date (the "Original Principal Balance"), purchase from the Trust all of the Business Loans and any other assets in the Trust at a price equal to the sum of (x) 100% of the outstanding aggregate principal balances of the Business Loans, including those evidenced by any Mortgaged Property title to which has been acquired in foreclosure or by deed in lien of foreclosure (an "REO Property"), and (y) interest thereon for the actual number of days from the last Remittance Date to but not including the upcoming Remittance Date) at the then applicable weighted average Business Loan Interest Rate (the "Termination Price"). See "The Transfer and Servicing Agreements-Termination; Purchase of Business Loans" herein. However, because the Business Loans may prepay, the weighted average life of the Notes on the date on which the outstanding aggregate principal balances of the Business Loans will be less than 10% of the related Original Principal Balance cannot be determined.

    None of the Business Loans is a balloon loan and each is fully amortizing in accordance with its terms. The Business Loans may be prepaid at any time or, for a small number of Business Loans, only after "lock-out" periods of up to three years, subject to applicable prepayment penalties. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and prepayment penalties. Prepayments, liquidations and purchases of the Business Loans will result in distributions to Noteholders of the related Pool of amounts which would otherwise be distributed over the remaining terms of the Business Loans.

    If prepayments of principal are received on the Business Loans at a rate greater than that assumed by an investor, the yield will be increased on Notes purchased by such investor at a price less than par (i.e., the principal balance of a Note at the time of its purchase). Similarly, if prepayments of principal are received on the Business Loans at a rate greater than that assumed by an investor, the yield will be decreased on Notes purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Business Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Notes will also be affected by the amount and timing of delinquencies and defaults on the Business Loans in the related Pool and the liquidations of defaulted Business Loans. Delinquencies will generally slow the rate of payment of principal to the Noteholders since the Servicer is not obligated to advance for delinquent payments of principal. However, this effect will be offset to the extent that lump sum recoveries on defaulted Business Loans result in principal payments on the Business Loans faster than otherwise scheduled.

    If less than one month's interest is collected on a Business Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Servicer is obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Servicer is obligated to pay, and are not otherwise covered by credit support, the yield on the Notes of the related Pool will be adversely affected. Any shortfall in collections of interest resulting from the early receipt of a scheduled payment will not be covered by Compensating Interest, but will be covered by Monthly Advances.

    The Remittance Rates on the Notes, other than the Class AS-3 Notes, will be adjusted by reference to changes in the level of one-month LIBOR, subject to the effects of the applicable Net Funds Cap. The Remittance Rate on the Class AS-3 Notes will be adjusted based upon the Auction Procedures, subject to the effects of the applicable Net Funds Cap. Although the Business Loan Interest Rates on substantially all of the Pool I Business Loans and all of the Pool II Business Loans also are subject to adjustment, the Business Loan Interest Rates adjust less frequently than the Remittance Rates on the Notes and adjust by reference to indices which will not necessarily correspond to changes in one-month LIBOR.

    The Net Funds Cap for a Class of Notes on a Remittance Date will depend, in part, on the weighted average of the then-current Business Loan Interest Rates of the Business Loans in the related Pool. If the Business Loans in a Pool bearing higher Business Loan Interest Rates were to prepay, the weighted average Business Loan Interest Rate of the Business Loans in the applicable Pool, and consequently the applicable Net Funds Cap, would be lower than otherwise would be the case.

    The "Final Maturity Date" for each Class of Notes is set forth on the cover page of this Prospectus Supplement.

    The Final Maturity Date for the Class MS-1 Notes, the Class MS-2 Notes, the Class BS Notes, the Class MN Notes and the Class BN Notes is the Remittance Date following the latest date upon which a Business Loan in the related Pool matures. The weighted average lives of the Notes are likely to be shorter than would be the case if payments actually made on the Business Loans conformed to the foregoing assumptions, and the final Remittance Dates with respect to each Class of Notes could occur significantly earlier than the Final Maturity Dates because the Servicer may purchase all of the Business Loans under the limited circumstances described herein. In addition, prepayments are likely to occur on the Business Loans, which also would shorten the weighted average life of the Notes.

    "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the priorities established in the Sale and Servicing Agreement, and by the rate at which principal payments on the Business Loans in the related Pool are paid, which may be in the form of scheduled amortization or prepayments.

    Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate ("CPR"), represents an assumed constant rate of prepayment per annum relative to the then outstanding principal balance of a pool of new business loans. The CPR does not purport to be either a historical description of the prepayment experience of any pool of business loans or a prediction of the anticipated rate of prepayment of any pool of business loans, including the Business Loans.

    The Seller makes no representation as to the particular factors that will affect the prepayment of the Business Loans, as to the percentage of the principal balance of the Business Loans that will be paid as of any date or as to the overall rate of prepayment on the Business Loans.

    Greater than anticipated prepayments of principal will increase the yield on Notes purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Notes purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Business Loans in the related Pool occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Notes will also be affected by the amount and timing of delinquencies and defaults on the Business Loans in the related Pool and the recoveries, if any, on defaulted Business Loans and foreclosed properties in the related Pool. Delinquencies and defaults will generally slow the rate of payment of principal to the Noteholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Business Loans and foreclosed properties in the related Pool result in principal payments on the related Notes faster than otherwise scheduled.

    The following table under the heading "Weighted Average Lives of the Notes" assumes, among other things, that (i) (a) the scheduled payment in each month for each Business Loan has been based on the outstanding balance as of the first day of the month preceding the month of such payment, (b) the initial Business Loan Interest Rates for the June 1999 scheduled payments for the Business Loans delivered at closing are as set forth in the chart below, (c) interest accrues on the Business Loans based upon a 360 day year consisting of 12 months of 30 days each, and (d) thereafter, the scheduled payments and remaining term to stated maturity for each Business Loan is as set forth below (rather than based on the actual Business Loan characteristics) so that such scheduled payments would amortize the remaining balance by its stated maturity date, (ii) scheduled monthly payments of principal and interest on the Business Loans will be timely received on the first day of each month (with no defaults), commencing June 1, 1999, (iii) the Servicer does not exercise its option to purchase the Business Loans and thereby cause a termination of the Trust, (iv) principal prepayments on the Business Loans represent prepayments in full of individual Business Loans and will be received on the last day of each month commencing June 1999 at the respective percentages of CPR set forth in the table, (v) the Notes will be issued on June 29, 1999 and (vi) one-month LIBOR, the Prime Rate and the Five-Year CMT remain constant at 5.14%, 7.75% and 5.92%, respectively.

                                                            WAM             AGE
              BALANCE       NET RATE     GROSS RATE      (MONTHS)        (MONTHS)        MARGIN        FLOOR        CAP
           --------------  -----------  -------------  -------------  ---------------  -----------     -----     ---------
 POOL I
        1  $   120,693.58       8.600%        9.000%           177               3            N/A          N/A         N/A
        2      239,543.71       9.090%        9.490%           358               2            N/A          N/A         N/A
        3      483,423.59       8.600%        9.000%           178               2            N/A          N/A         N/A
        4    1,676,032.76       8.881%        9.281%           360               0            N/A          N/A         N/A
        5   11,193,660.11       8.838%        9.238%           358               2            N/A          N/A         N/A
        6      828,386.52       7.212%        7.612%           112               8          3.000%           0%          0%
        7    2,861,215.64       8.579%        8.979%            92               7          1.229%           0%          0%
        8    8,250,597.01       7.654%        8.054%           209               4          3.222%           0%          0%
        9   16,361,121.84       9.077%        9.477%           218               9          1.727%           0%          0%
       10  171,897,599.72       7.674%        8.074%           351               4          3.227%           0%          0%
       11  244,286,390.03       8.931%        9.331%           346               7          1.584%           0%          0%
       12    1,095,399.05       7.564%        7.964%           355               5          3.345%       2.945%     12.945%
       13   89,622,851.33       8.967%        9.367%           345               6          1.617%       4.822%     14.825%
       14    3,187,195.59       9.155%        9.555%           222               9          1.805%       5.007%     15.007%
           --------------
           $552,104,110.48

 POOL II
        1  $   919,281.92       6.440%        6.840%           162               6          2.500%           0%          0%
        2    1,437,082.07       7.910%        8.310%           355               5          3.750%           0%          0%
        3    6,288,763.32       9.027%        9.427%           320               6          1.677%           0%          0%
        4   18,945,981.54       9.058%        9.458%           202               5          1.754%           0%          0%
        5   25,893,064.47       9.262%        9.662%           112               7          2.023%           0%          0%
        6    4,568,685.88       8.923%        9.323%           196               7          1.573%       4.734%     14.734%
        7    2,093,265.24       8.899%        9.299%           315               6          1.549%       4.997%     14.997%
        8    3,527,280.02       9.447%        9.847%           112               7          2.097%       5.341%     15.341%
           --------------
           $63,673,404.46

                        RESET FREQUENCY     NEXT RESET
             INDEX         (MONTHS)          (MONTHS)
           ---------  -------------------  -------------
 POOL I
        1        N/A             N/A               N/A
        2        N/A             N/A               N/A
        3        N/A             N/A               N/A
        4        N/A             N/A               N/A
        5        N/A             N/A               N/A
        6      5YCMT              60                52
        7      PRIME               3                 1
        8      5YCMT              60                56
        9      PRIME               3                 1
       10      5YCMT              60                56
       11      PRIME               3                 1
       12      5YCMT              60                55
       13      PRIME               3                 1
       14      PRIME               3                 1
 POOL II
        1      5YCMT              60                54
        2      5YCMT              60                55
        3      PRIME               3                 1
        4      PRIME               3                 1
        5      PRIME               3                 1
        6      PRIME               3                 1
        7      PRIME               3                 1
        8      PRIME               3                 1

    Based upon the foregoing assumptions, some or all of which are unlikely to reflect actual experience, the following table indicates the projected weighted average lives of each Class of Notes at various CPRs. As used in the table, 0% CPR indicates no Principal Prepayments, Curtailments or Excess Payments. The Notes were priced assuming 12% CPR.

WEIGHTED AVERAGE LIVES OF THE NOTES

                                  CLASS AS-1 NOTES

                                EARLIEST RETIREMENT AT
           WEIGHTED AVERAGE        SERVICER'S OPTION
   CPR      LIFE (YEARS)(1)           (YEARS)(2)
---------  -----------------  ---------------------------
       0%           7.68                    7.68
       6%           1.78                    1.78
       8%           1.43                    1.43
      12%(3)          1.00                  1.00
      16%           0.75                    0.75
      20%           0.59                    0.59
      35%           0.31                    0.31

                                CLASS AS-2 NOTES

                                EARLIEST RETIREMENT AT
           WEIGHTED AVERAGE        SERVICER'S OPTION
   CPR      LIFE (YEARS)(1)           (YEARS)(2)
---------  -----------------  ---------------------------
       0%          18.17                   18.17
       6%           6.32                    6.32
       8%           4.95                    4.95
      12%(3)          3.44                  3.44
      16%           2.63                    2.63
      20%           2.10                    2.10
      35%           1.10                    1.10

                              CLASS AS-3 NOTES(4)

                                EARLIEST RETIREMENT AT
           WEIGHTED AVERAGE        SERVICER'S OPTION
   CPR      LIFE (YEARS)(1)           (YEARS)(2)
---------  -----------------  ---------------------------
       0%          25.92                   25.80
       6%          17.69                   17.22
       8%          15.08                   14.53
      12%(3)         11.15                 10.60
      16%           8.61                    8.15
      20%           6.90                    6.51
      35%           3.66                    3.44

                                CLASS MS-1 NOTES

                                EARLIEST RETIREMENT AT
           WEIGHTED AVERAGE        SERVICER'S OPTION
   CPR      LIFE (YEARS)(1)           (YEARS)(2)
---------  -----------------  ---------------------------
       0%          24.21                   24.06
       6%          14.99                   14.37
       8%          12.74                   11.99
      12%(3)          9.47                  8.67
      16%           7.37                    6.66
      20%           5.97                    5.33
      35%           3.56                    3.16

                                CLASS MS-2 NOTES

                                EARLIEST RETIREMENT AT
           WEIGHTED AVERAGE        SERVICER'S OPTION
   CPR      LIFE (YEARS)(1)           (YEARS)(2)
---------  -----------------  ---------------------------
       0%          24.05                   24.04
       6%          14.34                   14.28
       8%          11.93                   11.88
      12%(3)          8.63                  8.57
      16%           6.60                    6.57
      20%           5.32                    5.27
      35%           3.10                    3.05

                                 CLASS BS NOTES

                                EARLIEST RETIREMENT AT
           WEIGHTED AVERAGE        SERVICER'S OPTION
   CPR      LIFE (YEARS)(1)           (YEARS)(2)
---------  -----------------  ---------------------------
       0%          23.92                   23.92
       6%          13.82                   13.82
       8%          11.40                   11.40
      12%(3)          8.15                  8.15
      16%           6.23                    6.23
      20%           5.01                    5.01
      35%           2.86                    2.86

                                 CLASS AN NOTES

                                EARLIEST RETIREMENT AT
           WEIGHTED AVERAGE        SERVICER'S OPTION
   CPR      LIFE (YEARS)(1)           (YEARS)(2)
---------  -----------------  ---------------------------
       0%           7.23                    7.23
       6%           4.93                    4.93
       8%           4.41                    4.41
      12%(3)          3.61                  3.61
      16%           3.04                    3.04
      20%           2.58                    2.58
      35%           1.52                    1.52

                                 CLASS MN NOTES

                                EARLIEST RETIREMENT AT
           WEIGHTED AVERAGE        SERVICER'S OPTION
   CPR      LIFE (YEARS)(1)           (YEARS)(2)
---------  -----------------  ---------------------------
       0%          12.18                   12.18
       6%           8.68                    8.68
       8%           7.92                    7.92
      12%(3)          6.59                  6.59
      16%           5.56                    5.56
      20%           4.85                    4.85
      35%           3.20                    3.19

                                 CLASS BN NOTES

                                EARLIEST RETIREMENT AT
           WEIGHTED AVERAGE        SERVICER'S OPTION
   CPR      LIFE (YEARS)(1)           (YEARS)(2)
---------  -----------------  ---------------------------
       0%          12.52                   12.52
       6%           8.86                    8.86
       8%           8.13                    8.13
      12%(3)          6.85                  6.85
      16%           5.80                    5.80
      20%           5.08                    5.08
      35%           3.32                    3.19

------------------------

(1) To Maturity.

(2) Assuming early termination of the Trust when the aggregate principal balance of the Business Loans declines to a level equal to 10% of the aggregate Original Principal Balances.

(3) Pricing Assumption.

(4) Reflects experience of the Class AS-3 Notes in the aggregate, without taking into account random distributions of principal by lot or distributions of principal in integral multiples of $25,000. Therefore, it is unlikely that any individual holder of a Class AS-3 Note will realize the Weighted Average Life and Expected Maturity set forth for the CPR listed above.

    Since the individual characteristics of the related Business Loans will not correspond to those assumed above, the actual weighted average lives and the earliest retirement dates of the Notes will vary from those of the underlying related Business Loans even if any indicated CPR is met. In addition, there is no assurance that Principal Prepayments, Curtailments or Excess Payments will occur, or, if they do occur, that they will occur at a constant rate approximating any of the indicated CPRs.

                         THE SELLER AND THE MONEY STORE

    The Money Store Commercial Mortgage Inc. ("TMSCMI") is a New Jersey corporation and a wholly-owned subsidiary of The Money Store Inc. (the "Parent"). TMSCMI is headquartered in West Sacramento, California and began originating SBA 504 Loans in 1994 and Section 7(a) Companion Loans in 1995. TMSCMI originated approximately $82 million and $427 million of loans during calendar year 1997 and 1998, respectively. The Money Store Investment Corporation ("TMSIC"), a wholly-owned subsidiary of the Parent, is headquartered in West Sacramento, California and began originating SBA Section 7(a) Loans in 1979. The Money Store of New York, Inc. ("MSNY"), a wholly owned subsidiary of TMSIC, is headquartered in West Sacramento, California and began originating SBA
Section 7(a) Loans in 1980. In 1999, TMSIC began originating SBA Section 7(a) Loans in New York State. Although MSNY no longer originates SBA Section 7(a) Loans, it continues servicing its existing portfolio. TMSIC and MSNY became the largest originator of SBA guaranteed loans in 1983 and have maintained that position in each year since then. TMSIC and MSNY originated approximately $420 million and $74 million of SBA Section 7(a) Loans during calendar year 1998 and for the three months ended March 31, 1999 respectively. At December 31, 1998 and March 31, 1999, TSMIC and MSNY were servicing a portfolio of loans aggregating approximately $2.4 billion and $2.3 billion, respectively.

    The Parent, headquartered in West Sacramento, California, is a financial services company engaged, through its operating divisions, primarily in originating, servicing and selling consumer and business loans. As of March 31, 1999, the Parent maintained 180 offices in 50 states, the District of Columbia and Puerto Rico through which it conducted business in the following areas: (i) mortgage loans; (ii) SBA Loans and other business loans and (iii) government guaranteed and privately insured student loans. The Parent, through its subsidiaries, also originates loans partially insured by the Federal Housing Administration under Title I of the National Housing Act. The business strategy of the Parent has been to identify and pursue niche lending opportunities which management believes have had widespread unsatisfied demand.

    The Parent is a wholly-owned subsidiary of First Union National Bank, the principal banking subsidiary of First Union Corporation. First Union Corporation is a provider of financial services to retail and commercial customers throughout the United States. At March 31, 1999, First Union Corporation had assets of $223 billion. First Union Corporation operates full-service banking offices in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee and Washington D.C.

    At March 31, 1999, TMSIC and MSNY originated SBA Section 7(a) Loans through 9 sales regions in 50 states, comprising 67 SBA Districts. TMSIC and MSNY have originated SBA Section 7(a) Loans in approximately 80 out of 85 total SBA jurisdictions/ field territories. They possess Preferred Lender status in 68 SBA jurisdictions and they possess Guaranteed Participant Program ("GPP") status in an additional 17. For the year ended December 31, 1998 and the three months ended March 31, 1999, TMSIC and MSNY originated approximately 85% and 88%, respectively of their SBA Section 7(a) (measured by principal balance) Loans under the Preferred Lender Program ("PLP"), with substantially all of the remainder originated under the Certified Lender Program ("CLP"). New offices originate under the GPP until approved within the SBA District. TMSIC and MSNY apply the same level of loan review and documentation for all loans, regardless of the program under which they were originated. In the normal course of their business, TMSIC and MSNY may have originated CLP loans in areas where they were Preferred Lenders due to specific eligibility requirements of the Section 7(a) Program. TMSIC and MSNY believe that such practice is common in the industry, that the SBA is aware of it and has raised no objection thereto.

DELINQUENCY EXPERIENCE

    The following table sets forth the delinquency and charge-off experience of the Seller, TMSIC and MSNY (collectively, the "Originators") with respect to their portfolio of SBA Section 7(a) Loans, Section 7(a) Companion Loans, SBA 504 Loans and CCL Loans as of the dates indicated. The Originators do not report separately the delinquency and charge-off experience of the Related Loans and the CCL Loans. Also, this information does not include the delinquency and charge-off experience of the Multifamily Loans for periods prior to 1999. There can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the Business Loans included in the Trust Fund will be similar to that reflected in the table below.

                         DELINQUENCIES AND CHARGE-OFFS
                             (DOLLARS IN THOUSANDS)

                                                               AS OF AND FOR THE YEAR          AS OF AND FOR THE
                                                                 ENDED DECEMBER 31,           THREE MONTHS ENDED
                                                        ------------------------------------  -------------------
                                                         1996(1)     1997(1)      1998(1)      MARCH 31, 1999(1)
                                                        ----------  ----------  ------------  -------------------
30-59 days past due(2)................................       1.08%       0.65%         1.09%             1.02%
60-89 days past due(2)................................       0.60%       0.41%         0.37%             0.37%
90+ days past due(2)..................................       4.21%       4.73%         4.47%             4.92%
Unguaranteed portion of SBA Section 7(a) and Business
  Loans in the serviced loan portfolio(3).............  $  627,563  $  830,431  $  1,214,899     $   1,326,013
Loans charged-off, net................................  $    2,553  $    2,401  $      5,070     $       1,806
Loans charged-off, net as a percentage of the
  unguaranteed portion of the SBA Section 7(a) and
  Business Loans in the serviced loan portfolio(4)....       0.41%       0.29%         0.42%           0.54%(5)

------------------------

(1) Includes SBA Section 7(a) Loans, Section 7(a) Companion Loans, SBA 504 Loans and CCL Loans and, from and after January 1, 1999, Multifamily Loans.

(2) The delinquency percentages are calculated based upon the aggregate principal balances of the Business Loans and the guaranteed and unguaranteed interests of the SBA Section 7(a) Loans which are delinquent by the number of days indicated divided by the total aggregate principal balances thereof contained in the Originators' total serviced loan portfolio.

(3) Amounts shown are the aggregate principal balances of the Business Loans and the unguaranteed interests of the SBA Section 7(a) Loans in the Originators' total serviced loan portfolio as of the last day of the indicated period.

(4) The percentage of loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of the principal portion of the Business Loans and the unguaranteed interests of the SBA Section 7(a) Loans contained in the Originators' total serviced loan portfolio.

(5) Annualized.

CERTAIN LITIGATION

    Because the nature of the business of the Parent, the Seller and their affiliates involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, the Parent, the Seller and their affiliates are subject to claims and legal actions in the ordinary course of their business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, the Parent and the Seller believe that the aggregate amount of such liabilities will not result in monetary damage which in the aggregate would have a material adverse effect on the financial condition of the Parent, the Seller or their affiliates.

                            DESCRIPTION OF THE NOTES

    The Notes will be issued pursuant to an Indenture, dated as of May 31, 1999 (the "Indenture"), between the Trust and HSBC Bank USA, as indenture trustee (the "Indenture Trustee"). A copy of the Indenture will be included as an exhibit to a Current Report on Form 8-K to be filed by The Money Store Inc. (the "Representative") on behalf of the Trust. The following summaries describe material provisions of the Notes, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Notes, the Indenture and the Sale and Servicing Agreement, dated as of May 31, 1999 among the Trust, the Seller and Servicer, and the Representative (the "Sale and Servicing Agreement"). Terms used herein and not otherwise defined will have the meanings set forth in the Sale and Servicing Agreement. See "The Transfer and Servicing Agreements" herein.

GENERAL

    The Trust is issuing the Classes of Notes listed on the cover of this Prospectus Supplement. The Notes are being divided into two pools. The first pool ("Pool I") consists of the Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2 and Class BS Notes. The second pool ("Pool II") consists of the Class AN, Class MN and Class BN Notes. Each Class of Notes with an "A" in its title also is referred to as a "Class A Note." Each Class of Notes with an "M" in its title also is referred to as a "Class M Note." Each Class of Notes with a "B" in its title also is referred to as a "Class B Note."

    The Pool I Notes generally will receive payments distributable on or with respect to the Business Loans in Pool I. The Pool II Notes generally will receive payments distributable on or with respect to the Business Loans in Pool
II. However, as a result of the cross-support provisions described herein, the holders of each Class of Notes may receive cash as credit support from any Business Loan in any Pool. See "Description of the Notes--Flow of Funds."

    The Notes are obligations of the Trust only and will not represent obligations of the Representative, the Seller or any of their respective affiliates. The Notes will be issued in book-entry form in minimum denominations of $25,000 original principal amount and integral multiples of $1,000 in excess thereof.

    Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee or, at the election of the Indenture Trustee, at the office of a Note Registrar appointed by the Indenture Trustee. No service charge will be made for any registration of exchange or transfer, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The assets of the Trust will consist of (a) the Business Loans that are subject to the Sale and Servicing Agreement; (b) amounts that from time to time are required by the Sale and Servicing Agreement to be deposited in various accounts or to be invested in Permitted Instruments; (c) all rights under any insurance policy covering a Business Loan or the related Collateral; (d) property and any proceeds thereof acquired by foreclosure of a Business Loan, deed in lieu of foreclosure or a comparable conversion; and (e) the Letters of Credit.

DISTRIBUTIONS ON THE NOTES

    On the 15th day of each month or, if such 15th day is not a Business Day, the first Business Day immediately following, commencing in July 1999 (each such day being a "Remittance Date," provided, however, that in no event shall the Remittance Date occur less than three Business Days following the Determination
Date), until the Class Principal Balance of each Class of Notes has been reduced to zero, the Indenture Trustee or Paying Agent will be required to distribute to the persons in whose name a Note is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date"), such Holder's Percentage Interest multiplied by the amount available to be paid to the respective Class of Notes for such Remittance Date. For so long as the Notes are in book-entry form with DTC, the only "Holder" of the Notes will be Cede. See "-Book-Entry Notes."

    Notwithstanding the foregoing, with respect to the Class AS-3 Notes, on each Remittance Date, the Indenture Trustee or Paying Agent will be required to distribute to the persons in whose name a Class AS-3 Note is registered at the close of business on the related Record Date, such Holder's Percentage Interest multiplied by that portion of the Current Interest Requirement allocable to the Class AS-3 Notes for such Remittance Date. The remainder of the amount being distributed to the Class AS-3 Notes on such Remittance Date will be allocated as principal to the specific Class AS-3 Notes selected no later than 5 Business Days prior to the related Remittance Date by lot or such other manner as may be determined, which allocations will be made only in amounts equal to $25,000 and integral multiples of $25,000 in excess thereof.

    The "Class Principal Balance" of a Class of Notes as of any date of determination is the original principal balance of such Class of Notes, less (i) the sum of all amounts previously distributed as principal on the applicable Class of Notes and (ii) all Applied Realized Loss Amounts previously allocated to such Class.

    A Noteholder's "Percentage Interest" is that fraction, expressed as a percentage, the numerator of which is the original denomination of such Noteholder's Note and the denominator of which is the original aggregate Class Principal Balance of the respective Class of Notes.

    A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of California, New York or North Carolina are authorized or obligated by law or executive order to be closed.

    Distributions with respect to the Notes will be payable, after payment of certain fees, generally from (i) receipts on the Business Loans of the applicable Pool (subject to certain adjustments described herein as a result of the cross support provisions), (ii) Monthly Advances and payments of Compensating Interest by the Servicer and (iii) payments under the Letter of Credit (with respect to each Pool, the "Pool Available Amount").

    The "Due Period" with respect to any Remittance Date is the calendar month preceding the month of such Remittance Date.

CURRENT INTEREST

    On each Remittance Date, to the extent of the applicable Pool Available Amount, the Holders of each Class of Notes will receive interest based on the actual number of days since the last Remittance Date (or, in the case of the first Remittance Date, from the Closing Date) up to but not including the upcoming Remittance Date at the related Remittance Rate on the respective Class Principal Balance outstanding immediately prior to such Remittance Date.

    Interest with respect to the Notes will accrue on the basis of a 360-day year consisting of the actual number of days elapsed since interest was last paid or in the case of the first Remittance Date, from the Closing Date.

    The amount of interest each Class of Notes is entitled to receive on each Remittance Date at the related Remittance Rate is referred to as the "Current Interest Requirement" for such Class.

    Each Class of Notes, other than the Class AS-3 Notes, will bear interest at a Remittance Rate equal to LIBOR (as defined herein) plus the percentage set forth on the cover of this Prospectus Supplement under the heading "Remittance Rate" (provided that after the Clean-Up Date such percentage will double for each Class of Notes other than the Class AS-1, Class AS-2 and Class AS-3 Notes), subject in each case to the applicable Net Funds Cap.

    For the first Interest Period, LIBOR will be determined on June 25, 1999. For each subsequent Interest Period, LIBOR will be determined on the second LIBOR Determination Date preceding the start of each such Interest Period. See "The Transfer and Servicing Agreements--Calculation of LIBOR."

    The "Clean-Up Date" is the first Remittance Date that the aggregate outstanding principal balance of the Business Loans is less than or equal to 10% of the Original Principal Balance.

    The Class AS-3 Notes will bear interest for the first Interest Period at a Remittance Rate to be determined on June 25, 1999. For each subsequent Interest Period, the Remittance Rate for the Class AS-3 Notes will be determined based upon the Auction Procedures described in Annex II to this Prospectus Supplement, subject to the applicable Net Funds Cap.

    If on a particular Remittance Date, the Pool Available Amount allocable to a Class of Notes is less than the aggregate Current Interest Requirement for such Class of Notes, the amount of the shortfall, together with interest thereon at the applicable Remittance Rates to the extent permitted by law (each, a "Class Interest Shortfall Carryforward Amount") will be carried forward and distributed as described below. Class Interest Shortfall Carryforward Amounts do not include any Noteholders' Interest Carryover (as defined below).

    If on a particular Remittance Date, the Remittance Rate for a Class of Pool I Notes exceeds the Weighted Average Coupon Cap, a portion of the Current Interest Requirement being distributed to that Class of Notes equal to the amount of interest accrued on the Class Principal Balance of that Class of Notes at a rate equal to the difference between the Remittance Rate for that Class and the Weighted Average Coupon Cap will be deemed transferred from the Note Distribution Account to a separate account being held by the Indenture Trustee and then distributed to that Class.

    As to any Remittance Date, the applicable "Net Funds Cap" for a Class of Notes will be the per annum rate, expressed on an actual/360 basis, equal to the fraction, expressed as a percentage, the numerator of which is the excess of (x) the total amount of interest due on the Business Loans of that Pool during the preceding Due Period, over (y) the sum of (i) the Servicing Fee and (ii) the fees due the Owner Trustee, the Indenture Trustee, the Trust Administrator and the Letter of Credit Provider for the related Pool, and (iii) with respect to the Class AS-3 Notes, the fee due to the Remarketing Agent, and the denominator of which is the aggregate Class Principal Balance of each Class of Notes of that Pool immediately prior to that Remittance Date.

    As to any Remittance Date, the applicable "Weighted Average Coupon Cap" for a Class of Pool I Notes will be the per annum rate, expressed on an actual/360 basis, equal to the difference between (x) the weighted average Business Loan Interest Rate for the Pool I Business Loans and (y) a fraction, expressed as a percentage, the numerator of which is the sum of (i) the Servicing Fee and (ii) the fees due the Owner Trustee, the Indenture Trustee, the Trust Administrator and the Letter of Credit Provider for Pool I, and (iii) with respect to the Class AS-3 Notes, the fee due the Remarketing Agent, and the denominator of which is the aggregate outstanding principal balance of the Pool I Business Loans as of the end of the preceding Due Period.

    If on any Remittance Date the Remittance Rate for a Class of Notes is based upon the applicable Net Funds Cap, the excess of (i) the amount of interest such Class of Notes would be entitled to receive on such Remittance Date had interest been calculated based on LIBOR plus the applicable margin or the Auction Rate, as the case may be, over (ii) the amount of interest such Class will receive on such Remittance Date at the applicable Net Funds Cap, together with the unpaid portion of any such excess from prior Remittance Dates (and interest accrued thereon at the then applicable Remittance Rate, without giving effect to the Net Funds Cap) is referred to herein as the "Noteholders' Interest Carryover." Any Noteholders' Interest
Carryover will be paid as set forth herein under "--Flow of Funds." No Noteholders' Interest Carryover will be paid to a Class of Notes after its Class Principal Balance is reduced to zero. The ratings of the Notes do not address the likelihood of the payment of the amount of any Noteholders' Interest Carryover.

CLASS A PRINCIPAL DISTRIBUTION AMOUNTS

    Holders of the Class A Notes will be entitled to receive on each Remittance Date as payments of principal, in the order of priority set forth below, in the aggregate, the lesser of (i) the remaining applicable Pool Available Amount in the applicable Note Distribution Account on such Remittance Date after payment of the Current Interest Requirements and the Class Interest Shortfall Carryforward Amounts on the Notes in the applicable Pool and reimbursement to the Rounding Account as described below and (ii) the applicable Class A Principal Distribution Amount.

    The "Class A Principal Distribution Amount" means, for any Remittance Date and for each Pool (a) prior to the related Stepdown Date (as defined below), for any Remittance Date on or after the related Stepdown Date on which the Senior Enhancement Percentage for that Pool is less than the Senior Specified Enhancement Percentage for that Pool, and for any Remittance Date on or after the 10% Balance Date (for Pool I) or the 20% Balance Date (for Pool II) the lesser of (i) 100% of the applicable Pool Principal Distribution Amount and (ii) the aggregate Class Principal Balance of the Class A Notes of such Pool and (b) on or after the related Stepdown Date on which the Senior Enhancement Percentage for that Pool is at least equal to the Senior Specified Enhancement Percentage for that Pool, but prior to the 10% Balance Date (for Pool I) and the 20% Balance Date for (Pool II), the excess, if any, of (i) the aggregate Class Principal Balance of the Class A Notes of such Pool immediately prior to such Remittance Date over (ii) the lesser of (A) 73.75% (for Pool I) or 65.50% (for Pool II) of the outstanding principal balance of the Business Loans of the related Pool as of the last day of the related Due Period and (B) the outstanding principal balance of the Business Loans of the related Pool as of the last day of the related Due Period minus 2.00% of the aggregate principal balance of the Business Loans of the related Pool as of the Cut-Off Date.

    For any Remittance Date, the "Pool Principal Distribution Amount" for each Pool is equal to the excess of:

    (X) the sum, without duplication of,

     (i) each payment of principal received by the Servicer or any Subservicer (exclusive of Curtailments, Principal Prepayments and amounts described in clause (iii) hereof) during the related Due Period with respect to the Business Loans of the related Pool,

    (ii) all Curtailments and all Principal Prepayments received by the Servicer or any Subservicer during the related Due Period with respect to the Business Loans of the related Pool,

    (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received by the Servicer or any Subservicer during the related Due Period with respect to the Business Loans of the related Pool,

    (iv) that portion of the purchase price for any Business Loan of the related Pool repurchased by the Seller, the Servicer or the Representative which represents principal and any substitution adjustments, in either case to the extent received by the Indenture Trustee as of the related Determination Date,

    (v) the then outstanding principal balance of any Business Loan which, as of the first day of the related Due Period, has become a Liquidated Loan,

    (vi) any proceeds representing principal received by the Indenture Trustee in connection with the liquidation of the related Pool or termination of the Trust, and

   (vii) the Accelerated Principal Distribution Amount for such Pool for such Remittance Date, OVER

    (Y) the amount of any Subordination Reduction Amount for such Pool for such Remittance Date.

    A "Liquidated Loan" is a defaulted Business Loan (i) as to which all amounts that the Servicer reasonably expects to recover on account of such Loan have been received or (ii) if earlier, is 180 days delinquent.

    The "Subordination Reduction Amount" for a Pool on any Remittance Date is equal to the lesser of (i) the sum of the amounts set forth in clauses (X) (i) through (vi) of the definition of Pool Principal Distribution Amount and (ii) the excess, if any, of the then current Spread Amount for such Pool over the then current Specified Subordinated Amount for such Pool.

    The "Spread Amount" for a Pool on any Remittance Date is equal to the excess, if any, of (i) the aggregate principal balance of the Business Loans of such Pool as of the last day of the related Due Period (plus the applicable LOC Available Amount for such Pool) over (ii) the aggregate Class Principal Balances of the Notes of such Pool (after taking into account all distributions of principal on such Remittance Date).

    The "Specified Subordinated Amount" for a Pool means, for any Remittance Date (a) prior to the Spread Amount Stepdown Date for such Pool, 7.00% (for Pool
I) and 12.50% (for Pool II) of the related Original Pool Amount and (b) on and after the related Spread Amount Stepdown Date, the greater of (A) 10.50% (for Pool I) and 18.75% (for Pool II) of the then current aggregate principal balance of the

Business Loans of the related Pool as of the last day of the related Due Period and (B) 2.00% (for Pool I) and 2.00% (for Pool II) of the related Original Pool Amount; provided that if or after the Spread Amount Stepdown Date for a Pool, the Senior Enhancement Percentage for that Pool for the immediately preceding Remittance Date is less than its Senior Specified Enhancement Percentage, the Specified Subordinated Amount for that Pool will be the amount determined pursuant to (a) above, and the Specified Subordinated Amount for a Pool shall never exceed the then Class Principal Balance of the Notes of such Pool.

    The "Spread Amount Stepdown Date" means the Remittance Date occurring in July, 2001.

    The "Accelerated Principal Distribution Amount" for a Pool for any Remittance Date is the lesser of (i) the positive difference, if any, of (x) any Excess Spread for such Pool for such Remittance Date plus any amounts paid under the Letter of Credit for such Pool pursuant to clause (1) of the definition of "Letter of Credit Payment" MINUS (y) the Class Interest Shortfall Carryforward Amount for the Class A, Class M and Class B Notes of such Pool for such Remittance Date and (ii) the Subordinated Deficiency Amount for such Pool for such Remittance Date, calculated for this purpose without giving effect to payment of the Accelerated Principal Distribution Amount for such Pool and prior to taking into account the Applied Realized Loss Amount for such Pool for such Remittance Date.

    The "Original Pool Amount" for a Pool is the aggregate principal balance as of the Cut-Off Date of the Business Loans of that Pool.

    The "Stepdown Date" for a Pool means the earlier to occur of (i) the later to occur of (x) the Remittance Date in July 2001 and (y) the first Remittance Date on which the Senior Enhancement Percentage for such Pool (after taking into account distributions of principal on such Remittance Date) is greater than or equal to the Senior Specified Enhancement Percentage for such Pool and (ii) the Remittance Date on which the aggregate Class Principal Balance of the Class A Notes of such Pool has been reduced to zero.

    The "Senior Enhancement Percentage" for a Pool for any Remittance Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Class M Notes and the Class B Notes of such Pool and
(ii) the Spread Amount of such Pool, in each case after giving effect to the distribution of the applicable Pool Available Amount on such Remittance Date by
(y) the aggregate principal balance of the Business Loans of such Pool as of the last day of the related Due Period.

    The "Senior Specified Enhancement Percentage" means 26.25% for Pool I and 34.50% for Pool II.

    For any Remittance Date, the "Subordinated Deficiency Amount" for a Pool equals the excess, if any, of (i) the Specified Subordinated Amount for that Pool for that Remittance Date over (ii) the then current Spread Amount for that Pool, after giving effect to all payments previously made on that Remittance Date.

    For Pool I, the "10% Balance Date" is the first Remittance Date on which the aggregate outstanding principal balance of the Business Loans Pool I is less than or equal to 10% of the Original Pool Amount for Pool I.

    For Pool II, the "20% Balance Date" is the first Remittance Date on which the aggregate outstanding balance of the Business Loans in Pool II is less than or equal to 20% of the Original Pool Amount for Pool II.

    The Class A Principal Distribution Amount for Pool I will be distributed first to the Holders of the Class AS-1 Notes until their Class Principal Balance has been reduced to zero, then to the Holders of the Class AS-2 Notes until their Class Principal Balance has been reduced to zero, and then to the Holders of the Class AS-3 Notes until their Class Principal Balance has been reduced to zero; provided, however that on and after the Remittance Date on which the Class Principal Balances of the Class M and Class B Notes of Pool I have been reduced to zero, any amounts payable to the Class A Notes of Pool I on such Remittance Date shall be distributed pro rata and not sequentially. Holders of each Class of Class A Notes will be paid principal on each Remittance Date in accordance with their respective Percentage Interests.

CLASS M PRINCIPAL DISTRIBUTION AMOUNTS

    Pool I

    On each Remittance Date, the Holders of the Class MS-1 Notes will be entitled to receive an amount (the "Class MS-1 Principal Distribution Amount") equal to (a) prior to the Stepdown Date for Pool I, for any Remittance Date on or after the Stepdown Date for Pool I on which the Senior Enhancement Percentage for Pool I is less than the Senior Specified Enhancement Percentage for Pool I, and for any Remittance Date on or after the 10% Balance Date for Pool I, and the Class A Notes of Pool I are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Class A Notes of Pool I after giving effect to the payment of the Class A Principal Distribution Amount for Pool I on such Remittance Date and (B) the Class Principal Balance of the Class MS-1 Notes immediately prior to such Remittance Date over (ii) the lesser of (A) 79.75% of the outstanding principal balance of the Business Loans in Pool I as of the last day of the related Due Period and (B) the outstanding principal balance of the Business Loans in Pool I as of the last day of the related due period MINUS 2.00% of the Original Pool Amount of Pool I.

    On each Remittance Date, the Holders of the Class MS-2 Notes will be entitled to receive an amount (the "Class MS-2 Principal Distribution Amount") equal to (a) prior to the Stepdown Date for Pool I, for any Remittance Date on or after the Stepdown Date for Pool I on which the Senior Enhancement Percentage for Pool I is less than the Senior Specified Enhancement Percentage for Pool I, and for any Remittance Date on or after the 10% Balance Date for Pool I, and the Class A Notes of Pool I or the Class MS-1 Notes are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class A Principal Balance of the Class A Notes of Pool I after giving effect to the payment of the Class A Principal Distribution Amount for Pool I on such Remittance Date, (B) the Class Principal Balance of the Class MS-1 Notes after giving effect to the payment of the Class MS-1 Principal Distribution Amount on such Remittance Date and (C) the Class Principal Balance of the Class MS-2 Notes immediately prior to such Remittance Date over (ii) the lesser of (A) 86.125% of the outstanding principal balance of the Business Loans in Pool I as of the last day of the related Due Period and (B) the outstanding principal balance of the Business Loans in Pool I as of the last day of the related Due Period MINUS 2.00% of the Original Pool Amount of Pool I.

    Pool II

    On each Remittance Date, the Holders of the Class MN Notes will be entitled to receive an amount (the "Class MN Principal Distribution Amount") equal to (a) prior to the Stepdown Date for Pool II, for any Remittance Date on or after the Stepdown Date for Pool II on which the Senior Enhancement Percentage for Pool II is less than the Senior Specified Enhancement Percentage for Pool II, and for any Remittance Date on or after the 20% Balance Date for Pool II, and the Class A Notes of Pool II are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Class A Notes of Pool II after giving effect to the payment of the Class A Principal Distribution Amount for Pool II on such Remittance Date and (B) the Class Principal Balance of the Class MN Notes immediately prior to such Remittance Date over (ii) the lesser of (A) 70.75% of the outstanding principal balance of the Business Loans in Pool II as of the last day of the related Due Period and (B) the outstanding principal balance of the Business Loans in Pool II as of the last day of the related Due Period MINUS 2.00% of the Original Pool Amount of Pool I.

CLASS B PRINCIPAL DISTRIBUTION AMOUNTS

    Pool I

    On each Remittance Date, the Holders of the Class BS Notes will be entitled to receive an amount (the "Class BS Principal Distribution Amount") equal to (a) prior to Stepdown Date for Pool I, for any Remittance Date on or after the Stepdown Date for Pool I on which the Senior Enhancement Percentage for Pool I is less than the Senior Specified Enhancement Percentage for Pool I, and for any Remittance Date on or after the 10% Balance Date for Pool I, and the Class A Notes of Pool I, the Class MS-1 Notes or the Class MS-2 Notes are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of
(i) the sum of (A) the Class Principal Balance of the Class A Notes of Pool I after giving effect to the payment of the Class A

Principal Distribution Amount for Pool I on such Remittance Date, (B) the Class Principal Balance of the Class MS-1 Notes after giving effect to the payment of the Class MS-1 Principal Distribution Amount on such Remittance Date, (C) the Class Principal Balance of the Class MS-2 Notes after giving effect to the payment of the Class MS-2 Principal Distribution Amount on such Remittance Date and (D) the Class Principal Balance of the Class BS Notes immediately prior to such Remittance Date over (ii) the lesser of 89.5% of the outstanding principal balance of the Business Loans in Pool I as of the last day of the related Due Period and (B) the outstanding principal balance of the Business Loans in Pool I as of the last day of the related Due Period MINUS 2.00% of the Original Pool Amount of Pool I.

    Pool II

    On each Remittance Date, the Holders of the Class BN Notes will be entitled to receive an amount (the "Class BN Principal Distribution Amount") equal to (a) prior to the Stepdown Date for Pool II, for any Remittance Date on or after the Stepdown Date for Pool II on which the Senior Enhancement Percentage for Pool II is less than the Senior Specified Enhancement Percentage for Pool II, and for any Remittance Date on or after the 20% Balance Date for Pool II, and the Class A Notes of Pool II or the Class MN Notes are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Class A Notes of Pool II after giving effect to the payment of the Class A Principal Distribution Amount for Pool II on such Remittance Date, (B) the Class Principal Balance of the Class MN Notes after giving effect to the payment of the Class MN Principal Distribution Amount on such Remittance Date, and (C) the Class Principal Balance of the Class BN Notes immediately prior to such Remittance Date over (ii) the lesser of 81.25% of the outstanding principal balance of the Business Loans in Pool II as of the last day of the related Due Period and (B) the outstanding principal balance of the Business Loans in Pool II as of the last day of the related Due period MINUS 2.00% of the Original Pool Amount of Pool II.

FLOW OF FUNDS

    Pool I

    On each Remittance Date, the Indenture Trustee will withdraw the Pool Available Amount for Pool I from the applicable Note Distribution Account and after paying transaction fees make the following payments in the following order of priority:

         (i) to the Class AS-1, Class AS-2 and Class AS-3 Notes, concurrently, the sum of their respective Current Interest Requirements and Class Interest Shortfall Carryforward Amounts, pro rata based upon such amounts;

         (ii) to the Class MS-1, Class MS-2 and Class BS Notes, sequentially in that order, the sum of their respective Current Interest Requirements and Class Interest Shortfall Carryforward Amounts;

        (iii) to the Class AS-1, Class AS-2 and Class AS-3 Notes, the Class A Principal Distribution Amount, as described above under "--Class A Principal Distribution Amounts";

        (iv) to the Class MS-1 and Class MS-2 Notes, sequentially in that order, the Class MS-1 and Class MS-2 Principal Distribution Amounts, respectively, as described above under "--Class M Principal Distribution Amounts--Pool I";

         (v) to the Class BS Notes, the Class BS Principal Distribution Amount, as described above under "--Class B Principal Distribution Amounts--Pool I";

        (vi) to the Class MS-1 Notes, the Class MS-1 Realized Loss Amount, as described below under "--Realized Losses"

        (vii) to the Class MS-2 Notes, the Class MS-2 Realized Loss Amount, as described below under "--Realized Losses";

       (viii) to the Class BS Notes, the Class BS Realized Loss Amount, as described below under "--Realized Losses";

        (ix) to the Servicer, certain amounts reimbursable pursuant to the Sale and Servicing Agreement;

         (x) to reimburse First Union National Bank for any draws made under the Letter of Credit for Pool I;

        (xi) to the Class MN and Class BN Notes, sequentially in that order, the Class MN and Class BN Realized Loss Amounts, respectively;

        (xii) to the Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2 and Class BS Notes, sequentially in that order, their respective Noteholders' Interest Carryover; and

       (xiii) any remainder to the Class I and Class R Certificates.

    Principal payments distributed to the Holders of the Class AS-3 Notes are required to be made in integral multiples of $25,000. If on any Remittance Date the amount of principal to be distributed to the Holders of the Class AS-3 Notes is not an even multiple of $25,000, such holders will receive from the amount of such difference amounts from an account (the "Rounding Account") to be established with the Indenture Trustee as part of the Trust. The Rounding Account will be reimbursed, to the extent funds are available, on the next Remittance Date prior to principal being paid to the holders of the Class AS-3 Notes.

    Pool II

    On each Remittance Date, the Indenture Trustee will withdraw the Pool Available Amount for Pool II from the applicable Note Distribution Account and after paying transaction fees make the following payments in the following order of priority:

         (i) to the Class AN Notes, the sum of its Current Interest Requirement and Class Interest Shortfall Carryforward Amount;

         (ii) to the Class MN Notes, the sum of its Current Interest Requirement and Class Interest Shortfall Carryforward Amount;

        (iii) to the Class BN Notes, the sum of its Current Interest Requirement and Class Interest Shortfall Carryforward Amount;

        (iv) to the Class AN Notes, the Class AN Principal Distribution Amount, as described above under "--Class A Principal Distribution Amounts";

         (v) to the Class MN Notes, the Class MN Principal Distribution Amount, as described above under "--Class M Principal Distribution Amounts--Pool II";

        (vi) to the Class BN Notes, the Class BN Principal Distribution Amount, as described above under "--Class B Principal Distribution Amounts--Pool II";

        (vii) to the Class MN Notes, the Class MN Realized Loss Amount, as described below under "--Realized Losses";

       (viii) to the Class BN Notes, the Class BN Realized Loss Amount, as described below under "--Realized Losses";

        (ix) to the Servicer, certain amounts reimbursable pursuant to the Agreement;

         (x) to reimburse First Union National Bank for draws made under the Letter of Credit for Pool II;

        (xi) to the Class MS-1, Class MS-2 and Class BS Notes, sequentially in that order, the Class MS-1, Class MS-2 and Class BS Realized Loss Amounts, respectively;

        (xii) to the Class AN, Class MN and Class BN Notes, sequentially in that order, their respective Noteholders' Interest Carryover; and

       (xiii) any remainder to the Class II Certificates.

REALIZED LOSSES

GENERAL

    If a Business Loan becomes a Liquidated Loan during a Due Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the then outstanding balance of such Business Loan. The amount of such insufficiency is a "Realized Loss."

    To the extent that Realized Losses are experienced, such Realized Losses will reduce the aggregate outstanding balance of the Business Loans of the related Pool (I.E. a reduction in the collateral balance will occur) and, to the extent experienced and not covered by application of the related Pool Available Amount, will in the first instance reduce the Spread Amount.

    The Sale and Servicing Agreement requires that the Spread Amount for each Pool be initially increased to, and thereafter maintained at, the related Specified Subordinated Amount. This increase and subsequent maintenance is intended to be accomplished by the application of Excess Spread to fund Accelerated Principal Distribution Amounts. Such Accelerated Principal Distribution Amounts, since they are funded from interest collections on the Business Loans but are distributed as principal on the Notes of the related Pool, will increase the related Spread Amount.

APPLICATION OF EXCESS SPREAD

    The weighted average Business Loan Interest Rate for each Pool is expected to be higher than the weighted average of the Remittance Rates on the Notes of the related Pool, plus transaction costs, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Notes. This excess interest (the "Excess Spread") will be applied to the extent available, to make accelerated payments of principal (I.E., the Accelerated Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal. Such application will cause the aggregate Class Principal Balance of the Notes of the related Pool to amortize more rapidly than the Business Loans of such Pool, resulting in overcollaterization.

    If on any Remittance Date, after taking into account all Realized Losses experienced during the prior Due Period, and the distribution of principal (including the Accelerated Principal Distribution Amount) with respect to the Notes on such Remittance Date, the aggregate Class Principal Balance of the Notes of a Pool exceeds the aggregate balance of the Business Loans of such Pool as of the end of the related Due Period and the amount available to be drawn under the related Letter of Credit, (I.E., if the level of overcollaterization is negative), then the Class Principal Balance of the Notes of such Pool will be reduced (in effect, "written down") such that the level of the Spread Amount is zero, rather than negative. Such a negative level is an "Applied Realized Loss Amount" which will be applied as a reduction in the Class Principal Balance of the related Class B and Class M Notes in reverse order of seniority. The Sale and Servicing Agreement does not permit the "write down" of the Class Principal Balance of any Class A Note.

    Once the Class Principal Balance of a Class of Notes has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Remittance Dates, be paid to Holders of the Notes which experienced the write down, in direct order of seniority.

    "Class BS Applied Realized Loss Amount" and "Class BN Applied Realized Loss Amount" means, as of any Remittance Date, the lesser of (x) the Class Principal Balance of the Class BS or Class BN Notes, as the case may be (after taking into account the distribution of the Class BN and Class BS Principal Distribution Amount, as the case may be, on such Remittance Date, but prior to the application of the Class BS and Class BN Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the Applied Realized Loss Amounts for the applicable Pool as of such Remittance Date.

    "Class BS Realized Loss Amount" and "Class BN Realized Loss Amount" means, as of any Remittance Date, the lesser of (x) the Class BS or Class BN Unpaid Realized Loss Amount, as the case may be, as of such Remittance Date and (y) the portion of the applicable Pool Available Amount remaining after application of the amounts set forth in clauses (i) through (vii), inclusive, under "--Flow of Funds" for the applicable Pool.

    "Class MS-1 Applied Realized Loss Amount" means, of any Remittance Date, the lesser of (x) the Class Principal Balance of the Class MS-1 Notes (after taking into account the distribution of the Class MS-1 Principal Distribution Amount on such Remittance Date, but prior to the application of the Class MS-1 Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the excess of (i) the Applied Realized Loss Amount for Pool I as of such Remittance Date over (ii) the sum of the Class MS-2 Applied Realized Loss Amount and the Class BS Applied Realized Loss Amount, in each case as of such Remittance Date.

    "Class MS-1 Realized Loss Amount" means, as of any Remittance Date, the lesser of (x) the Class MS-1 Unpaid Realized Loss Amounts of such Remittance Date and (y) the portion of the Pool Available Amount for Pool I for such Remittance Date remaining after application of amounts set forth in clauses (i) through (v) inclusive, under "--Flow of Funds--Pool I."

    "Class MS-2 Applied Realized Loss Amount" means as of any Remittance Date, the lesser of (x) the Current Principal Balance of the Class MS-2 Notes (after taking into account the distribution of the Class MS-2 Principal Distribution Amount on such Remittance Date, but prior to the application of the Class MS-2 Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the excess of (i) the Applied Realized Loss Amount for Pool I as of such Remittance Date over (ii) the Class BS Applied Realized Loss Amount as of such Remittance Date.

    "Class MS-2 Realized Loss Amount" means, as of any Remittance Date, the lesser of (x) the Class MS-2 Unpaid Realized Loss Amount as of such Remittance Date and (y) the portion of the Pool Available Amount for Pool I for such Remittance Date remaining after application of amounts set forth in clauses (i) through (vi), inclusive, under "--Flow of Funds--Pool I."

    "Class MN Applied Realized Loss Amount" means as of any Remittance Date, the lesser of (x) the Current Principal Balance of the Class MN Notes (after taking into account the distribution of the Class MN Principal Distribution Amount on such Remittance Date, but prior to the application of the Class MN Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the excess of (i) the Applied Realized Loss Amount for Pool II as of such Remittance Date over
(ii) the Class BN Applied Realized Loss Amount as of such Remittance Date.

    "Class MN Realized Loss Amount" means, as of any Remittance Date, the lesser of (x) the Class MN Unpaid Realized Loss Amount as of such Remittance Date and
(y) the portion of the Pool Available Amount for Pool II for such Remittance Date remaining after application of amounts set forth in clauses (i) through
(vi) inclusive, under "--Flow of Funds--Pool II."

    "Unpaid Realized Loss Amount" means for any Class of the Class B or Class M Notes as to any Remittance Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amount with respect to such Class for all prior Remittance Dates over (y) the aggregate cumulative amount of related Realized Loss Amounts with respect to such Class for all prior Remittance Dates.

OVER-COLLATERALIZATION

    On the Closing Date, the aggregate principal balances of the Business Loans of each Pool will exceed the aggregate Class Principal Balances of the Notes of such Pool. Also, Excess Spread will be applied to pay principal on the Notes. If losses are realized on the Business Loans, and the other forms of credit enhancement have been exhausted, the Notes will not be allocated any losses until the over-collateralization is eliminated (i.e., the aggregate Class Principal Balances of the Notes of a Pool exceed the aggregate principal balances of the Business Loans of such Pool).

SUBORDINATION

    Payments on the Class B Notes of a Pool will be subordinate to payments on the Class A and Class M Notes of that Pool, and payments on the Class M Notes of a Pool will be subordinate to payments on the Class A Notes of that Pool. This Subordination will be effected through the priority of payments described above in "--Flow of Funds."

EXCESS SPREAD

    The interest due on each Business Loan exceeds the sum of the interest due on the Notes and the fees and expenses payable to the transaction parties. This excess will be available each month to offset the losses realized on the Business Loans and make accelerated payments of principal.

CROSS-COLLATERALIZATION

    As set forth above in "--Flow of Funds," Excess Spread received on one Pool may be available to protect against losses in the other Pool.

LETTERS OF CREDIT

    On the Closing Date, First Union National Bank will issue a letter of credit for each Pool (each, a "Letter of Credit") in favor of the Indenture Trustee. First Union National Bank will be paid a fee for providing the Letter of Credit. For each Remittance Date, if a Letter of Credit Payment is due under a Letter of Credit, the Indenture Trustee will make a draw under the applicable Letter of Credit equal to the lesser of (x) the applicable Letter of Credit Payment and
(y) the applicable LOC Available Amount.

    For each Remittance Date and each Letter of Credit, the "Letter of Credit Payment" will equal the sum of:

        1. the excess, if any, of (x) the aggregate Class Principal Balance of the Notes of the applicable Pool (after taking into account all distributions of principal to be made on such Remittance Date other than relating to the Letter of Credit) over (y) the aggregate principal balance of the Business Loans of such Pool as of the last day of the immediately preceding Due Period; and

        2. the excess, if any, of (x) the aggregate Current Interest Requirements and Class Interest Shortfall Carryforward Amounts for the Notes of such Pool over (y) the Pool Available Amount for such Pool for such Remittance Date (other than the portion relating to payments under the Letter of Credit).

    For each Remittance Date, the applicable "LOC Available Amount" will be determined as follows:

    LOC Available Amount = A-B-C

    Where:

        A = for Pool I: for the first 24 Remittance Dates, 2.5% of the Original
            Pool Amount for Pool I, and thereafter, the Specified Subordinated Amount for Pool I;

            for Pool II: for the first 24 Remittance Dates, 7.22% of the Original Pool Amount for Pool II, and thereafter, the Specified Subordinated Amount for Pool II;

        B = $0 for the first 24 Remittance Dates and, thereafter, the excess, if any, of (x) the aggregate principal balance of the Business Loans in the applicable Pool as of the last day of the related Due Period over (y) the aggregate Class Principal Balances of the Notes of that Pool (after taking into account all distributions of principal to be made on such Remittance Date other than relating to the Letter of Credit);

        C = the amount of all prior draws under the applicable Letter of Credit.

    If First Union National Bank (the "Bank") has its long-term unsecured debt rating lowered to below "A2" by Moody's or its short-term unsecured debt rating lowered to below "P-1" by Moody's, then the Bank shall either (i) deposit into a reserve account an amount equal to the then applicable LOC Available Amount or
(ii) provide a replacement letter of credit or other credit support satisfactory to Moody's. Additionally, the Bank may terminate the Letters of Credit or substitute them for another letter of credit or other credit support if, in either event, each of Moody's and DCR indicates in writing that such termination or substitution will not cause it to lower its ratings then assigned to any class of Notes.

    The Bank is a subsidiary of First Union Corporation (the "Corporation"), whose principal office is located in Charlotte, North Carolina. The Corporation is the sixth largest bank holding company in the United States based on approximately $223 billion in total assets as of March 31, 1999.

    The Bank is a national banking association with its principal office in Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United States. The Bank is a commercial bank offering a wide range of banking, trust and other services to its customers. As of March 31, 1999, the Bank had total assets of approximately $218 billion, total net loans of approximately $129 billion, total deposits of approximately $137 billion and stockholder's equity of approximately $18 billion.

    The Bank submits quarterly to the Federal Deposit Insurance Corporation (the "FDIC") certain reports called "Consolidated Reports of Condition and Income for a Bank With Domestic and Foreign Offices" (each, a "Call Report", and collectively, the "Call Reports"). The publicly available portions of the Call Reports with respect to the Bank are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Disclosure Group, Room F5I8, 550 17th Street, N.W., Washington, D.C. 20429, at prescribed rates.

    In 1989, the United States Congress passed comprehensive financial institutions legislation known as the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"). Pursuant to the provisions of FIRREA, an FDIC-insured financial institution sharing common ownership with a failed institution can be required to indemnify the FDIC for its losses resulting from the insolvency of the failed institution, even if such indemnification causes the affiliated institution also to become insolvent. As a result, the Bank may under certain circumstances, be obligated for the liabilities of the banking subsidiaries of the Corporation.

    NO BANKING OR OTHER AFFILIATE CONTROLLED BY THE CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE LETTER OF CREDIT.

    The information contained in this section relates to and has been obtained from the Bank and is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

    The delivery hereof shall not create any implication that there has been no change in the affairs of the Bank since the date hereof, or that the information contained in this section is correct as of any time subsequent to its date.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT AND CERTAIN OTHER RISKS

    In general, the protection afforded by the credit enhancement is protection for credit risk and not for prepayment risk and does not apply to the Noteholders' Interest Carryover.

REPORTS TO NOTEHOLDERS

    On each Remittance Date, the Indenture Trustee will be required to forward to each Noteholder of the related Pool (which will be Cede, as registered Holder of each Class of Notes and the nominee of DTC, unless and until Definitive Notes are issued), a statement prepared by the Trust Administrator (based in part on information provided by the Servicer), which generally will set forth, among other things:

        (a) the amount being distributed to the Notes of such Pool on such Remittance Date, in the aggregate and by component and listed separately for the portions relating to each related Class of Pool I or Pool II Notes;

        (b) the Pool Principal Distribution Amounts for each such Pool for such Remittance Date, in the aggregate and listed separately for the portion relating to each related Class of Pool I or Pool II Notes;

        (c) the Current Interest Requirements for each related Class of Pool I or Pool II Notes for such Remittance Date;

        (d) the applicable rate of LIBOR and the Auction Rate for such Remittance Date;

        (e) the Remittance Rate for each Class of Notes for such Remittance Date and if such Remittance Rate was based on the applicable Net Funds Cap, what it would be if based on LIBOR plus the applicable margin or the Auction Rate, as the case may be;

        (f) the Net Funds Cap for each Class of Notes and the Weighted Average Coupon Cap for the Pool I Notes for such Remittance Date;

        (g) if the Remittance Rate for a Class of Notes for such Remittance Date is based on the applicable Net Funds Cap and such Class is entitled to receive Noteholders' Interest Carryover, the amount of any Noteholders' Interest Carryover allocated to such Class of Notes for such Remittance Date;

        (h) the amount of the distribution, if any, allocable to Noteholders' Interest Carryover and the amount of any unpaid Noteholders' Interest Carryover for all prior Remittance Dates after giving effect to such distribution;

        (i) the amount of payments under the Letters of Credit, if any, stated separately by Pool;

        (j) the Spread Amount and the Specified Subordinated Amount for each Pool for such Remittance Date;

        (k) the amount of any Applied Realized Loss Amount, Realized Loss Amount and Unpaid Realized Loss Amount for each Class as of the close of such Remittance Date;

        (l) the Class Principal Balances for each Class of Notes and the Principal Factors (as defined below) after giving effect to the distributions of principal on each related Class of Pool I or Pool II Notes on such Remittance Date;

        (m) the number and aggregate principal balances of Business Loans in each Pool delinquent (i) 31 to 59 days, (ii) 60 days to 89 days and (iii) 90 days or more as of the end of the related Due Period;

        (n) the number and aggregate principal balances of all Business Loans in each Pool in foreclosure or other similar proceedings and the number and aggregate principal balance of all Business Loans in each Pool relating to any REO Properties; and

        (o) the number and aggregate principal balances of Defaulted Loans repurchased at the option of the Servicer.

    As to any Remittance Date, the "Principal Factor" for a Class of Notes will be a fraction, expressed as a percentage, the numerator of which is the Class Principal Balance (or, in the case of the Class AX Notes, the Notional Amount) for such Class (after giving effect to the distribution of principal on such Remittance Date), and the denominator of which is the original Class Principal Balance (or, in the case of the Class AX Notes, the Notional Amount) for such Class.

    In the case of information furnished pursuant to clauses (a) through (c) above, the amounts will be expressed as a dollar amount per Note with a $25,000 principal denomination.

    Within 90 days after the end of each calendar year, the Indenture Trustee will be required to mail to each person who at any time was a Holder of Notes of the related Pool during such year, a statement prepared by the Trust Administrator containing the information set forth in clauses (a) through (c) above aggregated for such calendar year, or, in the case of each person who was a Holder of a Note for a portion of such calendar year, setting forth such information for each month thereof.

    All reports prepared by the Trust Administrator and forwarded to the Indenture Trustee will be based upon statements supplied to the Trust Administrator by the Servicer.

BOOK-ENTRY NOTES

    The Notes will be book-entry Notes (the "Book-Entry Notes"). Persons acquiring beneficial ownership interests in the Notes ("Note Owners") will hold their Notes through DTC in the United States, or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more Notes which equal the aggregate principal balance of the Notes and will initially be registered in the name of Cede & Co., the nominees of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York, Brussels Office, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing original principal balances of $1,000 and integral multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Note (each, a "beneficial owner") will be entitled to receive a physical Note representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Indenture or the Agreement. Note Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate).

    Note Owners will receive all distributions of principal of, and interest on, the Notes from the Indenture Trustee through DTC and DTC participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Note Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Notes, the Rules provide a mechanism by which Note Owners will receive distributions and will be able to transfer their interest.

    Note Owners will not receive or be entitled to receive Notes representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

    Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES-- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or

Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    DTC management is aware that some computer applications, systems, and the like for processing dates ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to Issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

    According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

    Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of Notes. Transactions may be settled in Cedelbank in numerous currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific Notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Notes will be made on each Distribution Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede. Distributions with respect to Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical Notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical Notes.

    Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

    DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes, Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture or the Agreement on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

    Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if (a) DTC or the Servicer advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Servicer or the Indenture Trustee is unable to locate a qualified successor, (b) the Servicer, at its sole option, with the consent of the Indenture Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Current Principal Balance of the Book-Entry Notes advise the Indenture Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes and Noteholders under the Indenture and the Agreement.

    Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    None of the Seller, the Servicer or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                     THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of the Indenture, the Sale and Servicing Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "The Agreements" in the Prospectus.

CONTRIBUTION AND ASSIGNMENT OF THE BUSINESS LOANS

    On the Closing Date, the Seller will contribute the Business Loans to the Trust. The Trust will, concurrently with such contribution, pledge and assign the Business Loans to the Indenture Trustee as collateral for the Notes issued pursuant to the Indenture.

    Under the terms of the Sale and Servicing Agreement, with respect to each Business Loan, the Seller will deliver to FUNB, as Custodian, the Business Notes and the other documents relating to the Business Loans; provided, that so long as FUNB's long-term unsecured debt is rated at least "A2" by Moody's and "A" by Duff, FUNB shall be entitled to maintain possession of such Trustee's Loan File as Custodian. In the event that the long-term unsecured debt rating of FUNB does not satisfy the above-described standards or another Assignment Event has occurred and is continuing, FUNB shall no longer be the Custodian for the Business Loans and will cause, within 30 days after the occurrence of an Assignment Event, each of the Trustee's Loan Files in its possession pertaining to the Business Loans to be delivered to HSBC Bank USA, as Indenture Trustee or such Indenture Trustee's bailee.

    FUNB will review the Trustee's Loan Files in its possession relating to the Business Loans within the period specified in the Sale and Servicing Agreement and notify the Indenture Trustee, of any material defect discovered in such review. Notwithstanding the foregoing, FUNB shall perform the review required by the Sale and Servicing Agreement as to each Business Loan within 60 days from its date of delivery to FUNB. If any document required to be included in any Trustee's Loan File does not bear manual signatures, has not been received or is unrelated to the applicable Loan, and such defect is not cured as provided in the Sale and Servicing Agreement following receipt of notification thereof by the Representative from the Indenture Trustee, the Representative will be required either to repurchase or to replace the affected Business Loan in the manner set forth in the Prospectus under the caption "The Agreements--Representations and Warranties."

PAYMENTS ON THE BUSINESS LOANS

    The Sale and Servicing Agreement requires the Servicer to establish and maintain one or more principal and interest accounts (each, a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Sale and Servicing Agreement. For so long as (i) the Servicer remains an affiliate of FUNB, (ii) no Event of Default under the Sale and Servicing Agreement shall have occurred and be continuing and (iii) FUNB maintains a short-term rating of at least "Duff-1" by Duff and "P-1" by Moody's, and for five Business Days following any reduction, suspension, termination or withdrawal of either such rating, the Principal and Interest Account may be held with FUNB and its affiliates, and FUNB may commingle such cash with its other funds for certain periods.

    All funds in the Principal and Interest Accounts are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Servicer.

    The Servicer is required to deposit in the related Principal and Interest Account (within two Business Days of receipt): (i) all payments received after the Cut-Off Date on account of interest on the Business Loans (net of the Servicing Fee and other servicing compensation payable to the Servicer as permitted by the Sale and Servicing Agreement), (ii) all payments received after the Cut-Off Date on account of principal on the Business Loans, (iii) any amounts paid in connection with the repurchase of a Business Loan and the amount of any adjustment for substituted Business Loans, and (iv) the amount of any losses incurred in connection with investments in Permitted Instruments.

    No later than the third Business Day preceding each Remittance Date (the "Determination Date") the Servicer will withdraw from the Principal and Interest Account and remit to the Indenture Trustee for deposit in the applicable Note Distribution Account, the portion of the related Pool Available Amount for the related Remittance Date that is net of Compensating Interest and Monthly Advances.

    Not later than the close of business on each Determination Date, the Servicer also will remit to the Trustee for deposit in the applicable Note Distribution Account any required Monthly Advance and/or Compensating Interest.

    The Servicer is required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property or other Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance." The Servicer is obligated to make the Servicing

Advances incurred in the performance of its servicing obligations. The Servicer may recover Servicing Advances from future collections on the Business Loans.

MONTHLY ADVANCES

    The Servicer is required to remit to the Indenture Trustee no later than the third Business Day prior to each Remittance Date (the "Determination Date") for deposit in the applicable Note Distribution Account the amount (the "Monthly Advance"), if any, by which (i) the sum of (x) 30 days' interest at the then applicable weighted average Remittance Rate for the Notes of a Pool on the aggregate Class Principal Balances of the Notes of that Pool immediately prior to the related Remittance Date and (y) the transaction fees for that Pool, exceeds (ii) the amount received by the Servicer as of the related Record Date in respect of interest on the Business Loans of the related Pool.

    Monthly Advances are reimbursable in the first instance from late collections of interest, Liquidation Proceeds, Insurance Proceeds and proceeds received by the Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related Business Loan as to which the Monthly Advances were made. The Servicer's right to reimbursement for such advances in excess of such amounts is limited to late collections of interest received on the Business Loans generally; provided, however, that the Servicer's right to such reimbursement is subordinate to the rights of the Noteholders. Monthly Advances are intended to provide sufficient funds for the payment of the interest to the Noteholders at the then applicable Class Remittance Rates, plus an additional amount, if any, required to pay the fees and expenses of the transaction parties. The Servicer is not required to make monthly advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the Business Loans.

COMPENSATING INTEREST

    Not later than each Determination Date, with respect to each Business Loan as to which a Principal Prepayment in full or a Curtailment was received during the related Due Period, the Servicer is required to remit to the Indenture Trustee for deposit in the applicable Note Distribution Account, from amounts otherwise payable to the Servicer as servicing compensation, an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the principal balance of the Business Loan at the Business Loan Interest Rate for that Business Loan over (b) that portion of the amount of interest actually received in respect of the related Business Loan during such Due Period.

CALCULATION OF LIBOR

    The Trust Administrator will determine the London interbank offered rate for deposits in U.S. dollars having a maturity of one month ("LIBOR") commencing on the second LIBOR Determination Date preceding each Remittance Date (the "One-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the One-Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Trust Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trust Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the One-Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

    "LIBOR Determination Date" means the date which is both a Business Day and a London Banking Day prior to the commencement of each related Interest Period.

    "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of California, New York, or North Carolina are authorized or obligated by law or executive order to be closed.

    "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

    "Interest Period" means, with respect to the Notes, (i) initially, the period commencing on the Closing Date and ending on the day immediately preceding the first Remittance Date and (ii) thereafter, the period commencing on a Remittance Date and ending on the day immediately preceding the next Remittance Date.

    "Reference Banks" means leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

    "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

    The establishment of LIBOR on each Libor Determination Date by the Trust Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Notes for the related Remittance Date shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trust Administrator at (704) 383-6068.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer is entitled to a servicing fee of 0.40% per annum (the "Servicing Fee") of the unpaid principal balance of each Business Loan, calculated and paid monthly from the interest portion of monthly payments, Liquidation Proceeds and certain other proceeds collected. See "The Agreements--Servicing and Other Compensation and Payment of Expenses" in the Prospectus.

REMOVAL AND RESIGNATION OF SERVICER

    The Noteholders, by notice in writing to the Servicer, may, pursuant to the Sale and Servicing Agreement, remove the Servicer upon the occurrence of any of the following events:

        (i) (A) the failure by the Servicer to make any required Servicing Advance, to the extent such failure materially or adversely affects the interests of the Noteholders; (B) the failure by the Servicer to make any required Monthly Advance; (C) the failure by the Servicer to remit any Compensating Interest; or (D) any failure by the Servicer to remit to Noteholders, or to the Indenture Trustee for the benefit of the Noteholders, any payment required to be made under the terms of the Sale and Servicing Agreement, which continues unremedied (in the case of the events described in clauses (i)(A), (i)(C) and (i)(D) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by any Noteholder; or

        (ii) failure by the Servicer or the Seller duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer or the Seller, as set forth in the Sale and Servicing Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Seller, as the case may be, by the Indenture Trustee or to the Servicer, or the Seller, as the case may be, and the Indenture Trustee by any Noteholder; or

        (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

        (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

        (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

    The Servicer may not assign the Sale and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, the Indenture Trustee and the Noteholders, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law or administrative determination and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Sale and Servicing Agreement.

    Upon removal or resignation of the Servicer, the Indenture Trustee will be the successor servicer (the "Successor Servicer"). If, however, the Indenture Trustee is unable to act as Successor Servicer, the Indenture Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to Moody's and Duff & Phelps having a net worth of not less than $15,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

OPTIONAL PURCHASE

    The Servicer has the right, but not the obligation, to purchase any Defaulted Business Loan for the purchase price and in the manner described under "The Agreements--Representations and Warranties" in the Limits from Prospectus. In no event, however, may the aggregate principal balance of Defaulted Business Loans purchased pursuant to this provision exceed 10% of the Original Principal Balance.

OPTIONAL TERMINATION

    The Servicer may, at its option, redeem the Notes on any Remittance Date on which the then outstanding aggregate principal balance of the Business Loans is less than 10% of the aggregate Original Principal Balance by purchasing the Business Loans a price equal to the Termination Price; PROVIDED, HOWEVER, that under certain circumstances set forth in the Agreement, the Servicer may not take such action prior to providing Moody's and Duff & Phelps with an opinion of counsel that such termination would not be deemed a fraudulent conveyance by the Servicer.

THE INDENTURE

    MODIFICATION OF THE INDENTURE. With the consent of the holders of a majority of the aggregate Class Principal Balance of Notes then outstanding, and notice to the Rating Agencies, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture, or to modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will (i) change the date of payment of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the assets of the Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter certain provisions of the Indenture regarding the determination of Notes that are considered "outstanding" for consent, waivers and other matters, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Issuer to sell or liquidate the Business Loans, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements, (vii) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

    The Trust and the Indenture Trustee may also enter into supplemental indentures, with notice to the Rating Agencies but without obtaining the consent of Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of Noteholders so long as such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, adversely affect in any material respect the interest of any Noteholder.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. An "Event of Default" with respect to the Notes is defined in the Indenture as consisting of the following (except as described in the remaining sentences of this paragraph): (i) a default for five days or more in the payment of any interest on any Note (other than any Noteholders' Interest Carryover) after the same becomes due and payable; (ii) default in the payment of principal on any Note when the same becomes due and payable; or (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days (or, for certain defaults, 90 days) after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate Class Principal Balance of the Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days (or, for certain breaches, 90 days) after notice thereof is given to the Trust by the Indenture Trustee or to the Trust, and the Indenture Trustee by the holders of at least 25% in aggregate Class Principal Balance of the Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. The amount of principal required to be distributed to Noteholders on any Remittance Date is limited to the portion of the Pool Available Amount on deposit in the related Note Distribution Account and allocated to such purposes. Also, the failure to pay interest or principal on a Note will not be an Event of Default so long as a more senior Note of the related Pool is outstanding.

    If an Event of Default should occur and be continuing, the Indenture Trustee or holders of a majority in aggregate Class Principal Balance of the Notes then outstanding may declare all outstanding Notes to be immediately due and payable, by notice to the Indenture Trustee if given by the Noteholders. Such declaration may be rescinded by the holders of a majority in aggregate current Principal Balance of the Notes then outstanding if (i) the Trust has paid to the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and due to the Indenture Trustee and (ii) all Events of Default (other than nonpayment of amounts due solely as a result of such acceleration) have been cured or waived.

    If the Notes have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may sell the Business Loans or elect to maintain possession of the Business Loans. In addition, the Indenture Trustee is prohibited from selling the Business Loans following an Event of Default, other than a default for five days or more in the payment of any interest or a default in the payment of any principal on any Note, unless
(i) the holders of 100% of the aggregate Class Principal Balance of the Notes outstanding consent to such sale, (ii) the Trustee determines that the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the Notes outstanding or (iii) the Indenture Trustee determines that the collections on the Business Loans and other assets of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate Class Principal Balance of the Notes then outstanding.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of

Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate Class Principal Balance of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee.

    No holder of any Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in Class Principal Balance of the outstanding Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days after notice failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in Class Principal Balance of the outstanding Notes.

    In addition, the Indenture Trustee and the Noteholders will covenant that they will not, prior to the date which is one year and a day after the termination of the Indenture, institute against the Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents (as defined below).

    CERTAIN COVENANTS. The Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, or any state, and such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (ii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iii) such consolidation or merger will not result in any of the Rating Agencies lowering its ratings then assigned to the Notes, (iv) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Delaware tax consequence to the Trust or to any Certificateholder or Noteholder, (v) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken, and
(vi) the Trust shall have delivered to the Indenture Trustee an officer's certificate of the Trust and an opinion of counsel each stating that such consolidation or merger and any supplemental indenture relating thereto comply with the terms of the Indenture and that all conditions precedent provided for in the Indenture to such transaction have been complied with (including any Exchange Act filings) in all material respects.

    Except as otherwise permitted by the Indenture, the Transfer and Servicing Agreements and related documents (the "Basic Documents"), the Trust may not convey or transfer all or substantially all its properties or assets, including the assets securing the Notes, unless for the most part the conditions specified in (i) through (vii) above with respect to a permitted merger or consolidation are met, plus the acquiror must agree (a) that all right, title and interest in the property and assets so conveyed or transferred are subordinate to the rights of the Noteholders, (b) to indemnify the Trust (unless otherwise provided in the supplemental indenture) and (c) to make all filings with the Commission required by the Exchange Act in connection with the Notes.

    The Trust will not, among other things, (i) except as expressly permitted by the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of any Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust (iii) permit the validity or effectiveness of the Indenture to be impaired, or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to any Notes under the Indenture except as may be expressly permitted thereby, (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof (other than certain tax and other liens arising by operation of law, except as expressly permitted by the Basic Documents) or
(v) permit the lien of the Indenture not to constitute a valid first priority (other than with respect to such tax or other lien) security interest in the assets securing the Notes.

    The Trust may not engage in any activity other than financing, purchasing, owning, selling, servicing and managing the Business Loans and activities incidental thereto.

    The Trust will not issue, incur, assume or guarantee or otherwise become liable for any indebtedness other than the Notes or otherwise in accordance with the Basic Documents.

    ANNUAL COMPLIANCE STATEMENT AND OTHER NOTICES. The Trust will be required to deliver to the Indenture Trustee annually, commencing in 2000, a written statement as to the fulfillment of its obligations under the Indenture. The Trust is required to give the Indenture Trustee written notice of each Event of Default among other notices. The Indenture Trustee will notify Noteholders of known defaults under the Indenture within 90 days after their occurrence.

    SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

    The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, which will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

    The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

    Chase Manhattan Bank Delaware, a Delaware banking corporation, will be the Owner Trustee under the Trust Agreement. The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates, the Notes (other than the execution thereof) or any Loans or related documents, and will not be accountable for the use or application by the Originators of any funds paid to the Originators in respect of the Notes or the Business Loans, or the investment of any monies by the Servicer before such monies are deposited into the Note Distribution Account or the Certificate Distribution Account. The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the

Owner Trustee under the Trust Agreement in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, or Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee obtains actual knowledge of such failure.

    The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. The Owner Trustee will be paid a fee for its services as set forth in the Trust Agreement.

    HSBC Bank USA will be the Indenture Trustee under the Indenture. The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the execution and authentication thereof) or any Business Loans or related documents, and will not be accountable for the use or application by the Seller or the Owner Trustee of any funds paid to the Seller or the Owner Trustee in respect of the Notes or the Business Loans, or the investment of any monies by the Servicer before such monies are deposited into the Note Distribution Account. So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports on other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of such failure. The Indenture Trustee will be paid a fee for its services as set forth in the Indenture.

THE TRUST ADMINISTRATOR

    First Union National Bank, a national banking association headquartered in Charlotte, North Carolina, will perform certain administrative functions on behalf of the Trust (in such capacity, the "Trust Administrator"), as set forth in the Agreement. The Trust Administrator will be paid a fee for its services as set forth in the Agreement.

THE CUSTODIAN

    First Union National Bank, Trust Department ("FUNB"), will be the Custodian of the Business Loans. In such capacity, it will retain the files relating to the Business Loans unless and until an Assignment Event occurs. FUNB will hold such files in a segregated area maintained initially at the Representative's offices located in North Highlands, California. The Custodian will be paid a fee for its services as set forth in the Agreement. See "Risk Factors--Risk of Insolvency."

THE REMARKETING AGENT

    First Union Capital Markets Corp. will act as remarketing agent with respect to the Class AS-3 Notes and may appoint third parties to assist it in performing its functions.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following tax discussion, together with the discussion under the caption "Certain Federal Income Tax Consequences" in the Prospectus, represents the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel ("Federal Tax Counsel"), as to the anticipated material federal income tax consequences of the purchase ownership and disposition of Notes. The discussion and the opinions referred to below are based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis). Opinions of counsel are not binding on the Internal Revenue Service ("IRS") and there can be no assurance that the IRS could not successfully challenge any of the legal conclusions or opinions contained herein. No ruling will be sought from the IRS with respect to the transaction described herein. Prospective Noteholders are advised to read "Certain Federal Income Tax Consequences" in the Prospectus and to consult their tax advisors with regard to the federal income tax consequences of the purchase, ownership, and disposition of interests in the Notes, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

POOL I NOTES

    For federal income tax purposes, one or more elections will be made to treat certain assets in Pool I as real estate mortgage investment conduits (each, a "REMIC"), creating a tiered REMIC structure. Upon the issuance of the Notes, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the Transfer and Servicing Agreements and applicable provisions of the Code, Treasury regulations and rulings, each asset pool in Pool I for which a REMIC election is made pursuant to the Trust Agreement will constitute a REMIC and the Pool I Notes (exclusive of any rights to receive Current Interest Requirements which exceed interest at the Weighted Average Coupon Cap ("Current WAC Excess") and to receive Noteholders' Interest Carryover, as described below) will constitute "regular interests" in a REMIC ("REMIC Notes").

    Because the REMIC Notes will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Code, and any income with respect to the REMIC Notes will be taxable to holders in accordance with the accrual method of accounting, regardless of the holders' usual method of accounting. See "Federal Income Tax Consequences--REMIC Regular Certificates--Current Income on REMIC Regular Certificates" in the Prospectus.

    Certain classes of REMIC Notes may, depending on their issue prices, be issued with original issue discount ("OID") for federal income tax purposes. In such event, holders of REMIC Notes will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--REMIC Regular

Certificates--Original Issue Discount" for a description of the methodology for calculating the amount and accrual of OID. Because no regulatory guidance exists regarding the accrual of OID on a regular interest in a REMIC, no assurance can be given that the methodology described for such accrual in the Prospectus represents the correct manner for calculating OID. The prepayment assumption that will be used in determining the rate of accrual of OID, if any, with respect to the REMIC Notes is 12% CPR, as 12% CPR is defined herein. See "Yield, Maturity and Prepayment Considerations" in this Prospectus Supplement. However, no representation is made as to the rate as which prepayments will actually occur.

    NOTEHOLDERS' INTEREST CARRYOVER. Each beneficial owner of a Pool I Note will be treated for tax purpose as owning two separate assets: (a) the Pool I Note without the related rights to receive Current WAC Excess and Noteholders' Interest Carryover (which Note, without such rights, constitutes a regular interest in a REMIC) and (b) the related rights to receive Current WAC Excess and Noteholders' Interest Carryover and accordingly, a purchaser of a Pool I Note must allocate its purchase price between the two assets comprising the Pool I Note. In general, such allocation would be based on the relative fair market values of such assets on the date of purchase of the Pool I Note. No representation is or will be made as to the relative fair market values. We recommend that all holders of Pool I Notes consult their tax advisors regarding the taxation of Current WAC Excess and Noteholders' Interest Carryover, the taxation of which is generally governed by the provisions of the Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles.

    The rights to receive Current WAC Excess and Noteholders' Interest Carryover will not constitute:

    (a) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

    (b) a "qualified mortgage" or a "permitted investment" within the meaning of section 860G(a)(3) and section 860G(a)(5), respectively, of the Code if held by another REMIC; or

    (c) an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

    Further, the Current WAC Excess and Noteholders' Interest Carryover will not constitute income described in section 856(c)(3)(B) of the Code for a real estate investment trust. Other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

POOL II NOTES

    No elections will be made to treat any assets in Pool II as a real estate mortgage investment conduit. Upon the issuance of the Notes, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the Transfer and Servicing

Agreements, the Pool II Notes will be classified as debt for federal income tax purpose and the Trust will not be characterized as an association or publicly traded partnership taxable as a corporation. Furthermore, because the Pool I Notes and Pool II Notes are cross-collateralized only with respect to credit support, Federal Tax Counsel will deliver its opinion that the Trust will not be characterized as a taxable mortgage pool. All prospective holders of Pool II Notes should read "Certain Federal Income Tax Consequences--Non-REMIC Certificates and Notes of a Trust Intended to be Characterized as a Partnership or Division" and "--Tax Consequences to Holders of the Notes Issued by a Partnership or Division" in the Prospectus.

    While (because of the allowance of Noteholders' Interest Carryover) the tax treatment of interest on the Pool II Notes is not entirely clear under the Code and Treasury regulations, the Trust intends to treat the stated interest on the Pool II Notes as "qualified stated interest" and will not include such interest in the stated redemption price at maturity of the Pool II Notes for purposes of calculating OID. Nevertheless, certain classes of Pool II Notes may, depending on their issue prices, be issued with OID for federal income tax purposes. In such event, holders of Pool II Notes will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The methodology for calculating the amount and accrual of OID for REMIC Certificates under "Certain Federal Income Tax Consequences--REMIC Regular Certificates-- Original Issue Discount" in the Prospectus is equally applicable to the Pool II Notes. Because no regulatory guidance exists regarding the accrual of OID on prepayable collateralized debt instruments, such as the Pool II Notes, no assurance can be given that the methodology described for such accrual in the Prospectus represents the correct manner for calculating OID. The prepayment assumption that will be used in determining the rate of accrual of OID, if any, with respect to the Pool II Notes is 12% CPR, as 12% CPR is defined herein. See "Yield, Maturity and Prepayment Considerations" in this Prospectus Supplement. However, no representation is made as to the rate as which prepayments will actually occur.

                            STATE TAX CONSIDERATIONS

    Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal laws and this discussion does not purport to describe any aspect to the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

    A fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Notes. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA;
(iii) whether the investment is in accordance with the documents and instruments governing the plan and (iv) whether the investment is prudent, considering the nature of the investment.

    Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, including individual retirement accounts and annuities, Keogh plans and entities in which such plans, accounts, annuities or arrangements are invested (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of the Notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the Business Loans to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Note.

    Under the Plan Asset Regulations, if a Class of Notes is treated as having substantial equity features, the purchaser of a Note of such Class could be treated as having acquired a direct interest in the Business Loans securing the Notes. In that event, the purchase, holding, or resale of such Notes could result in a transaction that is prohibited under ERISA or the Code. The Issuer believes that all Classes of Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Note should not be treated as having acquired a direct interest in the assets of the Issuer. However, there can be no complete assurance that all Classes of Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

    Regardless whether the Notes are treated as debt or equity for purposes of ERISA, the acquisition or holding of Notes by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuer, the Trustee, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a subsequent transfer of a Note is between a Plan and a party in interest or disqualified person with respect to such Plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Notes, depending in part upon the type of Plan fiduciary making the decision to acquire Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to,
(i) PTCE 96-23, regarding investments determined by in-house asset managers,
(ii) PTCE 95-60, regarding investments by insurance company pooled accounts;
(iii) PTCE 91-38, regarding investments by bank collective investment funds;
(iv) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (v) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers. Before purchasing Notes, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchase of a Note will be deemed a representation by the acquirer that either: (i) it is not, and is not purchasing a Note for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, or (ii) PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other prohibited transaction exemption is applicable to the purchase and holding of a Note by the acquirer.

    Any Plan fiduciary considering the purchase of Notes should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                LEGAL INVESTMENT

    There may be restrictions on the ability of certain investors, including depository institutions, either to purchase Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Notes constitute legal investments for such investors.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Notes, dated June 24, 1999 (the "Underwriting Agreement"), the Seller has agreed to sell and each Underwriter has agreed to purchase the principal amount of each Class of Notes set forth below its name.

                                       FIRST UNION
                                         CAPITAL        PRUDENTIAL       SALOMON
                                         MARKETS        SECURITIES     SMITH BARNEY
                                          CORP.        INCORPORATED        INC.
                                      --------------  --------------  --------------
POOL I NOTES
Class AS-1..........................  $   68,644,000  $   27,657,600  $   41,486,400
Class AS-2..........................  $   70,528,500  $   28,211,400  $   42,317,100
Class AS-3..........................  $  190,443,000  $           --  $           --
Class MS-1..........................  $   11,042,000  $    4,416,800  $    6,625,200
Class MS-2..........................  $   11,731,000  $    4,692,800  $    7,039,200
Class BS............................  $   12,423,000  $           --  $           --
POOL II NOTES
Class AN............................  $   27,947,000  $   11,079,200  $   16,368,800
Class MN............................  $    1,114,500  $      445,800  $      668,700
Class BN............................  $    4,457,000  $           --  $           --
                                      --------------  --------------  --------------
  Total.............................  $  398,330,000  $   76,503,600  $  114,505,400
                                      --------------  --------------  --------------
                                      --------------  --------------  --------------

    The Representative has been advised by the Underwriters that the Underwriters propose initially to offer the Notes to the public from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. This Prospectus Supplement and the Prospectus may be used by First Union Capital Markets Corp. in connection with offers and sales related to market-making transactions. First Union Capital Markets Corp. may act as principal or agent in such transactions.

    The Representative has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Each of the Underwriters may provide investment banking and other services for the Representative for which it will receive additional compensation.

    The Representative, the Originators and FUNB are affiliates of First Union Capital Markets Corp. The Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Representative, its affiliates, the Owner Trustee and the Indenture Trustee in the ordinary course of business.

                                    RATINGS

    It is a condition to their issuance that the Notes be rated by Moody's and by Duff & Phelps as follows:

CLASS                                                                           MOODY'S       DCR
----------------------------------------------------------------------------  -----------  ---------
Class AS-1..................................................................         Aaa         AAA
Class AS-2..................................................................         Aaa         AAA
Class AS-3..................................................................         Aaa         AAA
Class MS-1..................................................................         Aa1          AA
Class MS-2..................................................................          A2           A
Class BS....................................................................        Baa2         BBB
Class AN....................................................................         Aaa         AAA
Class MN....................................................................          A2           A
Class BN....................................................................        Baa2         BBB

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Note.

                                 LEGAL MATTERS

    Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Seller by Bruce Hurwitz, Esq., Managing Attorney to the Seller. Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will render opinions relating to the material federal income tax consequences associated with the purchase, ownership and disposition of the Notes.

                             FINANCIAL INFORMATION

    The Trust Fund has been formed to own the Business Loans and to issue the Notes. The Trust Fund had no assets or obligations prior to the issuance of the Notes and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust Fund are included in this Prospectus Supplement.

                            INDEX OF PRINCIPAL TERMS

10% BALANCE DATE............................................................       S-58
20% BALANCE DATE............................................................       S-58
ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT...................................       S-58
ACT.........................................................................       S-40
APPLIED REALIZED LOSS AMOUNT................................................       S-64
BANK........................................................................       S-68
BASIC DOCUMENTS.............................................................       S-86
BENEFICIAL OWNER............................................................       S-71
BIF.........................................................................      S-102
BOOK-ENTRY NOTES............................................................       S-71
BUSINESS DAY................................................................       S-53
BUSINESS LOANS..............................................................       S-11
BUSINESS LOAN INTEREST RATE.................................................       S-15
BUSINESS NOTES..............................................................       S-11
CCL LOANS...................................................................       S-10
"CALL REPORT" OR "CALL REPORTS".............................................       S-68
CEDELBANK PARTICIPANTS......................................................       S-74
CERTIFICATES................................................................       S-10
CERTIFIED LENDER............................................................       S-41
CLASS A NOTE................................................................       S-52
CLASS A PRINCIPAL DISTRIBUTION AMOUNT.......................................       S-56
CLASS B NOTE................................................................       S-52
CLASS BN APPLIED REALIZED LOSS AMOUNT.......................................       S-65
CLASS BN PRINCIPAL DISTRIBUTION AMOUNT......................................       S-61
CLASS BN REALIZED LOSS AMOUNT...............................................       S-65
CLASS BS APPLIED REALIZED LOSS AMOUNT.......................................       S-65
CLASS BS PRINCIPAL DISTRIBUTION AMOUNT......................................       S-60
CLASS BS REALIZED LOSS AMOUNT...............................................       S-65
CLASS INTEREST SHORTFALL CARRYFORWARD AMOUNT................................       S-55
CLASS M NOTE................................................................       S-52
CLASS MN APPLIED REALIZED LOSS AMOUNT.......................................       S-66
CLASS MN PRINCIPAL DISTRIBUTION AMOUNT......................................       S-60
CLASS MN REALIZED LOSS AMOUNT...............................................       S-66
CLASS MS-1 APPLIED REALIZED LOSS AMOUNT.....................................       S-65
CLASS MS-1 PRINCIPAL DISTRIBUTION AMOUNT....................................       S-59
CLASS MS-1 REALIZED LOSS AMOUNT.............................................       S-65
CLASS MS-2 APPLIED REALIZED LOSS AMOUNT.....................................       S-65
CLASS MS-2 PRINCIPAL DISTRIBUTION AMOUNT....................................       S-59
CLASS MS-2 REALIZED LOSS AMOUNT.............................................       S-66
CLASS PRINCIPAL BALANCE.....................................................       S-53
CLEAN-UP DATE...............................................................       S-54

CLOSING DATE................................................................       S-11
CLP.........................................................................       S-50
CODE........................................................................       S-90
COMMERCIAL LOAN PROGRAM.....................................................       S-12
COMMERCIAL PROPERTY.........................................................      S-102
COMPENSATING INTEREST.......................................................       S-79
COOPERATIVE.................................................................       S-74
CORPORATION.................................................................       S-68
CPR.........................................................................       S-44
CURRENT INTEREST REQUIREMENT................................................       S-54
CURRENT WAC EXCESS..........................................................       S-90
CURTAILMENT.................................................................      S-102
CUSTODIAN...................................................................        S-1
CUT-OFF DATE................................................................       S-11
DEFINITIVE NOTE.............................................................       S-71
DESIGNATED DEPOSITORY INSTITUTION...........................................       S-78
DETERMINATION DATE..........................................................       S-78
DTC SERVICES................................................................       S-73
DUE PERIOD..................................................................       S-54
ERISA.......................................................................       S-93
EUROCLEAR OPERATOR..........................................................       S-74
EUROCLEAR PARTICIPANTS......................................................       S-74
EUROPEAN DEPOSITARIES.......................................................       S-71
EVENT OF DEFAULT............................................................       S-83
EXCESS PAYMENTS.............................................................      S-102
EXCESS PROCEEDS.............................................................      S-102
EXCESS SPREAD...............................................................       S-64
EXPENSE ACCOUNT.............................................................      S-102
FDIC........................................................................       S-68
FEDERAL TAX COUNSEL.........................................................       S-90
FHLMC.......................................................................      S-103
FINAL MATURITY DATE.........................................................       S-44
FINANCIAL INTERMEDIARY......................................................       S-71
FIRREA......................................................................       S-68
FIVE-YEAR CMT...............................................................       S-13
FNMA........................................................................      S-103
FORECLOSED PROPERTY.........................................................      S-103
FUNB........................................................................       S-89
GPP.........................................................................       S-49
INDENTURE...................................................................       S-52
INDENTURE TRUSTEE...........................................................       S-52
INDUSTRY....................................................................       S-73
INSURANCE PROCEEDS..........................................................      S-103

INTEREST PERIOD.............................................................       S-80
IRS.........................................................................       S-90
LETTER OF CREDIT............................................................       S-67
LETTER OF CREDIT PAYMENT....................................................       S-67
LETTER OF CREDIT PROVIDER...................................................        S-1
LIBOR.......................................................................       S-79
LIBOR DETERMINATION DATE....................................................       S-80
LIQUIDATED LOAN.............................................................       S-57
LIQUIDATION PROCEEDS........................................................      S-103
LOAN-TO-VALUE RATIO.........................................................       S-21
LOC AVAILABLE AMOUNT........................................................       S-67
LONDON BANKING DAY..........................................................       S-80
MONTHLY ADVANCE.............................................................       S-79
MORTGAGED PROPERTY..........................................................      S-103
MSNY........................................................................       S-49
MULTIFAMILY LOANS...........................................................       S-11
NET FUNDS CAP...............................................................       S-55
NET LIQUIDATION PROCEEDS....................................................      S-103
NOTEHOLDER OR HOLDER........................................................      S-103
NOTEHOLDERS' INTEREST CARRYOVER.............................................       S-55
NOTE OWNERS.................................................................       S-71
NOTES.......................................................................       S-10
OID.........................................................................       S-90
ONE-MONTH INDEX MATURITY....................................................       S-80
ORIGINAL POOL AMOUNT........................................................       S-58
ORIGINAL PRINCIPAL BALANCE..................................................       S-42
ORIGINATORS.................................................................       S-50
OWNER TRUSTEE...............................................................       S-10
PARENT......................................................................       S-49
PAYING AGENT................................................................      S-103
PERCENTAGE INTEREST.........................................................       S-53
PERMITTED INSTRUMENTS.......................................................      S-103
PLAN........................................................................       S-93
PLAN ASSET REGULATIONS......................................................       S-93
PLAN INVESTORS..............................................................       S-93
PLP.........................................................................       S-50
POOL........................................................................       S-10
POOL AVAILABLE AMOUNT.......................................................       S-54
POOL I......................................................................       S-10
POOL I BUSINESS LOANS.......................................................       S-11
POOL II.....................................................................       S-10
POOL II BUSINESS LOANS......................................................       S-11
POOL PRINCIPAL DISTRIBUTION AMOUNT..........................................       S-56

PREFERRED LENDER............................................................       S-41
PRINCIPAL AND INTEREST ACCOUNT..............................................       S-78
PRINCIPAL FACTOR............................................................       S-70
PRINCIPAL PREPAYMENT........................................................      S-104
REALIZED LOSS...............................................................       S-64
RECORD DATE.................................................................       S-53
REFERENCE BANKS.............................................................       S-80
RELATED LOANS...............................................................       S-10
RELEASED MORTGAGED PROPERTY PROCEEDS........................................       S-79
RELEVANT DEPOSITARY.........................................................       S-71
REMARKETING AGENT...........................................................        S-1
REMIC.......................................................................       S-90
REMIC NOTES.................................................................       S-90
REMITTANCE DATE.............................................................       S-53
REO PROPERTY................................................................       S-43
REPRESENTATIVE..............................................................       S-52
RESIDENTIAL PROPERTY........................................................      S-104
ROUNDING ACCOUNT............................................................       S-63
RULES.......................................................................       S-72
SAIF........................................................................      S-104
SALE AND SERVICING AGREEMENT................................................       S-52
SBA.........................................................................       S-11
SBA 504 LOANS...............................................................       S-10
SECTION 7(A) COMPANION LOANS................................................       S-10
SECTION 7(A) PROGRAM........................................................       S-40
SELLER......................................................................        S-1
SENIOR ENHANCEMENT PERCENTAGE...............................................       S-58
SENIOR SPECIFIED ENHANCEMENT PERCENTAGE.....................................       S-58
SERVICER....................................................................        S-1
SERVICING ADVANCE...........................................................       S-78
SERVICING FEE...............................................................       S-81
SPECIFIED SUBORDINATED AMOUNT...............................................       S-57
SPREAD AMOUNT...............................................................       S-57
SPREAD AMOUNT STEPDOWN DATE.................................................       S-58
STEPDOWN DATE...............................................................       S-58
SUBORDINATED DEFICIENCY AMOUNT..............................................       S-58
SUBORDINATION REDUCTION AMOUNT..............................................       S-57
SUBSERVICER.................................................................      S-105
SUBSERVICING AGREEMENT......................................................      S-105
SUCCESSOR SERVICER..........................................................       S-82
SYSTEMS.....................................................................       S-73
TAX RETURN..................................................................      S-105
TELERATE PAGE 3750..........................................................       S-80

TERMINATION PRICE...........................................................       S-43
TERMS AND CONDITIONS........................................................       S-75
TMSCMI......................................................................       S-49
TMSIC.......................................................................       S-49
TRANSFER AND SERVICING AGREEMENTS...........................................       S-77
TRUST.......................................................................       S-10
TRUST ADMINISTRATOR.........................................................        S-1
TRUST AGREEMENT.............................................................       S-10
UNDERWRITING AGREEMENT......................................................       S-95
UNPAID REALIZED LOSS AMOUNT.................................................       S-66
WEIGHTED AVERAGE COUPON CAP.................................................       S-55
WEIGHTED AVERAGE LIFE.......................................................       S-44

                              CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the definitions contained in the Sale and Servicing Agreement and used in this Prospectus Supplement. Reference is made to the Agreement for the full definitions of all terms.

    BIF:  The Bank Insurance Fund, or any successor thereto.

    COMMERCIAL PROPERTY: Real property (other than agricultural property or Residential Property) that is generally used by the obligor in the conduct of its business.

    CURTAILMENT: With respect to a Business Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Business Loan in full, nor is intended to cure a delinquency.

    DESIGNATED DEPOSITORY INSTITUTION: With respect to the Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated A2 or better by Moody's and A or better by Duff & Phelps or P-1 by Moody's and D-1 by Duff & Phelps, and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for the Principal and Interest Account.

    EXPENSE ACCOUNT: The expense account established and maintained by the Indenture Trustee in accordance with the Transfer and Servicing Agreements.

    EXCESS PAYMENTS: With respect to a Due Period, any amounts received on a Business Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of the Agreement.

    EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated Business Loan, the excess, if any, of (a the total Net Liquidation Proceeds, over (b) the Principal Balance of such Business Loan as of the date such Business Loan became a Liquidated Business Loan plus 30 days interest thereon at the then applicable Adjusted Business Loan Remittance Rate; provided, however, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer at the related Business Loan Interest Rate(s) exceeds interest accrued on such advance at the then applicable weighted average Class Remittance Rates.

    FDIC:  The Federal Deposit Insurance Corporation and any successor thereto.

    FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

    FNMA:  The Federal National Mortgage Association and any successor thereto.

    FORECLOSED PROPERTY: Property, the title to which is acquired in foreclosure or by deed in lieu of foreclosure.

    INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering a Business Loan, Collateral or Foreclosed Property, including but not limited to title, hazard, life, health and/or accident insurance policies.

    LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any Foreclosed Property Disposition, revenues received with respect to the conservation and disposition of a Foreclosed Property, and any other amounts received in connection with the liquidation of defaulted Business Loans, whether through trustee's sale, foreclosure sale or otherwise.

    MORTGAGED PROPERTY: The underlying real property, if any, securing a Business Loan, consisting of a Commercial Property or Residential Property and any improvements thereon.

    NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to the Agreement and (ii) amounts required to be released to the related Obligor pursuant to applicable law.

    NOTEHOLDER OR HOLDER:  A holder of any Class of Notes.

    PAYING AGENT: Initially, the Indenture Trustee, and thereafter, any other Person that meets the eligibility standards for the Paying Agent specified in the Agreement and is authorized by the Trustee to make payments on the Notes on behalf of the Trustee.

    PERCENTAGE INTEREST: With respect to a Class of Notes, the portion of the Trust Fund evidenced by such Class of Notes, expressed as a percentage, the numerator of which is the denomination represented by such Class of Notes and the denominator of which is the original Note Principal Balance of such respective Class of Notes, as the case may be.

    PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

        (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

        (ii) federal funds, Notes of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated Prime-1 or better by Moody's, and Duff 1+ or better by Duff & Phelps;

        (iii) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated A3 or better by Moody's, and A or better by Duff & Phelps;

        (iv) commercial paper (having original maturities of not more than 365 days) rated Prime-1 or better by Moody's and Duff 1+ or better by Duff & Phelps;

        (v) debt obligations rated Aaa by Moody's, and AAA by Duff & Phelps (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

        (vi) investments in money market funds rated Aaa by Moody's, and AAAm or AAAm-G by Standard & Poor's Rating Services, the assets of which are invested solely in instruments described in clauses (i)-(v) above;

        (vii) certain guaranteed investment contracts and repurchase agreements satisfying the criteria set forth in the Agreement; and

        (viii) any other investment acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Trustee prior to any such investment.

    PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Business Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Business Loan in full.

    RESIDENTIAL PROPERTY: Any one or more of the following, (i) single family dwelling unit not attached in any way to another unit, (ii) row house, (iii) two-family house, (iv) low-rise condominium, (v) planned unit development, (vi) three- or four-family house, (vii) high-rise condominium, (viii) mixed use building or

(ix) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

    SAIF:  The Savings Association Insurance Fund, or any successor thereto.

    SUBSERVICER: Any person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in the Sale and Servicing Agreement in respect of the qualification of a Subservicer.

    SUBSERVICING AGREEMENT: Any Subservicer relating to subservicing and/or administration of certain Business Loans as provided in the Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Trustee.

    TAX RETURN: The federal income tax return to be filed on behalf of the Trust Fund together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior issuances of securities generally having the same characteristics as the Notes and representing a pool of Business Loans.

    Secondary, cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Business Loan Backed Notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted

                                     A-I-1
period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Business Loan Backed Notes issues in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities based upon a year consisting of 12 months of 30 days each. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL, or Euroclear cash debt will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and

                                     A-I-2
allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities based upon a year consisting of 12 months of 30 days each. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side

                                     A-I-3
unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC' Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through CEDEL, or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

    EXCEPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding

                                     A-I-4
tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof,(iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701(a)(31) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities, including the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advise concerning their holding and disposing of the Global Securities.

                                     A-I-5

                                    ANNEX II
                               AUCTION PROCEDURES

    The following description of the Auction Rate Procedures applies to the Class AS-3 Notes. To the extent that the provisions contained herein contradict the provisions contained in Appendix I to the Prospectus, the provisions herein shall control.

    The term "Security," as used in this Annex II, refers to the Class AS-3 Notes, and the term "Securityholder" refers to Holders of Class AS-3 Notes.

DEFINITIONS

    Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

    "All Hold Rate" means ninety percent (90%) of One-Month LIBOR.

    "Auction" means the implementation of the Auction Procedures on an Auction Date.

    "Auction Date" means, with respect to the Initial Period for each Class of Securities, July 14, 1999 and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Security, other than:

    (A) each Auction Period commencing after the ownership of the Securities is no longer maintained in Book-Entry Form by DTC;

    (B) each Auction Period commencing after and during the continuance of an Event of Default; or

    (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

    Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the Indenture, as described herein.

    "Auction Period" means, with respect to each Security, the Interest Period applicable to such Security during which time the applicable Security Interest Rate is determined pursuant to the Indenture, which Auction Period (after the Initial Period for such Security) initially shall consist of between 7 days and one year (as set forth in the related Prospectus Supplement), as the same may be adjusted pursuant to such related Agreement.

    "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the Indenture, as described herein.

    "Auction Procedures" means the procedures set forth and described herein by which the Auction Rate applicable to a Security is determined.

                                     A-II-1

    "Auction Rate" means, with respect to any Security, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the Indenture and this Annex II.

    "Estimated Range of Interest Rate" has the meaning as set forth in this Annex II.

    "Initial Period" means, as to any Security, the period commencing on the Closing Date of such Security and continuing through the day immediately preceding the Security Initial Rate Adjustment Date for such Security.

    "Interest Period" means, with respect to a Security, the Initial Period for such Security and each period commencing on the Rate Adjustment Date for such Security and ending on the day before (i) the next Rate Adjustment Date for such Security or (ii) the final maturity date of such Security, as applicable.

    "Interest Rate Services Agreement" means the initial Interest Rate Services Agreement unless and until a substitute Interest Rate Services Agreement is entered into, after which "Interest Rate Services Agreement" shall mean such substitute Interest Rate Services Agreement.

    "Maximum Auction Rate" generally means the lesser of (i) either (A) One-Month LIBOR plus 0.60% (if both ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) One-Month LIBOR plus 1.50% (if any one of the ratings assigned by the Rating Agencies to the Security is less than "Aa3" or "AA-") or (ii) 14.00%. For purposes of the Remarketing Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Remarketing Agent has been given notice pursuant to the Interest Rate Services Agreement.

    "Non-Payment Rate" means the then applicable Maximum Auction Rate.

    "One-Month LIBOR" means LIBOR as defined in the Agreement.

    "Rate Adjustment Date" means, with respect to each Security, the date on which the applicable Security Interest Rate is effective and means, with respect to each such Security, the date of commencement of each Auction Period.

    "Rate Determination Date" means, with respect to any Security, the Auction Date, or if no Auction Date is applicable to such Security, the Business Day immediately preceding the date of commencement of an Auction Period.

    "Remarketing Agent" means the initial remarketing agent under the initial Interest Rate Services Agreement unless and until a substitute Interest Rate Services Agreement becomes effective, after which "Remarketing Agent" shall mean the substitute remarketing agent. The Remarketing Agent may appoint third parties to assist it in performing its functions.

    "Remarketing Agent Fee" has the meaning set forth in the Interest Rate Services Agreement.

                                     A-II-2

    "Security Initial Rate" means, with respect to any Security, the rate at which interest accrues on such Security during the Initial Period.

    "Security Initial Rate Adjustment Date" means July 15, 1999.

    "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Determination Date (the "Three-Month Index Maturity") which appears on Telerate page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Three Month Index Maturity and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market by the Reference Banks. The Remarketing Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Remarketing Agent, at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks having the Three Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable Interest Period will be Three-Month LIBOR in effect for the previous Interest Period.

    "Trustee" means the Indenture Trustee.

REMARKETING AGENT

    The Representative has appointed First Union Capital Markets as initial Remarketing Agent. The Remarketing Agent, may, with the consent of the Representative and notice to the Trustee and designation of the party authorized to direct the Trustee, enter into an agreement with one or more co-remarketing agents under which certain duties of the Remarketing Agent may be delegated to the co-remarking agent. The Remarketing Agent and all co-remarketing agents, if any, shall be members of the National Association of Securities Dealers, Inc. having a capitalization acceptable to the Representative and the Rating Agencies and authorized by law to perform all the duties imposed upon them by the Pooling and Servicing Agreement and the Interest Rate Services Agreement. Subject to certain limitations set forth in the Interest Rate Services Agreement, the Remarketing Agent may at any time resign and be discharged of the duties and obligations created by the Indenture and the Interest Rate Services Agreement by giving at least 60 days' written notice to the Representative, and the Trustee. Subject to certain limitations set forth in the Interest Rate Services Agreement, the Remarketing Agent may be removed

                                     A-II-3
upon at least 60 days' written notice to the Remarketing Agent, at the direction of the Representative with the prior written consent of the Trustee, by an instrument signed by the Representative and filed with the Remarketing Agent, and the Trustee. Any subsequent Remarketing Agent shall be selected by the Representative, with notice to the Trustee, provided, however, that, with the Representative's consent, the co-remarketing agent (or one of them, at the Representative's discretion shall become the Remarketing Agent automatically if the Remarketing Agent ceases to act as Remarketing Agent for any reason.

    The Remarketing Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Remarketing Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Interest Rate Services Agreement and will not be liable for any error of judgment made in good faith unless the Remarketing Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

    The Trustee will pay from the Expense Account to the Remarketing Agent the Remarketing Agent Fee on the Remittance Date set forth in the related Prospectus Supplement, and will reimburse the Remarketing Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Remarketing Agent from the Expense Account in accordance with any provision of the Interest Rate Services Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel).

AUCTION PROCEDURES

    GENERAL

    Pursuant to the Agreement, Auctions to establish the Auction Rate for each Security will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to the Class AS-3 Notes.

    The Remarketing Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date. If the ownership of a Security is no longer maintained in Book-Entry Form, the Trustee will calculate the Maximum Auction Rate, on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of such Security. If an Event of Default has occurred under the Indenture, the Trustee will calculate the Non-Payment Rate on the Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Event of Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Event of Default. The Remarketing Agent will determine One-Month LIBOR or the Three-Month LIBOR, as applicable, for each Interest Period other than the Initial Period for a Security; provided, that if the ownership of the Securities is no longer maintained in Book-Entry Form, or if an Event of Default

                                     A-II-4
has occurred, then the Trustee will determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, for each such Interest Period. The determination by the Trustee or the Remarketing Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, will (in the absence of manifest error) be final and binding upon the Securityholders and all other parties. If calculated or determined by the Remarketing Agent, the Remarketing Agent will promptly advise the Trustee of One-Month LIBOR or Three-Month LIBOR, as applicable.

DETERMINATION OF AUCTION RATE AND SECURITY INTEREST RATE, NOTICE

    Promptly after the Remarketing Agent has made the determinations described above, the Remarketing Agent is to advise the Trustee of the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period for the Class AS-3 Notes.

    Promptly after the Remarketing Agent has determined the Auction Rate, the Remarketing Agent will determine and advise the Trustee of such Auction Rate for each applicable Security, which rate will be lesser of (a) the Maximum Auction Rate for each such Security and (b) the rate established by the Remarketing Agent for the Class AS-3 Notes no later than 1:00 p.m., New York City time, on the Auction Date immediately preceding each Interest Period for the Class AS-3 Notes as being the minimum rate of interest that would be necessary, in the best professional judgment of the Remarketing Agent, taking into account prevailing market conditions, to sell all of the Class AS-3 Notes for the next succeeding Interest Period on such date in the secondary market at a price equal to the principal amount thereof for settlement on the next succeeding Remittance Date for the Class AS-3 Notes (or, in the case of the Initial Rate Adjustment Date for the Class AS-3 Notes, the rate announced as such for such period on or prior to delivery of the Class AS-3 Notes).

    In the process of taking into account prevailing market conditions, the Remarketing Agent shall take, among other actions it may deem appropriate, the following actions. Not more than one Business Day before the Auction Date, the Remarketing Agent shall make available to all interested parties an estimated range of interest rates for the Class AS-3 Notes for the next ensuing Interest Period (the "Estimated Range of Interest Rate"). The Remarketing Agent shall then inquire of owners of the Class AS-3 Notes that communicate with the Remarketing Agent as to whether or not such owners choose to continue to hold their Class AS-3 Notes at the Estimated Range of Interest Rate or, if not, as to the specific interest rate, if any, at which such owners would choose to continue to hold such Class AS-3 Notes. The Remarketing Agent shall thereupon establish the Auction Rate for the Class AS-3 Notes for the next ensuing Auction Period or Periods and communicate the same to the parties and in the manner required by the Auction Procedures. In no event shall a Security Interest Rate exceed the rate (the "Security Interest Rate Limitation") set forth in the related Prospectus Supplement.

                                     A-II-5

REMARKETING AGENT

    For each Auction Date, the Trustee shall notify the Remarketing Agent of the principal amount of Securities outstanding not later than the Business Day preceding each Auction Date. The Remarketing Agent will accept bids that satisfy the lowest possible bid for all outstanding Securities and will allocate payments accordingly. In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the depository, and the accounts of the respective Participants at DTC will be debited and credited and Securities delivered as necessary to effect the purchases and sales of Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

TRUSTEE NOT RESPONSIBLE FOR REMARKETING AGENT

    The Trustee shall not be liable or responsible for the actions of or failure to act by the Remarketing Agent under the related Agreement, the related Terms Supplement or under the Interest Rate Services Agreement. The Trustee may conclusively rely upon any information required to be furnished by the Remarketing Agent without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN AUCTION TERMS

    CHANGES IN THE AUCTION DATE

    The Remarketing Agent, at the written direction of the Representative, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Securities. The Representative will not consent to such change in the Auction Date unless the Representative will have received from the Remarketing Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Remarketing Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Remarketing Agent, the Trust, and the Representative.

                                     A-II-6

    The changes in Auction terms described above may be made with respect to any Class of the Securities. In connection with any change in Auction Terms described above, the Remarketing Agent is to provide such further notice to such parties as is specified in the Interest Rate Services Agreement.

                                     A-II-7

PROSPECTUS

                              THE MONEY STORE INC.
                                (REPRESENTATIVE)

                   THE MONEY STORE ASSET BACKED CERTIFICATES
                       THE MONEY STORE ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

    This Prospectus relates to The Money Store Asset Backed Certificates (the "Certificates") and The Money Store Asset Backed Notes (the "Notes" and collectively with the Certificates, the "Securities") described herein, issuable in one or more Series (each a "Series"), which may be sold from time to time on terms determined at the time of sale and described in the related Supplement to this Prospectus (each a "Prospectus Supplement"), evidencing specified interests in, or rights to receive payments from, one or more trust funds (each, a "Trust"), the primary assets of which will consist of the right to receive payments and other recoveries attributable to certain unguaranteed interests (the "Unguaranteed Interests") in one or more pools (each, a "Pool") of certain loans partially guaranteed by the U.S. Small Business Administration and certain loans originated in connection with such loans (the "SBA Loans"), and certain other commercial loans with similar characteristics (the "Non-SBA Loans," and collectively with the SBA Loans, the "Loans"), and certain other related or similar assets more particularly described herein (collectively, the "Trust Assets"). The Trust Assets and other assets of any Trust will be described in the Prospectus Supplement for the related Series of Certificates and/or Notes. Certain of the Trust Assets may have been originated by wholly-owned subsidiaries (the "Originators") of The Money Store Inc. ("The Money Store" or the "Representative") or other affiliates of the Representative. Certain other of the Trust Assets may have been acquired by The Money Store, an Originator or an affiliate thereof from other lenders or government agencies. In addition, if so specified in the related Prospectus Supplement, the Trust will include monies on deposit in one or more trust accounts to be established with a Trustee (as defined herein), which may include a Pre-Funding Account (as defined herein) which would be used to purchase additional Trust Assets for the related Trust from time to time during the Funding Period (as defined herein) specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, certain of the related Securities may evidence a fractional undivided ownership interest in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Trust Assets. Securities may also be entitled to the benefits of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The Money Store, supplemental interest payments or other forms of credit enhancement, maturity protection or derivative instruments, to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series of Securities will name the entities (which will include The Money Store or one of its affiliates and may include other entities) which will act, directly or through one or more sub-servicers, as master servicers (each, in such capacity, the "Master Servicer") of such Trust Assets.

    SEE RISK FACTORS ON PAGE 21 HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

                 The date of this Prospectus is June 24, 1999.

    Each Series of Securities will be issued in one or more classes (each, a "Class"). Each Class of Securities of any series will represent the right to receive, or be secured by, a specified amount of payments of principal and/or interest on the related Trust Assets in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. The right of the holders of any Class of Notes ("Noteholders") and the right of the holders of any Class of Certificates ("Certificateholders" and collectively with the Noteholders, "Securityholders" or "Holders") to receive any distributions of principal and interest will be set forth in the related Prospectus Supplement. A Series may include two or more Classes of Certificates and/or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Certificates and/or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any Series will be subordinated to prior payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Securities of each Series will represent fractional undivided ownership interests in the related Trust.

    Distributions to Holders of Securities will be made on certain dates specified in the related Prospectus Supplement (each, a "Remittance Date"), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein. The rate at which any Class of Certificates (the "Pass-Through Rate") or the rate at which any Class of Notes (the "Interest Rate") bear interest or the method of calculating such Pass-Through Rate or Interest Rate, which may be fixed or variable, will be set forth in the related Prospectus Supplement. Distributions on the Certificates and/or Notes of a Series will be made only from the assets of the related Trust and certain related property. The Pass-Through Rate for a Class of Certificates or the Interest Rate for a Class of Notes that bear interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures described herein (such Securities being referred to herein as "Auction Rate Securities"), (ii) the London interbank offered rate for U.S. dollar deposits for a specified period ("LIBOR") plus an amount set forth in the related Prospectus Supplement,
(iii) the average bond equivalent rates of weekly auctions of Treasury bills for a specified period (the "T-Bill Rate") plus an amount set forth in the related Prospectus Supplement, (iv) the prime lending rate of certain leading U.S. commercial banks plus an applicable spread, as described in the related Prospectus Supplement (the "Prime Rate"), or (v) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement.

    The Securities will not represent an obligation of or interest in the Representative, the Originators, or any affiliate thereof and, except to the extent described herein or specified in the related Prospectus Supplement, will not be insured or guaranteed by any governmental agency or instrumentality or (except as specified in the Prospectus Supplement) by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Securities will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Trust Assets and certain other exceptions, the Master Servicer's obligations with respect to the related Series of Certificates and/or Notes will be limited to its contractual servicing obligations. If the amount available for distribution to Holders on any Remittance Date is less than the amount due to them, the Master Servicer, to the extent provided in the related Prospectus Supplement, may be obligated, under certain terms and conditions, to advance cash to such Holders, to the extent such deficiency is attributable to delinquent payments of principal and/or interest during the immediately preceding Due Period (as defined herein). See "Description of the Securities-- Monthly Advances and Compensating Interest."

    The yield to Holders on each Class of Certificates and/or Notes of a Series may be affected by the rate of payment of principal (including prepayments) of the Trust Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, an election may be made to treat each Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
               PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters, including First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union Capital Markets"), an affiliate of the Representative, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Securities will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

    First Union Capital Markets expects to enter into market making transactions in the Class A Certificates and may act as principal or agent in any such transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This Prospectus and the related Prospectus Supplement may be used by First Union Capital markets in connection with such transactions.

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Certificates and/or Notes to be offered hereunder, among other things, will set forth with respect to such Series of Certificates and/or Notes: (i) the aggregate principal amount, the Pass-Through Rate, Interest Rate or Rates or other applicable annual rate or rates of interest (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates and/or Notes; (ii) certain information concerning the Trust Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection or other derivative instruments, if any, relating to the Pools or all or part of the related Certificates and/or Notes; (iii) the specified interest of each Class of Certificates and/or Notes in, and manner and priority of, the distributions on the Trust Assets; (iv) information as to the nature and extent of subordination with respect to such Series of Certificates and/or Notes, if any; (v) the Remittance Dates; (vi) information as to the Master Servicer; (vii) the circumstances, if any, under which each Trust may be subject to early termination; (viii) whether the Representative intends to elect to cause the Trust to be treated as a REMIC; and (ix) additional information with respect to the plan of sale of such Certificates and/or Notes.

                             AVAILABLE INFORMATION

    The Representative and the Originators have filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities an Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C.

20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information filed electronically with the Commission.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                           REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning any Securities and the related Trust will be provided to the Securityholders as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates and/or Notes may be issuable in book-entry form. In such event, the related Certificates and/or Notes will be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC") or another nominee. All reports will be provided to Cede or such other nominee, which in turn will provide such reports to Participants and Indirect Participants (as defined herein) of DTC or such other entities as described in the related Prospectus Supplement. Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Securities. See "Description of the Securities--Book-Entry Registration."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and the related Prospectus Supplement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 707 Third Avenue, West Sacramento, California 95606, Attention: Investor Relations, Telephone: (916) 617-2001.

                                SUMMARY OF TERMS

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROSPECTUS SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS.

Securities Offered..............  The Money Store Asset Backed Certificates (the
                                  "Certificates") and The Money Store Asset Backed Notes
                                  (the "Notes"). Notes are issuable from time to time in
                                  Series pursuant to an Indenture (an "Indenture"), and
                                  Certificates are issuable from time to time in Series
                                  pursuant to either a Pooling and Servicing Agreement (a
                                  "Pooling and Servicing Agreement") or a Trust Agreement (a
                                  "Trust Agreement"). As used herein, "Agreements" means,
                                  collectively, with respect to a Series of Certificates,
                                  the related Pooling and Servicing Agreement or the related
                                  Trust Agreement, with respect to a Series of Notes, the
                                  related Indenture and the related Sale and Servicing
                                  Agreement, as the context requires, and with respect to a
                                  Series of Securities, the relevant combination of
                                  Agreements for such Series. Each Certificate of a Series
                                  will evidence an interest in the Trust Fund or Trust Funds for such Series, as specified in the related Prospectus
                                  Supplement. Each Series of Securities will consist of one
                                  or more Classes, each Class may differ in, among other
                                  things, the amounts allocated to and the priority of
                                  principal and interest payments. The Securities of each
                                  Class will be issued in fully registered form in the
                                  denominations specified in the related Prospectus
                                  Supplement. If so specified in the related Prospectus
                                  Supplement, the Securities or certain Classes of such
                                  Securities offered thereby may be available in book- entry form only.

Issuers.........................  Certain trust funds (each, a "Trust") represented by The
                                  Money Store or its affiliates, the primary assets of which will be the right to receive payments and other recoveries attributable to one or more Pools of Loans and certain
                                  other Trust Assets.

Representative and Master
  Servicer......................  The Money Store Inc. ("The Money Store"), a New Jersey
                                  corporation or certain of its affiliates including First
                                  Union National Bank or certain of its affiliates. The
                                  Prospectus Supplement relating to any Series of
                                  Certificates and/or Notes will name the entities (which
                                  may include The Money Store or one of its affiliates and
                                  may additionally include other unrelated entities) which
                                  will act, directly or through one or more Sub-Servicers
                                  (as defined herein), as master servicers (each, in such
                                  capacity, the "Master Servicer"), on the terms and
                                  conditions set forth in the related Pooling and Servicing
                                  Agreement or Sale and Servicing Agreement (a "Sale and
                                  Servicing Agreement"). The principal offices of The Money
                                  Store are located in Sacramento, California and Union, New
                                  Jersey. The Money Store is a wholly-owned subsidiary of
                                  First Union National Bank, a national banking association
                                  subsidiary of First Union Corporation. See "The
                                  Representative and the Originators."

The Trust Assets................  The Securities will evidence fractional undivided ownership interests in or rights to receive payments from
                                  certain Trusts further described herein. The primary
                                  assets of each Trust may consist of one or more pools
                                  (each, a "Pool") of assets (the "Trust Assets"), which may include (i) the Unguaranteed Interest of loans originated
                                  under the U.S. Small Business Administration (the "SBA")
                                  general business loan program created under Section 7(a)
                                  of the Small Business Act of 1953 ("SBA Section7(a)
                                  Loans"), (ii) loans made to small businesses in connection with the origination of an SBA Section7(a) Loan, which
                                  related SBA Section7(a) Loan may or may not be part of a
                                  Trust Fund (the "Section 7(a) Companion Loans"), (iii)
                                  loans originated under the SBA's 504 program ("SBA 504
                                  Loans," and collectively with the SBA Section7(a) Loans
                                  and the Section 7(a) Companion Loans, the "SBA Loans") and
                                  (iv) loans originated pursuant to the Conventional
                                  Commercial Loan Program (as defined below) that have many
                                  similar characteristics to SBA Section7(a) Loans or SBA
                                  504 Loans but were not originated pursuant to an SBA
                                  program (the "Non-SBA Loans"). The SBA Loans and the
                                  Non-SBA Loans are referred to herein collectively as the
                                  "Loans".

                                  The "Unguaranteed Interest" will equal (i) as to any SBA
                                  Section7(a) Loan, all payments and other recoveries on
                                  such SBA Section7(a) Loan not constituting the Guaranteed
                                  Interest therein and certain other amounts to be described in a Prospectus Supplement that will not be transferred to the related Trust and (ii) as to any Section 7(a)
                                  Companion Loan or SBA 504 Loan or Non-SBA Loan, all
                                  payments and other recoveries on such Section 7(a)
                                  Companion Loan, SBA 504 Loan or Non-SBA Loan.

                                  The payment terms of the Loans to be included in any Pool
                                  will be described in the related Prospectus Supplement and may include any of the following features, combinations
                                  thereof or other features described in the related
                                  Prospectus Supplement:

                                  (a) Interest may be payable at a fixed rate (a "Fixed
                                      Rate") or may be payable at a rate that is adjustable
                                      from time to time in relation to an index, that may be
                                      fixed for a period of time or under certain
                                      circumstances and is followed by an adjustable rate, a
                                      rate that otherwise varies from time to time, or a
                                      rate that is convertible from an adjustable rate to a
                                      fixed rate (each, an "Adjustable Rate"). The specified
                                      rate of interest on a Loan is its "Mortgage Interest
                                      Rate." Changes to an Adjustable Rate may be subject to
                                      periodic limitations, maximum rates, minimum rates or
                                      a combination of such limitations. Accrued interest
                                      may be deferred and added to the principal of a Loan
                                      for such periods and under such circumstances as may
                                      be specified in the related Prospectus Supplement.
                                      Loans may permit the payment of interest at a rate
                                      lower than the Mortgage Interest Rate for a period of
                                      time or for the life of the Loan, and the amount of
                                      any difference may be contributed from funds supplied
                                      by the seller of the properties securing the related
                                      Loan (the "Mortgaged Properties") or
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                                      another source or may be treated as accrued interest
                                      and added to the principal of the Loan.

                                  (b) Principal may be payable on a level basis to fully
                                      amortize the Loan over its term, may be calculated on
                                      the basis of an assumed amortization schedule that is
                                      significantly longer than the original term to
                                      maturity or on an interest rate that is different from
                                      the Mortgage Interest Rate, or may not be amortized
                                      during all or a portion of the original term. Payment
                                      of all or a substantial portion of the principal may
                                      be due on maturity (a "balloon" payment). From time to
                                      time, principal may include interest that has been
                                      deferred and added to the principal balance of the
                                      Loan.

                                  (c) Monthly payments of principal and interest may be
                                      fixed for the life of the Loan, may increase over a
                                      specified period of time ("graduated payments"), or
                                      may change from period to period. Loans may include
                                      limits on periodic increases or decreases in the
                                      amount of monthly payments and may include maximum or
                                      minimum amounts of monthly payments.

                                  (d) Prepayments of principal may be subject to a
                                      prepayment fee, which may be fixed for the life of the
                                      Loan or may adjust or decline over time, and may be
                                      prohibited for the life of the Loan or for certain
                                      periods ("Lockout Periods"). Certain Loans may permit
                                      prepayments after expiration of the applicable Lockout
                                      Period and may require the payment of a prepayment fee
                                      in connection with any such subsequent prepayment.
                                      Other Loans may permit prepayments without payment of
                                      a fee unless the prepayment occurs during specified
                                      time periods. The Loans may include due-on-sale
                                      clauses which permit the mortgagee to demand payment
                                      of the entire Loan in connection with the sale or
                                      certain other transfers of the related Mortgaged
                                      Properties. Other Loans may be assumable by persons
                                      meeting the then applicable underwriting standards of
                                      the originator.

                                  The Mortgaged Properties relating to Loans may be located
                                  in any one of the fifty states, the District of Columbia,
                                  the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. Unless
                                  otherwise specified in the related Prospectus Supplement,
                                  all of the Mortgaged Properties will be covered by
                                  standard hazard insurance policies ("Standard Hazard
                                  Insurance Policies") insuring against losses due to fire
                                  and various other causes. As set forth in the related
                                  Prospectus Supplement, certain of the Loans underlying a
                                  given Series of Securities may have been originated by the
                                  Representative, the Originators or affiliates thereof and
                                  certain Loans may have been purchased by the
                                  Representative, an Originator or an affiliate thereof in
                                  the open market or in privately negotiated transactions,
                                  including transactions with entities affiliated with the
                                  Representative.
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                                  The SBA Section7(a) Loans will have been originated under
                                  Section 7(a) (the "Section 7(a) Program") of the Small
                                  Business Act of 1953 (the "SBA Act"). The Section 7(a)
                                  Program was intended to encourage lenders to provide loans to qualifying small businesses. To assist qualified
                                  borrowers in obtaining more financing when needed, the
                                  Originators originate Section 7(a) Companion Loans in
                                  conjunction with the origination of an SBA Section7(a)
                                  Loan to the same borrower. Although the Section 7(a)
                                  Companion Loan is not guaranteed by the SBA, it is secured by a lien on collateral prior to the lien of the related
                                  SBA Section7(a) Loan.

                                  The SBA has also established a program (the "SBA 504 Loan
                                  Program") to encourage lenders to provide fixed asset
                                  financing to qualifying small businesses. In the SBA 504
                                  Loan Program, the Originators provide approximately 50% of project costs in a conventional loan agreement, with
                                  borrowers providing a minimum 10% equity contribution. The
                                  SBA provides the remainder of the financing. The loans
                                  originated by the Originators under the SBA 504 Loan
                                  Program are not guaranteed by the SBA. The funds used by
                                  the SBA to originate its portion of an SBA 504 Loan are
                                  generated by issuing SBA-guaranteed debentures on behalf
                                  of a certified development company.

                                  SBA Section7(a) Loans originated by the Originators
                                  generally range in size from $100,000 to $1.5 million. The maximum amount for a Section 7(a) Companion Loans is
                                  currently $1,500,000, although this amount may be
                                  increased where the Originators believe the collateral or
                                  other factors warrant such increase. The maximum size of
                                  an SBA 504 Loan originated by the Originators is currently
                                  $3.0 million.

                                  The Non-SBA Loans will have been originated or purchased
                                  by the Originators under the programs described under "The
                                  Trusts-- Non-SBA Loans."

                                  The Prospectus Supplement for each Series of Securities
                                  will specify with respect to all Loans expected to be
                                  included in the related Pool as of the related closing
                                  date, among other things, (i) the expected aggregate
                                  outstanding principal balance and the expected average
                                  outstanding principal balance of the Loans in such Pool as of the date specified in the Prospectus Supplement, (ii)
                                  the largest expected principal balance and the smallest
                                  expected principal balance of any of the Loans, (iii) the
                                  types of Mortgaged Properties and/or other assets securing the Loans, (iv) the original terms to maturity of the
                                  Loans, (v) the expected weighted average term to maturity
                                  of the Loans as of the date specified in the Prospectus
                                  Supplement and the expected range of the terms to
                                  maturity, (vi) the earliest origination date and latest
                                  maturity date of any of the Loans, (vii) the expected
                                  weighted average Loan-to-Value Ratio of the Loans, (viii)
                                  the expected weighted average Mortgage Rate and ranges of
                                  Mortgage Rates borne by the Loans, (ix) in the case of
                                  Loans having Adjustable Rates, the expected weighted
                                  average of the Adjustable Rates as of the date set forth
                                  in the Prospectus Supplement and maximum permitted
                                  Adjustable
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                                  Rates, if any, (x) the amount of any Guaranty Insurance
                                  Policy, Mortgage Pool Insurance Policy, Special Hazard
                                  Insurance Policy or Bankruptcy Bond (each as defined
                                  herein) to be maintained with respect to such Pool, (xi)
                                  the amount, if any, and terms of any other credit
                                  enhancement or other derivative instruments to be provided with respect to all or any Loans or the Pool and (xii) the expected geographic location of the Mortgaged Properties.

Pre-Funding Account.............  If provided in the related Prospectus Supplement, the original principal amount of a Series of Securities may
                                  exceed the principal balance of the Trust Assets initially being delivered to the Trustee. Cash in an amount up to
                                  the amount of such difference (such amount, the
                                  "Pre-Funded Amount") will be deposited into a separate
                                  trust account (the "Pre-Funding Account") maintained with
                                  the Trustee for the benefit of the Holders. During the
                                  period set forth in the related Prospectus Supplement (the
                                  "Funding Period"), the Pre-Funded Amount in the
                                  Pre-Funding Account may be used to purchase additional
                                  Trust Assets for the related Trust subject to the
                                  satisfaction of certain conditions specified under the
                                  Agreements.

                                  For a Trust that elects to be characterized as either a
                                  REMIC or a grantor trust under current federal income tax
                                  laws, the maximum length of the related Funding Period
                                  will not exceed three calendar months or 90 days,
                                  respectively, from the date of issuance of the Securities
                                  and otherwise the maximum length of the Funding Period
                                  will not exceed the period set forth in the related
                                  Prospectus Supplement. The amount of the initial
                                  Pre-Funded Amount is intended not to exceed the aggregate
                                  principal balance of additional Trust Assets that the
                                  Representative anticipates will be acquired and conveyed
                                  to the Trust during the applicable Funding Period.

                                  Prior to the conveyance of any additional Trust Assets to
                                  the Trust, the Representative will be required to give
                                  notice of the additional Trust Assets to be conveyed to
                                  the Trust to the Trustee(s) and any third-party credit
                                  enhancement provider. Upon the satisfaction of the
                                  conditions set forth in the Agreement, the Trustee will
                                  release from the Pre-Funding Account the necessary funds
                                  to purchase the additional Trust Assets to be conveyed to
                                  the Trust on such date. If any Pre-Funded Amount remains
                                  on deposit in the Pre-Funding Account at the end of the
                                  Funding Period, such amount, in the amounts and in the
                                  manner specified in the related Prospectus Supplement,
                                  will be used to prepay some or all Classes of the related
                                  Series of Certificates and/or Notes.

Multi-Party Agreement...........  In connection with each issuance of Securities relating to
                                  SBA Section7(a) Loans, the applicable Originators, the
                                  Master Servicer and the Trustee will enter into an
                                  agreement (the "Multi-Party Agreement"), which will set
                                  forth the relationship of the parties with respect to the
                                  SBA Section7(a) Loans and the proceeds thereof and the
                                  consent of the SBA to the transactions contemplated by the related Agreement.
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Revolving Period and
  Amortization Period; Retained
  Interest......................  If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a
                                  Class or Classes of Notes and/or Certificates of a Series
                                  and ending on the date set forth in the related Prospectus
                                  Supplement (each, a "Revolving Period") during which
                                  limited or no principal payments will be made to one or
                                  more Classes of Notes and/or Certificates of the related
                                  Series as are identified in such Prospectus Supplement.
                                  Some or all collections of principal otherwise allocated
                                  to such Classes of Notes or Certificates may be (i)
                                  utilized during the Revolving Period to acquire additional
                                  Trust Assets which satisfy the criteria described under
                                  "The Trusts--General" and the criteria set forth in the
                                  related Prospectus Supplement, (ii) held in an account and invested in Permitted Investments (as defined herein), for later distribution to Securityholders, (iii) applied to
                                  those Notes or Certificates for such Series, if any,
                                  specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

                                  An "Amortization Period" is the period during which an
                                  amount of principal is payable to Holders of Securities
                                  which, during the Revolving Period, were not otherwise
                                  entitled to such payments. If so specified in the related
                                  Prospectus Supplement, during an Amortization Period all
                                  or a portion of principal collections on the Loans may be
                                  applied as specified above for a Revolving Period and, to
                                  the extent not so applied, will be distributed to the
                                  Classes of Notes and/or Certificates for such Series
                                  specified in the related Prospectus Supplement as then
                                  being entitled to payments of principal. In addition, if
                                  so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or
                                  more Classes of Notes or Certificates for such Series may
                                  be released from time to time or on a specified date and
                                  applied as a payment of principal on such Classes of Notes and/or Certificates. The related Prospectus Supplement
                                  will set forth the circumstances which will result in the
                                  commencement of an Amortization Period.

                                  Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate
                                  evidencing an undivided beneficial interest (a "Retained
                                  Interest") in such Series not represented by the other
                                  Securities issued by the related Trusts. As further
                                  described in the related Prospectus Supplement, the value
                                  of such Retained Interest will fluctuate as the amount of
                                  Notes and Certificates of the related Series of Securities outstanding is reduced.

Description of the
  Certificates..................  Each Certificate will represent a fractional undivided ownership interest in the Trust created pursuant to the
                                  related Agreement. The primary assets of such Trust will
                                  be a Pool of Loans and certain other Trust Assets. The
                                  Certificates of any Series may be issued in one or more
                                  Classes, as specified in the related Prospectus
                                  Supplement. A Series of Certificates may include one or
                                  more Classes of senior Certificates (collectively, "Senior
                                  Certificates")
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                                  which receive certain preferential treatment specified in
                                  the related Prospectus Supplement with respect to one or
                                  more Classes of subordinate Certificates (collectively,
                                  the "Subordinated Certificates"). In addition, a Series
                                  may include one or more Series entitled to (i) principal
                                  payments with disproportionate, nominal or no interest
                                  payments or (ii) interest payments with disproportionate,
                                  nominal or no principal payments (such Certificates,
                                  "Strip Certificates"). Certain Series or Classes of
                                  Certificates may be covered by a Guaranty Insurance
                                  Policy, Mortgage Pool Insurance Policy, Special Hazard
                                  Insurance Policy, Bankruptcy Bond or other insurance
                                  policies, cash accounts, letters of credit, financial
                                  guaranty insurance policies, third party guarantees,
                                  supplemental interest payments or other forms of credit
                                  enhancement or maturity protection, or derivative
                                  products, as described herein and in the related
                                  Prospectus Supplement.

                                  Each Class of Certificates within a Series will evidence
                                  the interests specified in the related Prospectus
                                  Supplement, which may (i) include the right to receive
                                  distributions allocable only to principal, only to
                                  interest or to any combination thereof; (ii) include the
                                  right to receive distributions only of prepayments of
                                  principal throughout the lives of the Certificates or
                                  during specified periods; (iii) be subordinated in its
                                  right to receive distributions of scheduled payments of
                                  principal, prepayments of principal, interest or any
                                  combination thereof to one or more other Classes of
                                  Certificates of such Series throughout the lives of the
                                  Certificates or during specified periods or may be
                                  subordinated with respect to certain losses or
                                  delinquencies; (iv) include the right to receive such
                                  distributions only after the occurrence of events
                                  specified in the Prospectus Supplement; (v) include the
                                  right to receive distributions in accordance with a
                                  schedule or formula or on the basis of collections from
                                  designated portions of the assets in the related Trust;
                                  (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a
                                  fixed rate or a floating rate; and (vii) include, as to
                                  Certificates entitled to distributions allocable to
                                  interest, the right to distributions allocable to interest only after the occurrence of events specified in the
                                  related Prospectus Supplement, and in each case, may
                                  accrue interest until such events occur, as specified in
                                  such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or
                                  otherwise as specified in the related Prospectus
                                  Supplement. The Pass-Through Rate for a Class of
                                  Certificates that pay interest based upon a floating rate
                                  of interest, as specified in the related Prospectus
                                  Supplement, may base such floating rate upon any of
                                  following: (i) the auction procedures for Auction Rate
                                  Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement, (iii) the
                                  T-Bill Rate plus an amount set forth in the related
                                  Prospectus Supplement, (iv) the Prime Rate plus an
                                  applicable spread, as set forth in the related Prospectus
                                  Supplement, or (v) any such other method or procedures
                                  used to
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                                  determine the floating rate of interest as may be
                                  described in the applicable Prospectus Supplement.

                                  The Certificates will be issuable in fully registered
                                  form, in minimum denominations of $1,000 and integral
                                  multiples of $1,000 in excess thereof (or such other
                                  amounts as may be set forth in a Prospectus Supplement),
                                  except that one Certificate of each Class may be issued in a different denomination. See "Description of Securities."

                                  With respect to any Series of Securities including one or
                                  more Classes of Notes, distributions in respect of the
                                  Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent
                                  specified in the related Prospectus Supplement.

Description of the Notes........  Any Series of Securities may include one or more Classes of Notes, as specified in the related Prospectus
                                  Supplement, each of which will be issued pursuant to an
                                  Indenture and will be treated as debt obligations of the
                                  related Trust.

                                  Unless otherwise specified in the related Prospectus
                                  Supplement, Notes will be available for purchase in
                                  denominations of $1,000 and integral multiples of $1,000
                                  (or such other accounts as may be set forth in a
                                  Prospectus Supplement), except that one Note of each Class may be issued in a different denomination, in book-entry
                                  form or in definitive form, as specified in the related
                                  Prospectus Supplement. See "Description of the
                                  Securities."

                                  Each Class of Notes will have a stated principal amount
                                  and will bear interest at the Interest Rate or Rates as
                                  specified in the related Prospectus Supplement, which may
                                  be different for each Class of Notes and may be fixed,
                                  variable, adjustable, or any combination of the foregoing.
                                  The related Prospectus Supplement will specify the
                                  Interest Rate for each Class of Notes or the method for
                                  determining the Interest Rate. The Interest Rate for a
                                  Class of Notes that pay interest based upon a floating
                                  rate of interest, as specified in the related Prospectus
                                  Supplement, may base such floating rate upon any of
                                  following: (i) the auction procedures for Auction Rate
                                  Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement, (iii) the T-
                                  Bill Rate plus an amount set forth in the related
                                  Prospectus Supplement, (iv) the Prime Rate plus an
                                  applicable spread, as set forth in the related Prospectus
                                  Supplement, or (v) any such other method or procedures
                                  used to determine the floating rate of interest as may be
                                  described in the applicable Prospectus Supplement. Each
                                  Note may also represent a fractional undivided interest
                                  in, or be entitled to receive payments from, monies on
                                  deposit, if any, in the Pre-Funding Account as specified
                                  in the related Prospectus Supplement and any other account established for the benefit of Noteholders, as specified
                                  in the related Prospectus Supplement.
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                                  A Series may include two or more Classes of Notes which
                                  differ as to the timing and priority of payment,
                                  seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the
                                  occurrence of specified events or on the basis collections from designated portions of the Trust Assets for such
                                  Series. In addition, a Series may include one or more
                                  Classes of Notes entitled to (i) principal payments with
                                  disproportionate, nominal or no interest payments or (ii)
                                  interest payments with disproportionate, nominal or no
                                  principal payments (such Notes, "Strip Notes"). A Series
                                  of Notes may include one or more Classes of senior Notes
                                  (collectively, "Senior Notes") which receive certain
                                  preferential treatment specified in the related Prospectus
                                  Supplement with respect to one or more Classes of
                                  subordinate Notes (collectively, the "Subordinated
                                  Notes"). Certain Series or Classes of Notes may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance
                                  Policy, Special Hazard Insurance Policy, Bankruptcy Bond
                                  or other insurance policies, cash accounts, letters of
                                  credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms
                                  of credit enhancement or maturity protection or derivative instruments, as described herein and in the related
                                  Prospectus Supplement.

Credit Enhancement..............  The Trust Assets in a Trust or the Securities of one or
                                  more Classes in the related Series may have the benefit of one or more types of credit enhancement, as described in
                                  the related Prospectus Supplement. The protection against
                                  losses afforded by any such credit support may be limited.
                                  Such credit enhancement may include one or more of the
                                  following types:

A. Subordination and Reserve
  Accounts......................  The rights of all Certificateholders will be subordinated to the rights of all Noteholders of a Series to receive
                                  distributions to the extent described in the related
                                  Prospectus Supplement, with respect to the Trust Assets
                                  and other assets in the related Trust. The rights of the
                                  holders of Subordinated Certificates and/or Subordinated
                                  Notes, as the case may be (collectively, "Subordinated
                                  Securities"), of a Series to receive distributions will be subordinated to the rights of the holders of the Senior
                                  Certificates and/or Senior Notes, as the case may be
                                  (collectively, "Senior Securities"), of the same Series to receive distributions to the extent described in the
                                  related Prospectus Supplement. This subordination is
                                  intended to enhance the likelihood of regular receipt by
                                  holders of Senior Securities of the full amount of
                                  payments which such holders would be entitled to receive
                                  if there had been no losses or delinquencies. The
                                  protection afforded to the holders of Senior Securities
                                  through subordination may be accomplished by the
                                  preferential right of such holders to receive, prior to
                                  any distribution being made in respect of the related
                                  Subordinated Securities the amounts of principal and
                                  interest due to them on each Remittance Date out of the
                                  funds available for
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                                  distribution on such date in the related Distribution
                                  Account (as defined herein) to the extent described in the related Prospectus Supplement. The protection afforded to
                                  the holders of Senior Securities through subordination
                                  also may be accomplished by allocating certain types of
                                  losses or delinquencies to the related Subordinated
                                  Securities to the extent described in the related
                                  Prospectus Supplement.

                                  If so specified in the related Prospectus Supplement, the
                                  same Class of Securities may constitute Senior
                                  Certificates and/or Senior Notes, as the case may be, with respect to certain types of payments or certain losses or
                                  delinquencies and Subordinated Certificates and/or
                                  Subordinated Notes, as the case may be, with respect to
                                  other types of payments or losses or delinquencies. If so
                                  specified in the related Prospectus Supplement,
                                  subordination may apply only in the event of certain types of losses not covered by other forms of credit support,
                                  such as hazard losses not covered by Standard Hazard
                                  Insurance Policies or losses due to the bankruptcy of a
                                  Mortgagor not covered by a Bankruptcy Bond. If further
                                  specified in the related Prospectus Supplement, one or
                                  more reserve accounts (each, a "Reserve Account") may be
                                  established and maintained, in whole or in part, by the
                                  deposit therein of distributions allocable to the holders
                                  of Subordinated Certificates and/or Subordinated Notes, as
                                  the case may be, for a specified time or until a specified level is reached. The related Prospectus Supplement will
                                  set forth information concerning the amount of
                                  subordination of a Class or Classes of Subordinated
                                  Certificates and/or Subordinated Notes, as the case may
                                  be, in a Series, the circumstances in which such
                                  subordination will be applicable, the manner, if any, in
                                  which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the
                                  conditions under which amounts in any such Reserve Account will be used to make distributions to holders of Senior
                                  Certificates and/ or Senior Notes, as the case may be, or
                                  released to holders of Subordinated Certificates and/or
                                  Subordinated Notes, as the case may be, from the related
                                  Trust.

B. Guaranty Insurance Policy....  A certificate or note guaranty insurance policy (each a
                                  "Guaranty Insurance Policy") may be obtained and
                                  maintained for each Class or Series of Certificates and/or
                                  Notes. Guaranty Insurance Policies generally
                                  unconditionally and irrevocably guarantee that the full
                                  amount of the distributions of principal and interest
                                  ("Insured Payments"), as well as any other amounts
                                  specified in the related Prospectus Supplement, will be
                                  received by an agent of the Trustee, for distribution by
                                  the Trustee to the Holders of the covered Securities.
                                  Guaranty Insurance Policies may have certain limitations
                                  set forth in the related Prospectus Supplement, including
                                  (but not limited to) limitations on the insurer's
                                  obligation to guarantee the Master Servicer's obligation
                                  to repurchase or substitute for any Loans, to guarantee
                                  any specified rate of prepayments or to provide funds to
                                  redeem Securities on any specified date.
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C. Spread Amount................  If so specified in the related Prospectus Supplement, certain Classes of Certificates and/or Notes may be
                                  entitled to receive limited acceleration of principal
                                  relative to the amortization of the related Trust Assets.
                                  The accelerated amortization will be achieved by applying
                                  certain excess interest collected on the Trust Assets to
                                  the payment of principal on such Classes of Securities.
                                  This acceleration feature is intended to create an amount
                                  (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the
                                  applicable Trust Assets over the principal balances of the applicable Classes of Securities. Once the required Spread
                                  Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus
                                  Supplement, the acceleration feature will cease, unless
                                  necessary to maintain the required level of the Spread
                                  Amount. The applicable Agreement may provide that, subject to certain floors, caps and triggers, the required level
                                  of the Spread Amount may increase or decrease over time.
                                  An increase would result in a temporary period of
                                  accelerated amortization of the applicable Classes of
                                  Securities to increase the actual level of the Spread
                                  Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level.
                                  An Agreement also may provide that after one or more
                                  Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with
                                  certain other excess amounts, may be applied to make-up
                                  shortfalls in, or accelerate the amortization of, other
                                  Classes of Securities.

D. Mortgage Pool Insurance
  Policy........................  A mortgage pool insurance policy or policies ("Mortgage
                                  Pool Insurance Policy") may be obtained and maintained for each Series pertaining to Loans, limited in scope,
                                  covering defaults on the related Loans in an initial
                                  amount equal to a specified percentage of the aggregate
                                  principal balance of all Loans included in the Pool as of
                                  the Cut-Off Date or such other date as is specified in the related Prospectus Supplement.

E. Special Hazard Insurance
  Policy........................  In the case of Loans certain physical risks that are not otherwise insured against by Standard Hazard Insurance
                                  Policies may be covered by a special hazard insurance
                                  policy or policies (a "Special Hazard Insurance Policy").
                                  The level of coverage of each Special Hazard Insurance
                                  Policy will be specified in the related Prospectus
                                  Supplement.

F. Bankruptcy Bonds.............  A mortgagor bankruptcy bond or bonds ("Bankruptcy Bond")
                                  may be obtained to cover certain losses resulting from a
                                  reduction by a bankruptcy court of scheduled payments of
                                  principal or interest on a Loan or a reduction by such
                                  court of the principal amount of a Loan, and will cover
                                  certain unpaid interest on the amount of such a principal
                                  reduction. The level of coverage of each Bankruptcy Bond
                                  will be specified in the related Prospectus Supplement.

G. Cross Support................  If so specified in the Prospectus Supplement, the ownership interests of separate Trusts or separate groups
                                  of assets may be evidenced by separate Classes of the
                                  related Series of Certificates
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                                  and/or Notes. In such case, credit support may be provided by a cross-support feature which requires that
                                  distributions be made with respect to certain Certificates and/or Notes evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates
                                  and/or Notes evidencing interests in other asset groups or
                                  Trusts. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit
                                  support may apply concurrently to two or more separate
                                  Trusts, without priority among such Trusts, until the
                                  credit support is exhausted. If applicable, the Prospectus
                                  Supplement will identify the Trusts or asset groups to
                                  which such credit support relates and the manner of
                                  determining the amount of the coverage provided thereby
                                  and of the application of such coverage to the identified
                                  Trusts or asset groups.

H. Supplemental Interest
  Payments......................  If so specified in the Prospectus Supplement, one or more
                                  Classes of Certificates and/or Notes may be entitled to
                                  receive supplemental interest payments under specified
                                  circumstances. Supplemental interest payments will be
                                  available to fund some or all of the difference, if any,
                                  between the interest owed to a Class of Securities on a
                                  Remittance Date and the interest that would be available
                                  to pay such interest assuming no defaults or delinquencies on the Trust Assets. Such differences may result if the
                                  interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in
                                  determining the interest rates on the Trust Assets. Except as otherwise provided in a Prospectus Supplement,
                                  supplemental interest payments will not be available to
                                  fund shortfalls resulting from delinquencies or defaults
                                  on the Trust Assets.

I. Maturity Protection..........  If so specified in the Prospectus Supplement, one or more
                                  Classes of Certificates and/or Notes may be entitled to
                                  third-party payments to help provide that the holders of
                                  such Securities receive their unpaid principal on or prior to a specified date.

J. Other Insurance, Guarantees,
  Swaps, and Similar Instruments
  or Agreements.................  If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in
                                  addition thereto letters of credit, financial guaranty
                                  insurance policies, other third party guarantees, limited
                                  guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for
                                  maintaining timely payments or providing additional
                                  protection against losses on the assets included in such
                                  Trust, paying administrative expenses, or accomplishing
                                  such other purpose as may be described in the Prospectus
                                  Supplement. The Trust may include a guaranteed investment
                                  contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a
                                  specified rate.

                                  If any Class of Securities has a floating interest rate,
                                  or if any of the Trust Assets has a floating interest
                                  rate, the Trust may include an interest rate swap
                                  contract, an interest rate cap agreement or
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                                  similar hedge contract providing limited protection
                                  against interest rate risks. If provided in the related
                                  Prospectus Supplement, interest and/or principal on one or more Classes of the Securities of a Series may be paid to
                                  Holders thereof in a currency other than U.S. dollars. If
                                  so provided, the Trust may, in connection therewith, enter into one or more currency rate swaps to provide limited
                                  protection against foreign currency rate fluctuation
                                  risks. One or more Classes of Securities also may be
                                  issued in conjunction with a put or call feature entitling
                                  (in the case of a put) or obligating (in the case of a
                                  call) the applicable Securityholders to sell some or all
                                  of its Securities to the party named in the applicable
                                  Prospectus Supplement on the date or dates set forth
                                  therein. Any such arrangements must be acceptable to each
                                  nationally recognized rating agency that provides a rating for the related Series of Securities (the "Rating
                                  Agency").

Monthly Advances................  If so specified in the related Prospectus Supplement, the
                                  Master Servicer will be required under each Agreement to
                                  remit to the Trustee no later than the day of each month
                                  which is at least three business days prior to the
                                  Remittance Date and is in no case earlier than the seventh business day of such month (the "Determination Date") the
                                  amount (a "Monthly Advance"), if any, by which (a) the sum of (x) 30 days' interest at the weighted average Adjusted
                                  Loan Remittance Rate (as defined herein under "Description of the Securities--Monthly Advances and Compensating
                                  Interest") on the then outstanding principal balance of
                                  the related Series of Certificates and/or Notes and (y)
                                  the amount, if any, required to be deposited into the
                                  related Reserve Account (as specified in the related
                                  Prospectus Supplement) for the related Remittance Date
                                  exceeds (b) the amount received by the Master Servicer in
                                  respect of interest on the Loans as of the related Record
                                  Date (less certain amounts not required to be deposited
                                  into the related Trust). Such advances by the Master
                                  Servicer are reimbursable in the first instance from late
                                  collections of interest, including amounts received in
                                  connection with the liquidation of defaulted Loans
                                  ("Liquidation Proceeds"), amounts paid by any insurer
                                  pursuant to any insurance policy covering a Loan,
                                  Mortgaged Property or REO Property ("Insurance Proceeds"),
                                  and proceeds received by the Master Servicer in connection with condemnation, eminent domain or a release of lien
                                  ("Released Mortgaged Property Proceeds") collected with
                                  respect to the related Loans as to which the advances were made, and certain other amount that would otherwise be
                                  distributed on the Securities. The Master Servicer will
                                  not be required to make any Monthly Advances which it
                                  determines, in good faith, would be nonrecoverable from
                                  amount received in respect of the Loans. See "Description
                                  of the Securities--Monthly Advances and Compensating
                                  Interest."

Compensating Interest...........  If so specified in the related Prospectus Supplement, with respect to each Loan as to which the Master Servicer
                                  receives a principal payment in full in advance of the
                                  final scheduled due date (a "Principal Prepayment") or
                                  receives a principal payment that
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                                  exceeds the scheduled payment by a specified multiple, but which was not intended by the Mortgagor to satisfy the
                                  Loan in full or to cure a delinquency (a "Curtailment"),
                                  the Master Servicer will be required to remit to the
                                  Trustee, from amounts otherwise payable to the Master
                                  Servicer as servicing compensation, an amount
                                  ("Compensating Interest") equal to any excess of (a) 30
                                  days' interest on the principal balance of each such Loan
                                  as of the beginning of the related Due Period at the
                                  applicable weighted average Adjusted Loan Remittance Rate
                                  over (b) the amount of interest actually received on the
                                  related Loan during such Due Period (less certain amounts
                                  not required to be deposited into the related Trust).

Optional Termination............  The Master Servicer, certain insurers, the holders of certain Classes of Certificates or Notes, or certain other entities specified in the related Prospectus Supplement
                                  may have the option to effect early retirement of a Series of Securities through the purchase of the related Trust
                                  Assets and other assets in the related Trust under the
                                  circumstances and in the manner described in "The
                                  Agreement-- Termination; Purchase of Loans."

Mandatory Termination...........  The Trustee, the Master Servicer or certain other entities specified in the related Prospectus Supplement may be
                                  required to effect early retirement of a Series of
                                  Securities under the circumstances and in the manner
                                  specified in the related Prospectus Supplement and herein
                                  under "The Agreement--Termination; Purchase of Loans."

Trustee.........................  The trustee or trustees under any Agreement relating to a
                                  Series of Securities (each, a "Trustee") will be specified in the related Prospectus Supplement. Additionally, any
                                  Co-Trustees, Custodians or Co-Custodians will be set forth in the related Prospectus Supplement.

Federal Income Tax
  Consequences..................  The federal income tax consequences of the purchase, ownership and disposition of the Securities of each series will depend on whether an election is made to treat the
                                  corresponding Trust (or certain assets of the Trust) as a
                                  "real estate mortgage investment conduit" ("REMIC") under
                                  the Internal Revenue Code of 1986, as amended (the
                                  "Code"), and, if such election is not made, whether the
                                  Trust is structured and intended to be treated as a
                                  grantor trust, a partnership or otherwise.

                                  REMIC. If an election is to be made to treat the Trust (or certain assets of the Trust) for a Series of Securities as a REMIC for federal income tax purposes, the related
                                  Prospectus Supplement will specify which Class or Classes
                                  thereof will be designated as regular interests in the
                                  REMIC ("REMIC Regular Certificates") and which class of
                                  Certificates will be designated as the residual interest
                                  in the REMIC ("REMIC Residual Certificates"). To the
                                  extent provided herein and in the related Prospectus
                                  Supplement, in the opinion of Stroock & Stroock & Lavan
                                  LLP, special federal tax counsel ("Federal Tax Counsel"),
                                  Securities representing an interest in the REMIC generally will be considered "real estate
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                                       18
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
                                  assets" for purposes of Section 856(c)(4)(A) of the Code
                                  and assets described in Section 7701(a)(19)(C) of the
                                  Code.

                                  In the opinion of Federal Tax Counsel, for federal income
                                  tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust with payment
                                  terms equivalent to the terms of such Certificates.
                                  Holders of REMIC Regular Certificates will be required to
                                  report income with respect to such Certificates under an
                                  accrual method, regardless of their normal tax accounting
                                  method. Original issue discount, if any, on REMIC Regular
                                  Certificates will be includible in the income of the
                                  Holders thereof as it accrues, in advance of receipt of
                                  the cash attributable thereto, which rate of accrual will
                                  be determined based on a reasonable assumed prepayment
                                  rate. The REMIC Residual Certificates generally will not
                                  be treated as evidences of indebtedness for federal income tax purposes, but instead as representing rights to the
                                  taxable income or net loss of the REMIC.

                                  Each holder of a REMIC Residual Certificate will be
                                  required to take into account separately its pro rata
                                  portion of the REMIC's taxable income or loss. Certain
                                  income of a REMIC (referred to as "excess inclusions")
                                  generally may not be offset by such a holder's net
                                  operating loss carryovers or other deductions, and in the
                                  case of a tax-exempt holder of a REMIC Residual
                                  Certificate will be treated as "unrelated business taxable income." In certain situations, particularly in the early
                                  years of a REMIC, holders of a REMIC Residual Certificate
                                  may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to
                                  them. "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "FEDERAL
                                  INCOME TAX CONSEQUENCES--REMIC RESIDUAL CERTIFICATES--TAX
                                  ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES; RESTRICTION
                                  ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES," ARE
                                  PROHIBITED FROM ACQUIRING OR HOLDING ANY BENEFICIAL
                                  INTEREST IN THE REMIC RESIDUAL CERTIFICATES.

                                  Grantor Trust. If no election is to be made to treat the
                                  Trust for a series of Certificates ("Non-REMIC
                                  Certificates") as a REMIC, the Trust may be classified as
                                  a grantor trust for federal income tax purposes and not as an association taxable as a corporation or a taxable
                                  mortgage pool. In the opinion of Federal Tax Counsel,
                                  holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the
                                  stripped bond rules, as owners of undivided interests in
                                  the related Trust Assets generally will be required to
                                  report as income their pro rata share of the entire gross
                                  income (including amounts paid as reasonable servicing
                                  compensation) from the Trust Assets and will be entitled,
                                  subject to certain limitations, to deduct their pro rata
                                  share of expenses of the Trust.

                                  To the extent provided in the related Prospectus
                                  Supplement, Non-REMIC Certificates may represent "real
                                  estate assets" for purposes of Section 856(c)(4)(A) of the
                                  Code and "Loans. . . principally secured by an interest in real property" within the meaning of Section
                                  7701(a)(19)(C)(v) of the Code.
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
                                  Partnership or Division. If no election is to be made to
                                  treat the Trust for a Series as a REMIC and it is so
                                  specified in the related Prospectus Supplement, the Trust
                                  for federal income tax purposes will generally be treated
                                  as a partnership or, if there is a single
                                  Certificateholder for federal income tax purposes, a
                                  division of the single Certificateholder, and Federal Tax
                                  Counsel will deliver its opinion generally to the effect
                                  that the Trust will not be an association (or publicly
                                  traded partnership) taxable as a corporation, or a taxable mortgage pool, for federal income tax purposes. Each
                                  Noteholder, by the acceptance of a Note of such Series,
                                  will agree to treat such Note as indebtedness, and each
                                  Certificateholder, by the acceptance of a Certificate of
                                  such series, will agree to treat the related Trust as a
                                  partnership in which such Certificateholder is a partner
                                  for federal income and state tax purposes, or if there is
                                  a single Certificateholder as described above, as a
                                  division of the single Certificateholder.

                                  Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" herein and, if
                                  applicable, in the related Prospectus Supplement.

ERISA Considerations............  Fiduciaries of employee benefit plans or other retirement plans or arrangements, including individual retirement
                                  accounts, certain Keogh plans, and collective investment
                                  funds, separate accounts and insurance company general
                                  accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee Retirement
                                  Income Security Act of 1974, as amended ("ERISA"), or
                                  Section 4975 of the Code should carefully review with
                                  their legal advisors whether an investment in Securities
                                  will cause the assets of the related Trust to be
                                  considered plan assets under the Department of Labor
                                  ("DOL") regulations set forth in 29 C.F.R. Section
                                  2510.3-101 (the "Plan Asset Regulations"), thereby
                                  subjecting the Trustee and the Master Servicer to the
                                  fiduciary investment standards of ERISA, and whether the
                                  purchase, holding or transfer of Securities gives rise to
                                  a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section 4975 of the Code,
                                  unless a DOL administrative exemption applies. See "ERISA
                                  Considerations."

Legal Investment................  Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby
                                  will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                                  ("SMMEA") and whether they will be legal investments for
                                  certain types of institutional investors under SMMEA. See
                                  "Legal Investment" herein.

Registration of Securities......  Securities may be represented by global certificates and/or notes registered in the name of Cede, as nominee of
                                  DTC, or another nominee. In such case, Securityholders
                                  will not be entitled to receive definitive certificates
                                  and/or notes representing such Holders' interests, except
                                  in certain circumstances described in the related
                                  Prospectus Supplement. See "Description of the
                                  Securities--Book-Entry Registration" herein.
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
                                  RISK FACTORS

LIMITED LIQUIDITY

    There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Holders of the Securities with liquidity of investment or that it will continue for the lives of the Securities. In addition, transfers of certain Classes of Securities may be restricted as set forth in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

    Issuance of the Certificates and/or Notes in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates or notes.

    Since transactions in Certificates and Notes will, in most cases, be able to be effected only through DTC, Direct or Indirect Participants and certain banks, the ability of a Securityholder to pledge a Certificate or Note to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities may be limited due to lack of a physical certificate representing such Securities.

    Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable
Class of Securityholders either directly or indirectly through Indirect
Participants or such other entities as described in the related Prospectus
Supplement. See "Description of the Securities--Book-Entry Registration."

NATURE OF SECURITY

    Certain of the Loans will be loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a junior mortgage loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the mortgaged property unless it forecloses subject to any related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing mortgage loans in their portfolios, it has been the Originators' practice to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Loans--Foreclosure/Repossession."

    An overall decline in the market value of residential or commercial real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Loans which are junior mortgage loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. The Representative will not be able to quantify the impact of any property value declines on the Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the Loans could be higher than those historically experienced in the mortgage lending industry in general.

                                       21

    Certain of the Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Loan. The ability of a Mortgagor to refinance such a Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property and other collateral securing the Loan, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and the tax laws and general economic conditions at the time.

    Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Representative, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Loan.

    General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Loan or permanently reduce the principal balance of such Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Loan may not be recoverable.

    Even assuming that the Mortgaged Properties and other collateral securing a Loan provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties and other collateral securing a Loan fail to provide adequate security for the Loans and insufficient funds are available from applicable Credit Enhancement, Securityholders could experience a loss on their investment.

    Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan.

ENVIRONMENTAL CONSIDERATIONS

    Under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the Loans--Environmental Considerations."

    In each Agreement the Originators will represent and warrant that at the time of origination of each Loan, the related commercial real property was below regulatory agency action levels of contamination from toxic substances or hazardous wastes and that as of the Cut-Off Date, the Originators have no knowledge of any contamination from toxic substances or hazardous wastes on any commercial real property, except for commercial real property subject to ongoing environmental rehabilitation. The Servicer will agree that if it has reasonable cause to believe a property may have contamination from toxic substances or hazardous wastes (unless subject to ongoing environmental rehabilitation), it will not foreclose upon the related Loan until after it obtains a Phase I environmental report or other professional environmental data sufficient to verify the environmental condition of the property. See "The Agreements--Representations and Warranties" herein.

    In accordance with SBA SOP 50-10 (effective 1-29-99), the SBA allows lenders, subject to certain conditions, to take as collateral commercial real property that is subject to ongoing environmental rehabilitation. These conditions include the lender identifying a party that has accepted responsibility for, and has commenced clean-up under, an environmental rehabilitation program approved by the appropriate regulatory agency. The party responsible for clean-up must execute an indemnity agreement approved by the SBA, which agreement holds such party accountable for completing all required remediation. The indemnity agreement inures to the benefit of subsequent holders of the property. The lender must obtain adequate financial data on the indemnitor indicating that the indemnitor will be able to complete the required remediation.

PRE-FUNDING ACCOUNTS

    If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

    The ability of a Trust Fund to obtain subsequent Loans during the related Pre-Funding Period will be dependent on the ability of the Originators to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Originators to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perception of general economic conditions.

PREPAYMENT CONSIDERATIONS

    The Loans may be prepaid in full or in part at any time. The rate of prepayments of the Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates and the availability of alternative financing. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

THE STATUS OF THE LOANS IN THE EVENT OF BANKRUPTCY OF AN ORIGINATOR

    The Originators believe that upon the sale of a Series of Certificates and/or Notes to an independent third party for fair value and without recourse, such sale will constitute an absolute and unconditional sale of such Certificates and/or Notes and the interests in the Loans evidenced thereby. However, in the event of the bankruptcy of an Originator at a time when it or any affiliate thereof holds any interest in the Loans, a trustee in bankruptcy or other creditor could attempt to recharacterize the sale of the Loans as a borrowing by such Originator or any such affiliate with the result that Securities are deemed to be creditors of such Originator or such affiliate, secured by a pledge of the Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Securities and liquidate the Loans with the Securityholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Holders of Securities could lose the right to future payments of interest, might suffer reinvestment loss in a lower interest rate environment and, if the Loans are sold for a price less than the then outstanding principal balances of all classes of Securities, certain Certificateholders and/or Noteholders might suffer a loss of principal.

    In connection with the issuance of each Series of Securities, the Trustee will receive an opinion of Stroock & Stroock & Lavan LLP, special counsel, to the effect that if it were litigated, a court ultimately would uphold the Originators' intention that the transfer of the Loans in each Loan to a Trust constitutes a sale under applicable law. Therefore, the Loans would not be property of the Originators in the event of the appointment of a receiver or conservator for the Originators. Such opinion is limited to matters of New York and federal law and the conclusions thereof are based upon a reasoned analysis of the transaction and legal principles derived from existing case law believed to be applicable by analogy. It should be recognized, however, that a court is not bound by such legal opinion.

    Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of businesses financed by the Loans, sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from a Trust of Loans required to be made by the Master Servicer under the Agreement will have the same effect on the Securityholders as a prepayment of the related Loans. See "Yield, Maturity and Prepayment Considerations" herein. Also, if a Pre-Funding Account is established and during the Funding Period the entire Pre-Funded Amount is not used to purchase subsequent Loans, the Certificates and/or Notes will be prepaid in part from and to the extent of such remaining amounts.

    Collections on the Loans may vary due to the level and frequency of delinquent payments and of prepayments. Collections on the Loans may also vary due to seasonal business patterns and payment habits of borrowers.

    The Loans may be "simple interest" or "date-of-payment loans". If a payment is received on a Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a shorter average life than would have been the case had the payment been made as scheduled. However, this effect is mitigated because the monthly payment amount is recalculated periodically to reflect changes in the interest rate, the then-current principal balance and the then-remaining term to maturity.

SECURITY RATING

    If as set forth in the related Prospectus Supplement, the rating of one or more classes of Securities may depend, to a large extent, on the creditworthiness of a third party provider of credit enhancement. In

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such event, any reduction in the rating assigned to the claims-paying ability of such provider below the rating initially given to such Class of Securities would likely result in a reduction in the rating of such Series of Securities. See "Rating."

UNAUDITED STATEMENTS

    On each Remittance Date, the Trustee will mail to each Securityholder a statement setting forth, among other things, certain information as to the distribution being made on such Remittance Date, the fees to be paid to the Master Servicer and Trustee and the loss and delinquency status of the Loans. Although the information contained in such statements will be prepared by the Master Servicer, neither such information nor any other financial information furnished to Securityholders will be examined and reported upon, and an opinion will not be expressed by, an independent public accountant. See "Description of the Agreement and the Securities--Payments on the Loans; Distribution on the Securities" herein.

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                                   THE TRUSTS

    A Trust for any Series of Securities will include the Trust Assets consisting of a Pool(*) comprised of (i) SBA Section7(a) Loans, (ii) Section 7(a) Companion Loans, (iii) SBA 504 Loans, and (iv) Non-SBA Loans, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Trust Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

    The Notes of each Series will be secured by the pledge of the assets of the related Trust, and the Certificates of each Series will represent interests in the assets of the related Trust. The Securities will be entitled to payment from the assets of the related Trust and, to the extent specified in a Prospectus Supplement, payments in respect of the assets of other trusts established by the Representative, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Trust Assets.

    Certain of the Trust Assets may have been originated by the Originators. Other Trust Assets may have been acquired by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

    The following is a brief description of the Trust Assets expected to be included in the Trusts. If specific information respecting the Trust Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Assets relating to such Series (the "Trust Asset Schedule") will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

GENERAL

    The real property which secures repayment of the Loans (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. The Loans in a Pool will provide for payments to be made monthly ("monthly pay"), bi-weekly or at such other times as may be set forth in a Prospectus Supplement. The payment terms of the Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

        (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (I.E., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Loan is its "Mortgage Interest Rate". Changes to an Adjustable Rate may be subject to periodic

------------------------

* Whenever the terms "Pool," "Certificates," "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool, the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the Loans in such Pool, and the Notes shall refer to debt obligations of such Trust secured by the related Pool of SBA Loans. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series, the term "Interest Rate" will refer to the Interest Rate borne by the Notes of one specific Series and the term "Trust" will refer to one specific Trust.

    limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related Loan or another source or may be treated as accrued interest added to the principal of the Loan.

        (b) Principal may be payable on a level basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Loan.

        (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of some or all of the payments due during a specified period, which may be recouped as deferred interest, or otherwise.

        (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("lockout periods"). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

    The Prospectus Supplement for each Series of Securities will contain information with respect to all the Loans expected to be included in the related Pools as of the related closing date, including (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Loans as of the date set forth in the Prospectus Supplement; (ii) the largest expected principal balance and the smallest expected, principal balance of any of the Loans; (iii) the types of Mortgaged Properties and/or other assets securing the Loans (iv) the original terms to maturity of the Loans; (v) the expected weighted average term to maturity of the Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Loans; (vii) the expected Mortgage Interest Rate and ranges of Mortgage Interest Rates borne by the Loans; (viii) in the case of Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates, if any; (ix) the amount of any Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to such Pool; (x) the amount, if any, and terms of any other credit enhancement or other derivative instruments to be provided with respect to all or any Loans or the Pool; and (xi) the expected geographic location of the Mortgaged Properties. If specific information respecting the Loans is not known to the Representative at the time the related Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

    Unless otherwise provided in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Securities will be to provide (or, where the Representative or an Originator acquired a Loan from another originator, obtain from such originator) certain representations and warranties concerning the Loans and to assign to the Trustee for such Series of Securities the Representative's or Originator's rights with respect to such representations and warranties. See "The Agreements--Sale of Loans." The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Monthly Advances and Compensating Interest." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

    If provided in the related Prospectus Supplement, the original principal amount of a Series of Securities may exceed the principal balance of the Trust Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement (the "Funding Period"), amounts on deposit in the Pre-Funding Account may be used to purchase additional Trust Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Securities at the time and in the manner set forth in the related Prospectus Supplement.

SBA Section7(A) LOANS

    The SBA Section7(a) Loans will consist of the Unguaranteed Interests in loans originated under Section 7(a) (the "Section 7(a) Program") of the Small Business Act of 1953 (the "SBA Act"), which Act created the Small Business Administration (the "SBA"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. Loans made under the
Section 7(a) Program can be used to construct, purchase, expand or convert facilities or to purchase building equipment, leaseholds or materials. Money lent under the Section 7(a) Program also can be used for working capital, debt refinancing and business acquisition needs.

    The SBA Section7(a) Loans are partially guaranteed by the SBA pursuant to a Small Business Administration Loan Guaranty Agreement (Deferred Participation) (SBA Form 750), dated August 13, 1980 by and between The Money Store Investment Corporation and the SBA (the "Loan Guaranty Agreement") and pertinent SBA regulations found at 13 C.F.R. part 120. As to any SBA Section7(a) Loan, the right to receive the guaranteed portion of the principal balance thereof together with interest thereon at a per annum rate in effect from time to time plus a fee paid to the SBA's fiscal and transfer agent is referred to herein as the "Guaranteed Interest". The Guaranteed Interest varies from SBA Section7(a) Loan to SBA Section7(a) Loan, will not be included in the related Trust Fund and Securityholders will have no right or interest therein. As to any SBA Section7(a) Loan, the "Unguaranteed Interest" will equal all payments and other recoveries on such SBA Section7(a) Loan not constituting the Guaranteed Interest therein and certain other amounts to be described in a Prospectus Supplement that will not be transferred to the related Trust.

    The SBA administers three levels of lender participation in the Section 7(a) Program. Under the first level, known as the "Guaranteed Participant Program", the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications.

    Under the second level of lender participation, known as the "Certified Lender Program," the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the

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
lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program.

    Under the third level of lender participation, known as the "Preferred Lender Program", the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional requirements in terms of origination, servicing and liquidation capabilities as well as loan volumes and portfolio quality.

THE SECTION 7(A) COMPANION LOANS

    For applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for most loans originated under the Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Originators introduced a program (the "Section 7(a) Companion Program") pursuant to which an Originator originated a loan (the "Section 7(a) Companion Loan") to the related borrower in situations in which the total amount financed would otherwise have exceeded the $500,000 limit. The Originators may originate Section 7(a) Companion Loans in the future where a qualified borrower requests financing in an amount that otherwise would exceed the limits of the Section 7(a) Program. Although Section 7(a) Companion Loans are not guaranteed by the SBA, they are secured by a lien on the related primary collateral, which lien is prior to the lien of the related SBA Section7(a) Loan.

    Section 7(a) Companion Loans may be utilized by a borrower for all eligible SBA Section7(a) Loan purposes. Section 7(a) Companion Loans are originated only in conjunction with a Seller obtaining an SBA guarantee of the accompanying SBA Section7(a) Loan under the Certified Lender Program (the SBA currently prohibits
Section 7(a) Companion Loans in connection with the Preferred Lender Program).
Section 7(a) Companion Loans bear interest and have terms to maturity as described above under "--SBA 7(a) Loan Parameters."

SBA 504 LOANS

    The SBA 504 Loans will consist of loans originated by the Originators under the SBA 504 Loan Program (the "SBA 504 Loan Program"). The SBA 504 Loan Program was established under the SBA Act to encourage lenders to provide fixed asset financing to qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment as well as certain closing costs and professional fees and the interest on interim financing. The Originators provide approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. Each loan by the Originators must receive prior approval by the SBA.

    The funds used by the SBA to originate its portion of a project generated pursuant to the SBA 504 Loan Program are generated by issuing SBA-guaranteed debentures on behalf of a certified development company (a "CDC"). A CDC is an organization sponsored by private interests or by state or local governments. The debentures are pooled monthly and sold through a certificate mechanism to the public market. The loans originated by the Originators under the SBA 504 Loan Program are not guaranteed by the SBA.

NON-SBA LOANS

    Certain of the non-SBA loans will be loans made in connection with the conventional commercial loan program of the Representative and the Originators. Beginning in November of 1996, a conventional loan

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
program was introduced as part of the hospitality lending program offered to HFS Incorporated (now known as Cendant). The Originators participates in a preferred vendor alliance program which is a contractual relationship between The Money Store and HFS Incorporated. In September of 1997, the conventional commercial loan program was expanded and offered through all sales channels as a viable option for qualified non-hospitality, owner-occupied commercial real estate transactions. This expanded conventional program, called TMSDirect, allows up to 100% financing for qualified borrowers in need of financing primarily for commercial real estate acquisition and/or ground-up construction projects. TMSDirect loan amounts range from $250,000 to $3,000,000.

    ORIGINATION MECHANISMS. The Originators primarily generate Conventional Commercial Loans through two mechanisms. The first, known as the Franchise Finance Division, utilizes a national referral network of trade associations, hotel/motel franchisors and independent or affiliated commercial loan brokers. Franchise Account Managers perform essentially the same tasks as local sales representatives and are compensated primarily through commissions.

    The second origination arm, known as the HFS Group, generates business primarily from its contractual relationship as a preferred vendor with HFS, Incorporated ("HFS"). Commercial Loan Representatives of the HFS Group work with the sales and transfer/renewal departments for each of the franchise concepts to locate customers. All customer contact is handled by telephone through a national sales center in Sacramento, California.

    Both the Franchise Finance Division and the HFS Group also receive referrals from the Originators' national network of sales offices serving local markets.

    COLLATERAL FOR CONVENTIONAL COMMERCIAL LOANS. Conventional Commercial Loans are first-lien mortgages for the purchase, development or refinance of franchise hotel/motel properties. The national franchisors that represent the focus for this program include the HFS franchise concepts itemized above and other major hotel/motel franchisors, including Choice Hotels International and Best Western International.

    Each Conventional Commercial Loan originated by an Originator is secured by a first lien on the related primary collateral. Additional liens on secondary collateral may also be taken. The borrower is required to fund at least 25% of the total allowable project costs; however, the Originator may require a higher equity percentage for certain larger projects and projects with special credit risks. The Loan-to-Value Ratio for Conventional Commercial Loans may not exceed 75% of the lower of cost or appraised value. The Originators also generally require a minimum debt service coverage ratio of 1.25:1 for the most recent two full years, interim and projected periods.

    Conventional Commercial Loans that are originated for construction purposes generally possess a maximum Loan-to-Value Ratio of 75% of the lower of the appraised value or the total of the construction budget, interim interest, contingency and loan point and fees.

    COMPETITION. The Originators' main competitors vary by region and by market. Its primary competitors are banks and finance companies such as PMC Capital Inc., Allied Capital Commercial Corp. and Hotel Capital Corp. of America. The Originators do not believe that any one competitor, or a small group of competitors, is dominant in the industry.

    UNDERWRITING CRITERIA FOR CONVENTIONAL COMMERCIAL LOANS. The Originators seek to control the risk of default of the actual credit through their underwriting standards. The underwriting for the Originators' Conventional Commercial Loan Program emphasizes historical operating performance and debt service coverage to help determine the repayment ability of the borrower. It is also expected by the Originators that qualifying owners generally have direct industry experience. Lack of experience must be offset by significant training provided by the franchisor, by an extended transition period during which the seller of the business will remain on site or by contracting with a professional, qualified management firm.

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
    As with SBA Section7(a) Loans, SBA 504 Loans and SBA Section7(a) Companion Loans, the Originators have established review procedures to help ensure that all loans that they originate or acquire comply with the policy defined for the Conventional Commercial Loan Program. Commercial loan officers evaluate each applicant's financial statements, credit reports and other data to determine if the credit and collateral satisfy the Originator's standards. These standards include historic debt service coverage, reasonableness of projections and strength of management. For each application, qualified personnel also perform a site inspection to determine the appropriateness of the location for the proposed use, observe the economic conditions of the local market and inspect the property for obvious structural defects or environmental issues.

    The Originators' loan officers assess the reasonableness of projections based primarily upon (i) their experience with other similar loans in the same industry and area, (ii) their general knowledge of the industry, (iii) their general experience in assessing small business loans and (iv) the business experience of the applicant. The qualification of an applicant to prepare such projections is generally based upon the applicant's experience in the industry and knowledge specific to the market in which the project is proposed. Following credit review and approval but prior to loan funding, a feasibility study and an appraisal for the proposed project are commissioned by the commercial loan officer from an appraiser approved by Originator. For construction loans, the feasibility study must be based on, at a minimum, preliminary plans and specifications along with a cost breakdown prepared by a qualified third party. The Originators consider this feasibility information to be critical in assessing the viability of a proposed project in a specific market area. Environmental due diligence appropriate to the environmental status of the site is also required on each project to be financed.

    The maximum loan amount for the Conventional Commercial Loan Program is $3,000,000; the minimum loan is $250,000. A prepayment penalty is imposed on loans that are prepaid within the first five years of the loan term. The Originators require a first lien position on the fee interest in the subject facility and all business assets financed with a Conventional Commercial Loan. The personal guarantees of owners, principals and affiliate businesses will generally be required. Non-recourse financing may be considered on a case-by case basis as warranted by the overall creditworthiness of the applicant and the viability of the proposed project.

    All loan applications are submitted to a centralized loan underwriting and processing center in Sacramento, California. The loan application package is screened initially for completeness by a credit manager or senior loan officer, who then assigns the package to a commercial loan officer. The commercial loan officer is responsible for analyzing the creditworthiness of the applicant and preparing a loan memorandum, which includes a credit analysis (including a description of the collateral), states the purpose of the loan and the strengths and weaknesses of the credit. In addition, for each proposed loan, the commercial loan officer performs a collateral analysis, financial analysis (including historical debt service coverage) and business and personal credit checks.

    If the commercial loan officer recommends the loan for approval, the loan memorandum and supporting documents are submitted to the senior loan officer, credit manager, or a senior credit officer for review based on the various levels of credit authority. All Conventional Commercial Loans above $1,500,000 are reviewed and approved by a committee of not less than three members of an Originator's senior client administration group, including at least one senior credit officer.

    In the production area, middle management consist of credit and processing managers who report to regional production managers. Production managers report to the senior vice president of production. Both senior vice presidents report to the executive vice president of lending operations.

    The Originators also may originate Non-SBA Loans with characteristics substantially the same as SBA Section7(a) Loans or SBA 504 Loans.

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                                USE OF PROCEEDS

    The Representative and the Originators may use the net proceeds to be received from the sale of the Securities of each Series for general corporate purposes, including repayment of debt, including, but not limited to, warehouse facilities, and the origination and acquisition of Loans and other Trust Assets. The Representative expects Securities to be sold in Series from time to time.

                     THE REPRESENTATIVE AND THE ORIGINATORS

    The Loans will have been originated or acquired by the Originators. The Money Store or one of its affiliates, including First Union National Bank or certain of its affiliates, may act as a Master Servicer of the Loans and other Trust Assets. Except for certain representations and warranties relating to the Loans and other Trust Assets and certain other matters, the obligations of The Money Store and the Originators with respect to the Loans and other Trust Assets will be limited to its contractual servicing obligations.

    The Money Store is a New Jersey corporation and is headquartered in Sacramento, California and Union, New Jersey. The Money Store is a wholly-owned subsidiary of First Union National Bank, a national banking subsidiary of First Union Corporation.

    The Money Store is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries have consisted primarily of mortgage loans, Loans, student loans, and automobile loans.

    Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States.

                          THE SBA LOAN LENDING PROGRAM

    SBA 7(a) loans originated by The Money Store generally range in size from $100,000 to $1,500,000. In certain cases, a sales representative may originate a loan exceeding $1,500,000 when the borrower is particularly strong and when credit administration confers. Average loan sizes for 1997 and 1998 increased to $414,000 and $463,314.

    The Originators primarily generate SBA loans through three sales channels:
Retail, Wholesale and Franchise. The Money Store is considered a "PLP" lender under the SBA's preferred lender program in most SBA jurisdictions nationwide.

    The following describes how each channel sources business:

RETAIL

    Business Development Officers ("BDOs") in the Retail sales channel source customers primarily through a referral network of commercial real estate brokers, business brokers, accountants, attorneys and various other third-party referral sources. All BDOs work with the customer to identify the correct loan program based on his or her individual financing needs. All loan applications are thoroughly screened by the BDO in the field to assess eligibility and credit worthiness based upon the Originator's current credit guidelines. Once this initial field screening is complete, and, assuming the prospective borrower prequalifies for financing, a complete loan package is generated and submitted to a centralized loan production center in Sacramento, California (known as the National Loan Production Center) where it is first screened for quality and completeness. The transaction is then assigned to the appropriate underwriting team.

    The Retail sales channel is divided into eight regional territories, each of which is managed by a VP/ Regional Sales Manager (RSM). Each VP/RSM reports directly to the National Sales Manager for this channel. Each retail sales region is supported by a team of sales assistants and clerical staff.

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WHOLESALE

    The Wholesale sales channel serves the entire nation via a remote call center located in Sacramento. Sales activity for this stand-alone sales unit is driven by a direct mail program featuring a toll-free 800 number which can be used by respondents nationwide. Commercial Loan Representatives ("CLRs") work directly with borrowers over the phone to complete all the necessary paperwork in order to generate a complete loan package for submission to centralized screening and underwriting. CLRs perform virtually the same prequalification tasks as described in the retail section above.

    The Wholesale sales channel is designed to maximize The Money Store's market penetration and add incremental closed loan volume to the company in markets not served by a local BDO presence. The majority of this unit's sales activity is generated from captive audiences such as national affinity relationships and professional associations with which The Money Store has formal lending agreements.

    The Wholesale sales channel is managed by a VP/Sales Manager and is supported by a team of Sales Assistants and a clerical staff.

FRANCHISE

    The Franchise sales channel is a highly specialized unit dedicated to franchise financing. This sales unit sources business through targeted successful franchise concepts with proven track records and demonstrated brand awareness nationwide. The Franchise sales channel focuses its marketing efforts primarily in the hotel/motel, fast food and automotive repair industries. Examples include Howard Johnson Hotels, Burger King and Big O Tires. The sales representatives, known as Franchise Account Managers ("FAMs"), manage multiple franchise relationships as a way to ensure a consistent stream of referrals direct from the franchiser. This relationship management approach also allows for a coordinated service effort and an ongoing stream of communication to franchisers and their franchisees.

    The Franchise Finance Division is divided into nine regional territories and is managed by a VP/Sales manager. The unit, as with other sales channels, is supported by a team of Sales Assistants and clerical staff. FAMs are subject to the same prequalification and screening method as the Retail and Wholesale sales channels.

    In all three sales channels, all sales representatives are compensated primarily through a sales commission program. Each sales channel is managed by its own national sales manager. The originations unit in its entirety reports directly to the SVP of Originations.

COMPETITION

    Competition is highly fragmented and key players vary by region and by market.

    Primary competitors are typically small, independent banks such as SeirraWest Bank, and regional banks such as Bank of Commerce. National banks, such as Bank of America, Wells Fargo and Bank One are also prevalent. Non-bank financial institutions, such as AT&T Small Business Capital (now known as Newcourt Credit Group, Inc.) and Heller First Capital Corporation are considered formidable competitors, as well.

    No one competitor nor group of competitors is dominant in the industry. Although methods of competition vary according to region, the Originators believe that as one of the few SBA lenders with a sophisticated nationwide network of sales professionals, they are able to compete effectively in all markets in which they operate. The Originator's experience and breadth of operations give them a unique knowledge of the intricacies of SBA lending. This knowledge, coupled with the fact that SBA and SBA-type lending constitutes their sole line of business enables the Originators to respond to the needs of customers quickly and efficiently.

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MARKETING SUPPORT

    The national sales program, including all three sales channels, is supported by an in-house marketing services department which provides advertising, media buying, public relations, graphic design and sales promotions services. Each sales representative is paired with a Marketing Specialist who acts as a single point of contact for all field marketing needs.

LOAN PURPOSE AND COLLATERAL FOR SBA SECTION7(A) LOANS

    Prior to 1986, the Originators estimate that over 50% of their SBA Section7(a) Loans were made as working capital and equipment loans. Since 1986, however, the Originators have refocused their lending on owner/ user commercial real estate loans to established businesses with track records generally of at least three to four years. The Originators have continued to develop lending for larger owner/user commercial real estate loans to established businesses. These loans are generally larger and better collateralized than working capital, equipment or general-purpose small-business loans. The SBA requires that owner/users occupy at least 67% of the mortgaged premises in the case of newly-constructed facilities and 51% in the case of existing facilities.

    A majority of the SBA Section7(a) Loan originations have been first-lien mortgages for either the purchase or refinancing of commercial real estate, with the balance being loans made by the Originators to franchisees of national franchisors and general business loans for business acquisition, equipment purchases, working capital or debt consolidation. As described below, where an SBA Section7(a) Companion Loan is originated in connection with an SBA Section7(a) Loan, the SBA Section7(a) Companion Loan will be secured by a first-lien mortgage, with the SBA Section7(a) Loan being secured by a second-lien mortgage in addition to other collateral. SBA Section7(a) Loans generally are guaranteed personally by the borrower. In cases where a second or third mortgage on a residential property is taken as additional collateral, the Originators may not require the borrower to obtain a title insurance policy.

UNDERWRITING CRITERIA FOR SBA SECTION7(A) LOANS

    The Originators seek to control two risks through their underwriting standards: (i) default of the actual credit and (ii) SBA repudiation of its guaranty due to ineligibility, non-compliance with SBA lending regulations or poor documentation. The Originators' underwriting emphasizes historical operating performance and debt-service coverage to help determine the repayment ability of the borrower. The Originators have established review procedures to help ensure that all loans that they originate or acquire comply with the requirements of the SBA.

    Commercial loan officers ("CLOs") evaluate each applicant's financial statements, credit reports, business plans and other data to determine if the credit and collateral satisfy the Originators' standards. These standards include historic debt-service-coverage, reasonableness of projections, strength of management and sufficiency of secondary repayment, as well as the SBA's eligibility rules. For each application, qualified personnel also perform a site inspection to determine the appropriateness of the location for the proposed business use, observe the economic conditions of the local market and inspect the property for obvious structural defects or environmental issues (as discussed further below).

    The Originators' loan officers assess the reasonableness of projections based primarily upon (i) their experience with other similar loans in the same industry and area, (ii) their knowledge of the industry of the applicant, (iii) their general experience in assessing small business loans and (iv) the business experience of the applicant. The qualification of an applicant to prepare such projections is generally based upon the applicant's experience in the business area and market for which the loan is requested. Some applicants prepare projections with the assistance of accountants, business consultants and/or franchisors, while some applicants obtain no such assistance. Typically, there is no independent third party review of such projections.

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    The Originators have a tiered system of generally acceptable maximum
Loan-to-Value Ratios or LTVs (as defined below) based on the type of property securing a loan, the characteristics of the borrower and the industry of the borrower. Maximum permissible Loan-to-Value Ratios also depend on the length of time that the debt service coverage on the property has at least equaled a specified ratio. Applicants having significantly higher earnings before interest and taxes relative to their debt service than the Originators normally require may be considered for higher Loan-to-Value Ratios. Conversely, applicants not meeting the debt service requirement may be considered for a loan with a lower Loan-to-Value Ratio than the permitted maximum based on the overall creditworthiness of the applicant.

    For commercial real estate transactions, the highest LTVs are typically reserved for situations where general purpose property is being financed and the subject business is in a non-cyclical industry. In such cases, if the debt service coverage ratio (I.E., the ratio of the pro forma annual debt service payments on the proposed debt of the subject business to the subject businesses' annual net operating income plus certain non-cash extraordinary items) equals and/or exceeds 1.2:1 for the most recent two full years and interim period, a borrower may qualify for 100% LTV financing with corresponding SBA approval. Where general purpose property is being financed and the business is either cyclical, particularly interest rate sensitive and/or seasonal in nature, and where debt service coverage meets or exceeds 1.2:1 for the most recent two full years and interim period, the maximum permissible LTV is generally 90%. When special purpose real estate is involved (e.g., restaurants), and debt service coverage meets or exceeds 1.2:1 for the most recent two full years and interim period, maximum LTVs of between 80%-90% are considered.

    Applications significantly exceeding the previously mentioned debt service requirements may receive special approval for loans with higher LTVs. Conversely, applications which do not meet the stated debt service requirements, but still indicate a reasonable level of repayment capacity, may still be considered at lower LTVs. These exceptions to policy are entertained on a case-by-case basis as warranted by the overall creditworthiness of the applicant. Other characteristics evaluated in determining an appropriate LTV in these situations include (but are not limited to): (i) experience, strength and continuity of business management; (ii) overall financial strength of the subject business as evidenced by balance sheet and profit/loss statements (e.g., current as well as pro forma liquidity and equity positions, historical sales trends and profitability as well as projections); and (iii) availability of additional sources of repayment (e.g., personal financial strength of the applicant including liquidity, supplementary outside income(s) and/or additional collateral).

    All loan applications are submitted to a centralized loan underwriting and processing center in Sacramento, California. The loan application package is screened initially for completeness by a credit manager or senior loan officer, who then assigns the package to a CLO. CLOs are responsible for analyzing the creditworthiness of the applicant and preparing a loan memorandum, which includes a credit analysis (including a description of the collateral), states the purpose of the loan, strengths and weaknesses of the credit, and eligibility for the applicable SBA program. In addition, for each proposed loan, the CLOs perform a collateral analysis, financial analysis (including historical debt service coverage), personal resource analysis, and business and personal credit checks. Any real property to be taken as collateral is appraised by an independent appraiser.

    If the CLO recommends the loan for approval, the loan memorandum and supporting documents are submitted to the credit manager, or a senior credit officer for review based on the various levels of credit authority. Upon concurrence of the CLOs recommendation by the credit manager or senior credit officer, as the case may be, a commitment letter and SBA submission documents are generated by the CLO and, in most cases, forwarded to the BDO. The BDO meets with the customer to explain the commitment letter and SBA documentation, obtains required customer signatures and deposits, and returns the signed documents to the processing center in Sacramento. The loan package is forwarded to a loan processing manager, who screens the loan package for completeness and then assigns the package to a loan processor. The loan processor prepares the Loan Authorization and Agreement, and all necessary documentation to submit to the SBA for a loan guarantee, and for closing the loan in strict accordance to the credit memorandum, SBA regulations, and state and federal law.

    Once loan approval has been granted and a signed commitment letter has been returned by the Borrower, approved applications under the Preferred Lender Program are submitted directly to the SBA's central PLP processing center for assignment of a authorization number. Loans not made pursuant to the Preferred Lender Program require prior approval by an SBA district office.

    Once a loan is funded, the complete original file is forwarded to loan servicing. When the loan package is received, the final physical file is established in a uniform manner, and a computerized "tickler system" tracks follow-up items, such as UCC filing renewals, insurance policy expirations and deeds of trust recording. The loan file then undergoes a final post-closing audit, to help verify that the loan was originated in accordance with the Sellers' procedures and consistent with the SBA's loan authorization. Once the file has been audited and is complete, it is microfilmed.

    The Originators originate loans to a variety of industries. However, based upon their loss experience and economic forecasts obtained from industry associations, chambers of commerce, academic institutions, governmental entities and others, the Originators may de-emphasize lending in certain regions or industries from time to time. The Originators also periodically have refined their underwriting guidelines to exclude certain high-risk ventures, such as car washes.

    Collateral for SBA Section7(a) Loans originated by the Originators generally consists of one or more of the following: (i) first liens on commercial real estate (or second liens when the SBA Section7(a) Loan is originated in conjunction with a Section 7(a) Companion Loan), (ii) second liens on residential properties, (iii) personal guarantees and (iv) business assets. The Originators believe that the pledge of a borrower's personal wealth provides appropriate incentives, thereby minimizing defaults and maximizing recoveries. Generally, the Originators do not take inventory or accounts receivable as collateral, thereby allowing borrowers to obtain short-term financing with these assets from other sources. The Originators also originate machinery and equipment loans; however, some of these also are secured by real estate. For example, loans are provided for medical/dental equipment, machinery, print shop equipment and franchise restaurant equipment.

    The Originators define the loan-to-value ratio ("LTV" or "Loan-to-Value Ratio") of a Loan as the gross amount of the loan divided by the total "net collateral value" of all collateral (primary and secondary, but excluding the value of any personal guarantees) securing such loan. In determining "net collateral value", the Originators apply discounts of appraised value based on the type of collateral and lien position. Generally, first liens on commercial or residential property are allowed a maximum
"collateral value" of 100% of the lower of cost or appraised value and, therefore, are not discounted. Second and third mortgages are allowed a maximum collateral value of 80%, unless the first lien is of nominal value. The maximum collateral value allowed for used machinery and equipment is 30% of cost and 50% for new machinery and equipment. In determining the appropriate LTV required for a particular credit, the Originators review the historical debt-service coverage ratio, stability of the industry, level of equity from the borrower, purpose of the loan, economic condition of the market and size of the loan. The Originators usually require a 1.2x debt-service coverage ratio for the most recent two complete years and interim period.

SERVICING AND COLLECTIONS OF SBA SECTION7(A) LOANS

    The Originators service substantially all the SBA Section7(a) Loans they originate. Servicing includes collecting payments from borrowers, remitting payments on Guaranteed Interests to the Agent of the SBA, accounting for principal and interest, contacting delinquent borrowers and supervising loan liquidations.

    Monthly, borrowers are sent payment coupons and statements showing the interest rate, the outstanding loan balance, the next payment date and the monthly payment.

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
    The loan servicing department is responsible for all post-closing follow-up until the loan is repaid. These duties include tracking receipt of payments, performing field visits, analyzing post-closing financials, reviewing UCC filings and coordinating post-closing borrower requests with the SBA (E.G., exchanges of collateral or assumptions). In addition, the loan servicing department typically conducts field visits to the borrower's place of business shortly after closing and within 24 months thereafter. Finally, all loan documents require that borrowers submit updated financial statements. For delinquent accounts, these statements are reviewed by the loan servicing department to determine compliance with loan covenants.

    Delinquency reports are generated every ten days and borrowers are contacted frequently to determine the cause of any delinquency and to solicit payments. A collections officer maintains contact with each delinquent borrower until the loan becomes current or is transferred to the credit services unit within the loan servicing department. If a loan is chronically delinquent, even if currently performing, the loan will be serviced by customer service until such loan is repurchased by the SBA, and then by a credit services officer for the remainder of the loan.

WORKOUTS AND LIQUIDATIONS OF SBA SECTION7(A) LOANS

    When an SBA Section7(a) Loan becomes approximately 75 days past due, the appropriate Originator initiates procedures that result in the SBA's repurchase of the Guaranteed Interest of the defaulted SBA Section7(a) Loan from the secondary market investor. In most cases the repurchase process is completed within 30 to 45 days. The SBA tries to minimize the repurchase time frame because it pays accrued interest (up to 120 days) on the guaranteed portion of the loan until the loan is repurchased. After it has repurchased a Guaranteed Interest, the SBA owns a direct participation in the related loan.

    A credit services officer is assigned the responsibility for the workout or liquidation once an SBA Section7(a) Loan is repurchased. The loan workout officer evaluates the borrower's corporate and personal ability to repay and then formulates an appropriate workout plan. Generally, workout plans indicate the expected recovery time period or the possibility of an assumption of the debt by a third-party; plans also include liquidation options.

    To some degree, the SBA is involved in every repurchased loan, depending on the nature of the recovery and the particular SBA District. In most cases, the SBA allows the Originators to perform workouts. In rare instances, the SBA takes over the servicing of repurchased loans. In the majority of foreclosure situations, title is assumed in the name of the appropriate originator. In the remainder of the foreclosure situations, at the direction of the SBA, title is assumed in the name of the SBA.

    In formulating workout plans, the Originators assess the value of the collateral through a variety of sources including brokers, appraisers and other market sources. The Originators also take steps to help protect the value of the collateral, such as performing site visits, appraising properties and ensuring payment of taxes and, where appropriate, maintenance of insurance. Where necessary, the Originators engage property managers or take other measures designed to protect the collateral value from deterioration.

    Loan workouts are focused on allowing the business to recover from temporary setbacks, if possible. The Originators believe that recoveries are improved if the borrower is cooperative and works with the lender to achieve a resolution. The Originators stress the development of a strong relationship with borrowers over the long term. This generally results in cooperation by the borrower in the workout, and the Originators generally receive substantial cash flow from these troubled loans.

    Although the SBA generally is reluctant to allow foreclosure on a personal residence until all other avenues have been pursued, the Originators believe that the possibility of foreclosure is a powerful incentive to borrowers to make the loan current.

    The Originators view SBA Section7(a) Loans as small business loans as opposed to commercial real estate mortgages. Accordingly, the workout is more complex and the period to recovery or reinstatement takes

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
longer than for typical commercial real estate loans. However, because the Originators often receive substantial cash flow from troubled assets during the workout period, loan workouts are generally more efficient than foreclosures on the collateral. If a borrower is uncooperative or the business is not viable, the Originators prepare a liquidation plan and determine the likely recovery value and best method of liquidation. In order to have the SBA honor its guarantee the SBA must approve all liquidation plans.

    On average, the workout liquidation process requires approximately 18 to 24 months. The length of the workout is determined primarily by the complexity and long-term viability of the business, as well as the bankruptcy status of the borrower. In particular, a bankruptcy may lengthen the workout timeframe by approximately 12 to 18 months.

    In certain cases, the Originators may forbear payments of interest and principal for a period of three to six months if the borrower is experiencing temporary difficulties. Under SBA servicing policy, the lender has unilateral authority to defer loans for up to 90 days. Past 90 days, the lender must obtain approval from the investors in the guaranteed portions, which is usually granted. For deferments in excess of 180 days, SBA approval must be obtained.

ENVIRONMENTAL POLICY

    The Originators have developed an environmental credit policy to help minimize potential environmental liabilities. This policy conforms to the environmental requirements set by the SBA, and many of the Originators' guidelines are stricter than those of the SBA. The standard environmental-related requirements for Loans secured by commercial real property include: (i) obtaining a commitment letter from the borrower acknowledging that the closing is contingent upon compliance with environmental laws, (ii) obtaining an environmental questionnaire from the borrower and, if possible environmental information from, the previous owner of the property, (iii) performing a site visit of the property, (iv) checking the property against a published list of "Superfund" sites and, if the property is listed, performing an environmental audit or, for any Loan approved after January 1, 1996, searching a comprehensive state and federal environmental data base for each commercial real property taken as collateral for which a Phase I environmental report has not been ordered or obtained and (v) obtaining a certificate from the borrower providing representations and warranties as to the absence of hazardous substances and providing a broad indemnification. If, after performance of these requirements, there is any evidence of a potential environmental problem which might require remediation, the applicable Originator will require remediation to be performed or require an appropriate level professional environmental report on the property and the loan will be closed only after remediation to levels below regulatory agency action levels, the property is subject to ongoing rehabilitation approved by the SBA, with respect to SBA Loans, or if no actionable contamination is revealed. A Phase I environmental report describes the results of an audit of the related property performed by a licensed environmental assessment firm, which audit includes (i) an inspection of the related and adjacent properties; (ii) a historical review of site records; (iii) a review of files of regulatory agencies concerning the site; and (iv) interviews with individuals knowledgeable about the site use and operations.

    In preparing a Phase I environmental report, the licensed environmental assessment firm may contact the United States Environmental Protection Agency, state and local water control authorities, state and local environmental departments and local fire departments to ascertain whether a particular property has an environmental problem and, if so, the nature thereof. The Originators typically do not contact such authorities unless an environmental problem has been revealed.

    In the Agreement the Originators will represent and warrant that at the time of origination of each Loan forming part of the Trust, even those originated prior to January 1990, the related commercial real property was free of actionable contamination from toxic substances or hazardous wastes and that, as of the Cut-Off Date, the Originators have no knowledge of any such actionable contamination from toxic substances or hazardous wastes on any commercial real property. The Master Servicer will agree that if it has reasonable cause to believe a property may have contamination from toxic substances or hazardous wastes, it will not foreclose upon the related Loan until after it obtains satisfactory evidence that no actionable contamination issues expose the Originators to liability.

ORIGINATION OF SECTION 7(A) COMPANION LOANS

    For most applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for a loan originated under the Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Originators introduced the Section 7(a) Companion Program pursuant to which the Originators originated a Section 7(a) Companion Loan to a borrower requesting an SBA Section7(a) Loan from an Originator where the total amount financed would otherwise exceed $500,000. The Originators may originate Section 7(a) Companion Loans in the future where a qualified borrower requests financing in an amount that otherwise exceeds the limits of the Section 7(a) Program.

    The Originators will not fund a Section 7(a) Companion Loan unless and until the SBA issues its guaranty of the related SBA Section7(a) Loan. The underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the Section 7(a) Companion Loans are substantially the same as those described above for the SBA Section7(a) Loans, except that The Money Store Commercial Mortgage Inc. (one of the Originators) generally requires a debt-service coverage ratio of 1.1:1 and the required LTV for Section 7(a) Companion Loans is generally 50%-60%. Also, the SBA is not required to be involved in the workout or liquidation of a
Section 7(a) Companion Loan. However, if in connection with the workout or liquidation of a Section 7(a) Companion Loan, the Originators wish to workout or liquidate the related SBA Section7(a) Loan, the SBA will be involved in such procedures.

ORIGINATION OF SBA 504 LOANS.

    The SBA 504 Loans will consist of loans originated by an Originator under the SBA 504 Loan Program (the "SBA 504 Loan Program"). The SBA 504 Loan Program was established under the Act to encourage lenders to provide fixed asset financing to existing qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment and the interest on interim financing.

    Each SBA 504 Loan originated by an Originator is secured by a first lien on the related primary collateral, with the related loan made by the SBA being secured by a second lien, in addition to a lien on other collateral. The borrower is required to fund at least 10% of the total allowable project costs, however, an Originator may require a higher percentage for certain larger projects and projects with special credit risks (i.e. special use real property and/or defined business start-up). The LTV for SBA 504 Loans generally may not exceed 55%-65%. The Originators also generally require a minimum debt service coverage ratio of 1.1:1 for the most recent two full years and interim periods. Applications with a lower debt service coverage ratio may be considered, but generally only if the LTV is below approximately 55%. When special purpose real estate is involved (e.g., restaurants), or in the case of cyclical or interest rate sensitive industries, the Originators also generally require LTVs below approximately 55%.

    SBA 504 Loans that are originated for construction purposes generally possess an LTV of 80% during the construction phase pending issuance of the SBA-guaranteed debenture upon completion of the construction. Additionally, secondary collateral required by the CDC for the related loan made by the SBA also will serve as collateral for the interim construction loan.

    Except as set forth above, the underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the SBA 504 Loans and the Non-SBA Loans are substantially the same as those described above for the SBA Section7(a) Loans, except that the SBA is not involved in the workout or liquidation procedures.

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                         DESCRIPTION OF THE SECURITIES

    Each Series of Certificates will be issued, from time to time, pursuant to either a Pooling and Servicing Agreement or a Trust Agreement, and each Series of Notes will be issued, from time to time, pursuant to an Indenture, each to be dated as of the date set forth in the related Prospectus Supplement (each such date, a "Cut-Off Date"), among The Money Store, the applicable Originators, and/or certain affiliates thereof, and the Trustee for the benefit of the related Certificateholders or Noteholders, as the case may be, of such Series. A Series may contain either Certificates or Notes or a combination thereof. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. A form of a Pooling and Servicing Agreement, Trust Agreement, Sale and Servicing Agreement and an Indenture have each been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Representative will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Security of such Series addressed to The Money Store Inc., 707 Third Avenue, West Sacramento, California 95605 Attention: Corporate Counsel.

GENERAL

    The Securities of each Series will represent debt obligations of, in the case of Notes, or fractional undivided ownership interests in, in the case of Certificates, a Trust created pursuant to the related Agreement and/or such other assets as may be described in the related Prospectus Supplement. The Securities will be issued in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts do may be set forth in a Prospectus Supplement), except that one Certificate or Note of each Class may be issued in a different denomination.

    Definitive Securities, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Security Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a security administrator may perform certain duties in connection with the administration of the Securities.

    The Securities will not represent obligations of the Representative (except with respect to a Guaranty issued in connection with a Series), the Originators or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement, (a) the Loans that from time to time are subject to the related Agreement and which are held in the related Pool; (b) the assets for the Trust that from time to time are required by the Agreement to be deposited in certain reserve accounts, including the Distribution Account, the Principal and Interest Account, the Expense Account, the Letter of Credit Fee Account and the Insurance Account (each, as defined herein), or to be invested in Permitted Investments (as defined herein); (c) property and any proceeds thereof acquired by foreclosure of the Loans in such Pool, deed in lieu of foreclosure or a comparable conversion; (d) any Primary Mortgage Insurance Policies; (e) any Mortgage Pool Insurance Policies; (f) any Special Hazard Insurance Policies; (g) any Bankruptcy Bonds; and (h) all rights under any other insurance policies, guarantees, supplemental interest payments, surety bonds, letters of credit, or other credit enhancement or maturity protection or other derivative instrument covering any Securities, any Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

    Each Series of Securities will be issued in one or more Classes. Each Class of Securities of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus Supplement. A Class of Securities may be divided into two or more Sub-Classes, as specified in the related Prospectus Supplement.

    A Series may include two or more Classes of Certificates, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Pass-Through Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Assets for such Series. A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment, specified in the related Prospectus Supplement, with respect to one or more Classes of Subordinated Certificates of such Series. Certain Series or Classes of Certificates within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Pass-Through Rate for a Class of Certificates that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of the following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement, (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement, (iv) the Prime Rate plus an applicable spread, as set forth in the related Prospectus Supplement, or (v) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Certificates entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments (Strip Certificates).

    A Series may include two or more Classes of Notes, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Assets for such Series. A Series of Notes may include one or more Classes of Senior Notes which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of Subordinated Notes of such Series. Certain Series or Classes of Notes within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Interest Rate for a Class of Notes that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement, (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement, (iv) the Prime Rate plus an applicable spread, as set forth in the related Prospectus Supplement, or (v) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Notes entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments (Strip Notes).

    With respect to any Series of Securities that includes one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Remittance Date, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement unless Definitive Securities have been issued, the registered holder of all Securities will be Cede or such other nominee specified in the related Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Securityholders.

DISTRIBUTIONS ON SECURITIES

    Each Class of Securities within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a fixed rate or a floating rate; and (vii) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

    Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds available in the related Distribution Account and other accounts (each a "Distribution Account") to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, on each Remittance Date, the Master Servicer will withdraw from the applicable Distribution Account and such other accounts as may be described in the related Prospectus Supplement and distribute to the Securityholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Pool times the aggregate of all amounts on deposit in the Distribution Account as of the Determination Date, or, in the case of Classes which have been assigned an aggregate principal balance and Pass-Through Rate or Interest Rate, payments of interest and payments in reduction of such aggregate principal balance from all amounts on deposit in the Distribution Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement.

    The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement. Differing allocations of principal and interest to different Classes of Securityholders will have the effect of accelerating the amortization of Senior Notes or Senior Certificates, as the case may be, while increasing the interests evidenced by the Subordinated Notes or Subordinated Certificates, as the case may be, in the related Trust. Distributions to any Class of Securities will be made pro rata to all Securityholders of that Class, or as otherwise described in a Prospectus Supplement.

SUMMARY OF AUCTION PROCEDURES

    The following summarizes certain procedures that will be used in determining the interest rates on any Notes or Certificates that are Auction Rate Securities. Appendix I hereto contains a more detailed description of these procedures. Prospective investors in the Auction Rate Securities should read carefully the following summary, along with the more detailed description in Appendix I.

    The interest rate on each Class of Auction Rate Securities will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Securities such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/ dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Securities.

    In the auction procedures, the following types of orders may be submitted:

        (i) Bid/Hold Orders--the minimum interest rate that a current investor is willing to accept in order to continue to HOLD some or all of its Auction Rate Securities for the upcoming interest period;

        (ii) Sell Orders--an order by a current investor to SELL a specified principal amount of Auction Rate Securities, regardless of the upcoming interest rate; and

       (iii) Potential Bid Orders--the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Securities) is willing to accept in order to BUY a specified principal amount of Auction Rate Securities.

    If an existing investor does not submit orders with respect to all its Auction Rate Securities of the applicable Class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Securities for which no order was received.

    In connection with each auction, Auction Rate Securities will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Securities.

    (a) Assumptions:

    1.  Denominations (Units) = $100,000

    2.  Interest Period = 28 Days

    3.  Principal Amount Outstanding = $50 Million (500 Units)

    (b) Summary of All Orders Received For The Auction

BID/HOLD ORDERS           SELL ORDERS      POTENTIAL BID ORDERS
----------------------  ----------------  ----------------------
10 Units at 2.90%       50 Units Sell     20 Units at 2.95%
30 Units at 3.02%       50 Units Sell     30 Units at 3.00%
60 Units at 3.05%       100 Units Sell    50 Units at 3.05%
100 Units at 3.10%         200 Units      50 Units at 3.10%
100 Units at 3.12%                        50 Units at 3.11%
      300 Units                           50 Units at 3.14%
                                            100 Units at 3.15%
                                                350 Units

    Total units under existing Bid/Hold Orders and Sell Orders always equal issue size (in this case 500 units).

    (c) Auction Agent Organizes Orders In Ascending Order

                                                                     CUMULATIVE
   ORDER       NUMBER       CUMULATIVE                    ORDER        NUMBER        TOTAL
  NUMBER      OF UNITS     TOTAL (UNITS)       %         NUMBER       OF UNITS      (UNITS)        %
-----------  -----------  ---------------  ---------  -------------  -----------  -----------  ---------
         1        10(W)             10         2.90%            7        100(W)          300       3.10%
         2        20(W)             30         2.95%            8         50(W)          350       3.10%
         3        30(W)             60         3.00%            9         50(W)          400       3.11%
         4        30(W)             90         3.02%           10        100(W)          500       3.12%
         5        50(W)            140         3.05%           11         50(L)                    3.14%
         6        60(W)            200         3.05%           12        100(L)                    3.15%

    (W) Winning Order (L) Losing Order

    Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next period that interest will accrue (each an "Interest Period"), when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate (each as described in Appendix I).

    The above example assumes that a successful auction has occurred (I.E., all Sell Orders and all Bid/ Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Securities offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Securities are subject to Hold Orders (I.E., each holder of Auction Rate Securities wishes to continue holding its Auction Rate Securities, regardless of the interest rate) the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the All Hold Rate (as defined below).

    As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in Appendix I.

MONTHLY ADVANCES AND COMPENSATING INTEREST

    In order to maintain a regular flow of scheduled interest payments to Securityholders (rather than to guarantee or insure against losses) if so provided in the related Prospectus Supplement, the Master Servicer will be required to advance to the Trustee, on or before each Remittance Date (from its own funds), the amount, if any, by which (a) the sum of (x) 30 days' interest at the applicable weighted average Adjusted Loan Remittance Rate (as defined below) on the then outstanding principal balance of the related Series of Securities and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer and any Sub-Servicers in respect of interest on the Loans as of the related Record Date (less certain amounts not required to be deposited into the related Trust) (such excess, the "Monthly Advance"). For each Class of Securities, the "Adjusted Loan Remittance Rate" will equal the sum of the related Pass-Through Rate or Interest Rate and the rate used in determining certain expenses payable by the related Trust, as more specifically set forth in the related Prospectus Supplement. The Master Servicer will not be required to make any Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts in respect of the Loans.

    If so specified in the related Prospectus Supplement, not later than the close of business on each Determination Date, with respect to each Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Master Servicer will be required to remit to the Trustee for deposit in the Distribution Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest on the principal balance of each such Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Loan Remittance Rate, over (b) the amount of interest actually received on the related Loan for such Due Period (such difference, "Compensating Interest").

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

    If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Trust Assets which satisfy the criteria specified above and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Permitted Investments for later distribution to Securityholders,
(iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

    An "Amortization Period" is the period during which an amount of principal is payable to Holders of a Series which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

    Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the Representative. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities.

BOOK-ENTRY REGISTRATION

    If so specified in the related Prospectus Supplement, the Certificates and/or Notes of a Series initially will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates and notes. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

    Under a book-entry format, Certificateholders and/or Noteholders, as applicable, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates and/or Notes of a Series registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities and reports relating to the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments and reports relating to the Securities after the related Remittance Date because, while payments and such reports are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments and reports to its Participants which thereafter will be required to forward them to Indirect Participants or Securityholders. Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Agreement. The beneficial holders of such Certificates and/or Notes of a Series will only be permitted to exercise the rights of Certificateholders and/or Noteholders, as applicable, under the applicable Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit reports and payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such reports and payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and reports and will be able to transfer their interests.

    Unless and until Definitive Securities are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a physical certificate for such Securities.

    DTC in general advises that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

    Any Notes and/or Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Definitive Securities"), rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates and/or notes representing the Securities and instruction for re-registration, the Trustee will issue the Notes and/or Certificates in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the related Agreement. The final distribution of any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Remittance Date at such office or agency as is specified in the notice of final payment to Securityholders.

                               CREDIT ENHANCEMENT

GENERAL

    Credit enhancement may be provided with respect to one or more Classes of a Series of Securities or with respect to the Trust Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Notes and/or Certificates of such Series, (ii) the use of a Guaranty Insurance Policy, Spread Amount, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Reserve Accounts, Supplemental Interest Payments, a letter of credit, a limited financial guaranty insurance policy, third party guarantees or maturity protection, derivative instruments, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more Classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Securities, and if principal payments equal to the aggregate principal balances of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Representative if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

SUBORDINATION

    All Classes of Certificates are Subordinated in right of payment to any Class of Notes in a given Series to the extent described in the related Prospectus Supplement. To enhance the likelihood of regular receipt by holders of Senior Certificates or Senior Notes, as the case may be, of the full amount of payments which they would be entitled to receive in the absence of any losses or delinquencies, if so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates or Subordinated Notes, as the case may be, of a Series will instead be payable to holders of one or more Classes of Senior Certificates or Senior Notes, as the case may be, under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates or Senior Notes, as the case may be, will receive the amounts of principal and/or interest due to them on each Remittance Date, out of the funds available for distribution on such date in the related Distribution Account, prior to any such distribution being made to holders of the related Subordinated Certificates or Subordinated Notes, a the case may be, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The protection afforded to the holders of Senior Certificates or Senior Notes, as the case may be, through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates or Subordinated Notes, as the case may be, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or Subordinated Notes, as the case may be, or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates or Senior Notes, as the case may be, would experience losses on the Securities.

    In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates or Subordinated Notes, as the case may be, on any Remittance Date may instead be deposited into one or more Reserve Accounts established and maintained with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Remittance Date, on each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or Senior Notes, as the case may be, or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the Class of Securities specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Accounts" below.

    If so specified in the related Prospectus Supplement, the same Class of Securities may be Senior Certificates or Senior Notes, as the case may be, with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates or Subordinated Notes, as the case may be, with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various Classes of Senior Certificates or Senior Notes, as the case may be, and Subordinated Certificates or Subordinated Notes, as the case may be, may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates or Subordinated Notes, as the case may be, respectively, through a cross support mechanism or otherwise. As between Classes of Senior Certificates or Senior Notes, as the case may be, and as between Classes of Subordinated Certificates or Subordinated Notes, as the case may be, distributions may be allocated among such Classes (i) in the order of their scheduled final Remittance Dates, (ii) in accordance with a schedule or formula,
(iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates or Subordinated Notes, as the case may be, in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Holders of Senior Certificates or Senior Notes, as the case may be, or released to Holder of Subordinated Certificates or Subordinated Notes, as the case may be, from the related Trust.

GUARANTY INSURANCE POLICIES

    If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy may be obtained and maintained for any Class or Series of Certificates and/or Notes. The issuer of any Guaranty Insurance Policy (a "Security Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete Insured

Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

    The specific terms of any Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates and/or Notes on any specified date.

    Subject to the terms of the related Agreement, the Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payments by such Security Guaranty Insurer under the related Guaranty Insurance Policy.

SPREAD AMOUNT

    If so specified in the related Prospectus Supplement, certain Classes of Securities may be entitled to receive limited acceleration of principal relative to the amortization of the related Trust Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Trust Assets to the payment of principal on such Classes of Securities. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Trust Assets over the principal balances of the applicable Classes of Securities. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Securities to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Securities.

MORTGAGE POOL INSURANCE POLICIES

    If specified in the Prospectus Supplement related to any Pool of Loans, a Mortgage Pool Insurance Policy issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for each Series pertaining to Loans. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on the related Loans in the Pool in an amount, unless otherwise specified in the related Prospectus Supplement, initially equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the Cut-Off Date or such other date as is specified in such Prospectus Supplement. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below.

    A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may

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
cover fraud in connection with the origination of Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Master Servicer's representations described above and, in such event, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Loan if the breach cannot be cured by the Master Servicer. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

    The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

    If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreement--Hazard Insurance." No Special Hazard Insurance Policy will cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Loan has been kept in force and other protection and preservation expenses have been paid.

    Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

BANKRUPTCY BONDS

    If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

RESERVE ACCOUNTS

    If specified in a Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement may be deposited by the Master Servicer or Representative on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into such Reserve Accounts. Such deposits may be made on the date specified in the Prospectus Supplement, which may include each Remittance Date, each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See "--Subordination" above.

    The cash and other assets in the Reserve Accounts will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Any asset or instrument deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the Securityholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

    Any amounts so deposited and payments on assets and instruments deposited in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to Securityholders for the purposes, in the manner and at the times specified in the Prospectus Supplement.

SUPPLEMENTAL INTEREST PAYMENTS

    If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Securities on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Trust Assets. Such differences may result if the interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in determining the interest rates on the Trust Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Trust Assets.

MATURITY PROTECTION

    If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to third-party payments to help provide that the holders of such Securities receive their unpaid principal on or prior to a specified date.

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
OTHER INSURANCE, GUARANTEES, SWAPS, AND SIMILAR INSTRUMENTS OR AGREEMENTS

    If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.

    If any Class of Securities has a floating interest rate, or if any of the Trust Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar hedge contract providing limited protection against interest rate risks. If provided in the related Prospectus Supplement, interest and/or principal on one or more Classes of the Securities of a Series may be paid to Holders thereof in a currency other than U.S. dollars. If so provided, the Trust may, in connection therewith, enter into one or more currency rate swaps to provide limited protection against foreign currency rate fluctuation risks. One or more Classes of Securities also may be issued in conjunction with a put or call feature entitling (in the case of a put) or obligating (in the case of a call) the applicable Securityholders to sell some or all of its Securities to the party named in the applicable Prospectus Supplement on the date or dates set forth therein. Any such arrangements must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Securities (the "Rating Agency").

CROSS SUPPORT

    If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate Classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

    If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

    The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Trust Assets included in the related Trusts, the allocation of available funds to various Classes of Securities, the Pass-Through Rate or Interest Rate for various Classes of Securities and the purchase price paid for the Securities.

    The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Loans generally may be prepaid without penalty in full or in part at any time.

    In general, prepayment of Loans is likely to increase when the level of prevailing interest rates for similar loans declines significantly, although the prepayment rate is influenced by a number of other factors, including general economic conditions. Similarly, when the level of prevailing interest rates rises,

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
prepayment rates may decrease. No prediction can be made as to the prepayment rate that the Loans will actually experience.

    The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates and the availability of alternative financing. The Representative is unaware of any reliable studies that would project the prepayment risks associated with the Loans based upon current interest rates and economic conditions or the historical prepayment experience of The Money Store's and its affiliates' portfolios of Loans.

    Greater than anticipated prepayments of principal will increase the yield on Securities purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Securities purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Securities may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

    The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Loans and the recoveries, if any, on defaulted Loans and foreclosed properties. Delinquencies and defaults will generally slow the rate of payment of principal to the Securityholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Loans and foreclosed properties result in principal payments on the Securities faster than otherwise scheduled.

    When a full prepayment or Curtailment occurs on a Loan, the Mortgagor will be charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. If so specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Master Servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, and are not otherwise covered by Insured Payments, the yield on the Securities could be adversely affected.

    Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Trust Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Securities. See "The Agreement--Termination; Purchase of Loans."

    If so specified in the related Prospectus Supplement, the effective yield to certain Securityholders may be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on such Securities from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

    In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities.

    The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities.

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
                                 THE AGREEMENTS

    Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SALE OF LOANS

    Pursuant to each related Pooling and Servicing Agreement or Sale and Servicing Agreement, as the case may be, at the time of issuance of Securities of a Series, the Originators and/or The Money Store will sell to the related Trust, without recourse, all interest of the Originators and/or The Money Store in each of the Trust Assets comprising the assets of such Trust and all interest in all actual payments collected after the Cut-Off Date with respect to such Trust Assets.

    In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The aggregate principal balance of additional Trust Assets to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originators and/or The Money Store will sell to the related Trust, without recourse, the entire interest of the Originators and/or The Money Store in the additional Trust Assets identified in a schedule attached to a supplemental conveyance relating to such additional Trust Assets executed on such date by the Originators and/or The Money Store. In connection with each purchase of additional Trust Assets, the related Trust will be required to pay to the Originators and/or The Money Store a cash purchase price equal to the outstanding principal balance of each additional Trust Asset as of its related Cut-Off Date. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Originators and/or The Money Store so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Trust Asset to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originators and/or The Money Store will convey the additional Trust Assets to the related Trust on the applicable purchase date pursuant to the Agreement.

    Any conveyance of additional Trust Assets will be subject to the following conditions, among others specified in the related Prospectus Supplement: (i) each such additional Trust Asset must satisfy the eligibility criteria specified in the related Agreement as of its applicable Cut-Off Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Trust Assets to the related Trust; (iii) neither the Originator nor The Money Store will have selected such additional Trust Assets in a manner that either believes is adverse to the interests of Securityholders; and (iv) the Originator and The Money Store will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Trust Assets.

    In connection with such transfer and assignment, unless otherwise set forth in a Prospectus Supplement the Representative and/or the Originators will deliver to the Trustee or, with respect to the notes executed by borrowers evidencing a loan (each a "Loan Note") relating to the SBA Section7(a) Loans being delivered pursuant to (a) below, to the fiscal and transfer agent of the SBA (the "FTA"), the following documents with respect to each Loan (collectively, the "Trustee's Document File"):

        (a) The original Loan Note, endorsed by means of an allonge as follows (bracketed language is only for SBA Section7(a) Loans): "Pay to the order of [Name of Trustee], and its successors and assigns, as trustee under that
    certain Pooling and Servicing Agreement dated as of             , 199 for
    the benefit of [the United States Small Business Administration and] holders of The Money Store Asset-Backed [Certificates] [Notes], Series 199 - ,
    Class   and Class   [, as their respective interests may

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
    appear], without recourse" and signed, by facsimile or manual signature, in the name of the applicable Originator by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the applicable Originator, if such Originator was not the originator;

        (b) With respect to those Loans secured by Mortgaged Properties, either:
    (i) the original mortgage or deed of trust (each a "Mortgage"), with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the applicable Originator where the original has been transmitted for recording until such time as the original is returned by the public recording office or duly licensed title or escrow officer or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

        (c) With respect to those Loans secured by Mortgaged Properties, either:
    (i) the original Assignment of Mortgage from the applicable Seller endorsed as follows (bracketed language is only for SBA Section7(a) Loans): "[Name of Trustee], ("Assignee") its successors and assigns, as trustee under the
    Pooling and Servicing Agreement dated as of             , 199 [, subject to
    the Multi-Party Agreement dated as of             , 199 ]" with evidence of
    recording thereon (PROVIDED, HOWEVER, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for Loans secured by Mortgaged Properties located in the same county), or (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the applicable Originator where the original has been transmitted for recording (PROVIDED, HOWEVER, that where the original Assignment of Mortgage is not being delivered to the Trustee, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated or acquired by the applicable Originator);

        (d) With respect to those Loans secured by Mortgaged Properties, either:
    (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the applicable Originator, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the applicable Originator where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

        (e) With respect to those Loans secured by Mortgaged Properties, either:
    (i) originals of any title insurance policies relating to the Mortgaged Properties or (ii) copies of any title insurance policies or other evidence of lien position, including but not limited to PIRT policies, limited liability reports and lot book reports, to the extent the Originators obtain such policies or other evidence of lien position, certified as true by the applicable Originator;

        (f) With respect to those Loans secured by other items of collateral, the original or certified copy of all file UCC financing statements securing such collateral naming the applicable Seller as "Secured Party;"

        (g) For all Loans, blanket assignment of all collateral securing the Loan, including without limitation, all rights under applicable guarantees and insurance policies;

        (h) For all Loans, irrevocable power of attorney of the applicable Originator to the Trustee to execute, deliver, file or record and otherwise deal with the collateral for the Loans in accordance with the Agreement. The power of attorney will be delegable by the Trustee to the Master Servicer and any successor servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers; and

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
        (i) For all Loans, blanket UCC-1 financing statements identifying by type all collateral for the Loans in each of the Pools and naming the Trustee, and with respect to the SBA Section7(a) Loans, the SBA, as Secured Parties and the applicable Originator as the Debtor.

    Notwithstanding the foregoing, the Representative or the applicable Originators will not be required to record the Assignment of Mortgage to the Trustee if the Representative delivers opinions of counsel, satisfactory to the Rating Agencies, to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the Trustee in the Loans.

REPRESENTATIONS AND WARRANTIES

    Each Originator will represent to the Trustee and the Securityholders, among other things, with respect to each Loan originated or acquired by it, as of the related Cut-Off Date or such other date as may be set forth in an Agreement:

    (1) The information with respect to each Loan set forth in the Loan Schedule is true and correct;

    (2) All of the original or certified documentation set forth in the Agreement (including all material documents related thereto) has been or will be delivered to the Trustee or, with respect to the SBA Section7(a) Loans, the FTA, or as otherwise provided in the related Agreement;

    (3) Each Loan has been originated or acquired by an Originator in accordance with the applicable underwriting criteria set forth herein and is being serviced by the Master Servicer or one or more Subservicers;

    (4) With respect to those Loans secured by a Mortgaged Property, each Mortgage is a valid and subsisting lien of record on the Mortgaged Property subject only to any applicable prior liens on such Mortgaged Property and subject in all cases to such exceptions that are generally acceptable to banking institutions in connection with their regular commercial lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

    (5) Each Section 7(a) Companion Loan, if any, is secured by a Mortgaged Property, which security interest is senior to the security interest in such Mortgaged Property granted in connection with the related SBA Section7(a) Loan and each SBA 504 Loan, if any, is secured by a Mortgaged Property, which security interest is senior to the security interest in such Mortgaged Property granted in connection with the related loan made by the SBA;

    (6) Immediately prior to the transfer and assignment contemplated by the Agreement, the applicable Originator held good and indefeasible title to, and was the sole owner of each Section 7(a) Companion Loan, each SBA 504 Loan, each Non-SBA Loan, and the Unguaranteed Interest of each SBA Section7(a) Loan, conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraphs(4) and (5) above or other liens which will be released simultaneously with such transfer and assignment;

    (7) As of the related Cut-Off Date, no Loan will be more than 59 days delinquent in payment;

    (8) To the best of the Originator's knowledge, there will be no delinquent tax or assessment lien on any Mortgaged Property which is the primary collateral for the related loan, and each such Mortgaged Property will be free of material damage and will be in good repair;

    (9) No Loan will be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Loan or any related Mortgage, or the exercise of any right thereunder, render either the Loan or any related Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

    (10) Each Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and, with respect to the SBA Loans, the applicable SBA Rules and Regulations;

    (11) The Originator requires that the improvements upon each Mortgaged Property which is the primary collateral for the related loan are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage;

    (12) The Originator requires that if a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier;

    (13) Each Loan will conform, and all such Loans in the aggregate will conform, to the descriptions thereof set forth in this Prospectus and the related Prospectus Supplement;

    (14) The terms of each Loan and the related Mortgage or other security agreement pursuant to which collateral was pledged will not have been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the SBA, with respect to the SBA Section7(a) Loans, and the Securityholders and which will have been delivered to the Trustee;

    (15) Each Mortgaged Property which is the primary collateral for the related Loan will be, at the time of origination of such Loan, and to the best of the Originator's knowledge will be, as of the related Cut-Off Date, below regulatory agency action levels of contamination from toxic substances or hazardous wastes or is subject to ongoing environmental rehabilitation, which, with respect to the SBA Loans, must be approved by the SBA;

    (16) With respect to each Loan secured by a Mortgaged Property and that is not a first mortgage loan, either (i) no consent for the Loan is required by the holder of any related prior lien or (ii) such consent has been obtained;

    (17) Any related Mortgage will contain customary and enforceable provisions in accordance with the SBA Rules and Regulations which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There will be no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

    (18) There will be no default, breach, violation or event of acceleration existing under each Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Originators will not have waived any default, breach, violation or event of acceleration; and

    (19) With respect to those SBA Section7(a) Loans secured by collateral other than a Mortgaged Property, the related SBA Note, security agreements, if any, and UCC-1 filed with respect to such collateral creates a valid and subsisting lien of record on such collateral subject only to any prior liens, if any, on such collateral and subject in all cases to such exceptions that are generally acceptable to lending institutions in connection with their regular commercial lending activities, and such other exceptions to which similar collateral is commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such SBA Note, security agreement and UCC-1.

    Pursuant to the Agreement, upon the discovery by The Money Store, the Originators, the Master Servicer, any Subservicer or the Trustee of a breach of any of the representations and warranties contained

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in the Agreement relating to an Originator or the Loans which materially and adversely affects the value of the Loans or the interest of the Securityholders in the related Loan in the case of a representation or warranty relating to a particular Loan (notwithstanding that such representation and warranty was made to the applicable Originator's best knowledge), the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of its discovery or its receipt of notice of any such breach, the appropriate Originator will, (x) if such Loan is an SBA Section7(a) Loan, (i) promptly cure such breach in all material respects, (ii) purchase the Unguaranteed Interest of such SBA Section7(a) Loan from its own funds at a price equal to the then current principal balance of the Unguaranteed Interest of such SBA Section7(a) Loan as of the date of purchase, plus 30 days' interest thereon at the related Adjusted Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Master Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date or (iii) remove such SBA Section7(a) Loan from the related Trust and substitute one or more qualified SBA Section7(a) Loans; or (y) if such Loan is a Section 7(a) Companion Loan, an SBA 504 Loan or a Non-SBA Loan, (i) promptly cure such breach in all material respects, (ii) purchase such Loan from its own funds at a price equal to the then current principal balance of such Loan as of the date of purchase, plus 30 days' interest thereon at the related Adjusted Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Master Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date or (iii) remove such Loan from the related Trust and substitute one or more qualified Loans of similar type. In addition, the Originators will agree to indemnify the related Trust, the Trustee, the Securityholders, and, with respect to SBA Loans, the SBA, against any loss arising from a material breach of any such representation and warranty. The obligation of the Originators to so purchase or substitute and to indemnify the Securityholders and the Trustee will constitute the sole remedy respecting a material breach of any such representation or warranty to the Securityholders or the Trustee.

PAYMENTS ON THE LOANS

    The Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

    All funds in the Principal and Interest Accounts will be required to be held
(i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

    The Master Servicer is required to deposit in the Principal and Interest Account (within two Business Days of receipt): (i) all payments received after the Cut-Off Date on account of interest on the Loans (net of the portion thereof, if any, required to be paid to the holders of the Guaranteed Interest, the FTA's Fee, the Additional Fee and the Servicing Fee, other servicing compensation payable to the Master Servicer as permitted by the Agreement) and such other amounts as may be described in a Prospectus Supplement, (ii) all payments received after the Cut-Off Date on account of principal on the Loans (or with respect to SBA Section7(a) Loans, the Unguaranteed Interest of all such sums received), including all Excess Payments, Principal Prepayments, Curtailments, Net Liquidation Proceeds, Insurance Proceeds (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor) and Released Mortgaged Property Proceeds (or with respect to SBA Section7(a) Loans, the Unguaranteed Interest of all such sums received), (iii) any amounts paid in connection with the repurchase of a Loan, or with respect to SBA Section7(a) Loans, the Unguaranteed Interest of such Loan, and the amount of any adjustment for substituted Loans, (iv) the amount of any losses incurred in connection with investments in Permitted Instruments and
(v) certain amounts relating to insufficient insurance policies and foreclosed property.

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GENERAL SERVICING STANDARDS

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to master service the Loans in accordance with the related Agreement and, with respect to the SBA Section7(a) Loans, the Multi-Party Agreement and the SBA Rules and Regulations. As used herein, "SBA Rules and Regulations" means the SBA Act, all rules and regulations promulgated from time to time thereunder and the Loan Guaranty Agreement. Pursuant to each Agreement and in accordance with applicable SBA Rules and Regulations, the Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related Loan. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The Master Servicer will be entitled to a servicing fee (the "Servicing Fee") and, to the extent set forth in the related Prospectus Supplement, a contingency fee (the "Contingency Fee") equal to the percentages per annum specified in the related Prospectus Supplement of the principal balance of each Loan. The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store or one of its affiliates is replaced as Master Servicer under the related Agreement. However, as long as The Money Store or one of its affiliates acts as Master Servicer, it will be entitled to receive any applicable Contingency Fee, although such amount is not deemed servicing compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and Contingency Fee, if any, will each be calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Master Servicer will be entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, any applicable prepayment penalties, premiums and late payment charges, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

    The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its obligations under the Agreements, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property and other collateral acquired in satisfaction of the related Loan. Such expenditures may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the Mortgagor or otherwise relating to the Loan. Servicing Advances will be reimbursable to the Master Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

HAZARD INSURANCE

    The Master Servicer will be required under each Agreement to maintain fire and hazard insurance with extended coverage customary in the area where a Mortgaged Property is located. Such requirements

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vary from region to region. If at origination of a Loan, to the best of the
Master Servicer's knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) consistent with the SBA Rules and Regulations, if applicable, the Master Servicer will require the related obligor to purchase a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the full insurable value of the Mortgaged Property, or (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available and in accordance with the SBA Rules and Regulations, if applicable, and the Master Servicer's policies, on Foreclosed Property constituting real property, fire and hazard insurance in the amounts described above and liability insurance. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Obligor in accordance with the SBA Rules and Regulations, if applicable), are required to be deposited by the Master Servicer in the Principal and Interest Account.

REALIZATION UPON DEFAULTED LOANS WITH RELATED MORTGAGES

    In accordance with SBA Rules and Regulations and with the prior written consent of the SBA, the Master Servicer will be required to foreclose upon or otherwise comparably effect the ownership in the name of the SBA of Mortgaged Properties relating to defaulted SBA Section7(a) Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. Although the consent of the SBA will not be required for the Master Servicer to foreclose on a Mortgaged Property relating to a Section 7(a) Companion Loan, the Master Servicer will have to obtain such consent in connection with the related SBA Section7(a) Loan. No consent of the SBA will be required for the Master Servicer to foreclose on a Mortgaged Property relating to an SBA 504 Loan or a Non-SBA Loan. In connection with such foreclosure or other conversion, the Master Servicer will be required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs. The Master Servicer will take into account the existence of any hazardous substances, hazardous wastes or solid wastes on Mortgaged Properties in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property, and will not foreclose on a Mortgaged Property where it has cause to believe actionable contamination from such substances exists unless it has received a Phase I environmental report or other professional environmental documentation and such report or documentation reveals no actionable environmental contamination, or such Mortgaged Property is subject to an environmental rehabilitation for which the Originators are not responsible.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

    The Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Loans. Consistent with the foregoing and the SBA Rules and Regulations, if applicable, the Master Servicer may in its discretion waive any assumption fee or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Loan, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

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SUB-SERVICERS

    The Master Servicer will be permitted under the related Agreement to enter into sub-servicing arrangements with sub-servicers meeting the requirements of the related Agreement (each, a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.

    The Master Servicer is required to deliver to the Trustee and the SBA on or before March 31 of each year, an Officers' Certificate stating, as to each signer thereof, that (i) the Master Servicer has fully complied with certain provisions of the Agreement relating to servicing of the Loans and payments on the Securities, (ii) a review of the activities of the Master Servicer during such preceding year and of performance under the Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default.

    On or before March 31 of each year, the Master Servicer is required to cause to be delivered to the Trustee a letter or letters of a firm of nationally recognized independent certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Master Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

REMOVAL AND RESIGNATION OF MASTER SERVICER

    The Security Guaranty Insurer, if any, or the Holders of not less than 50 percent of each Class of Securities, other than the holders of residual interests, if any (the "Majority Securityholders"), by notice in writing to the Master Servicer and with the prior written consent of the Security Guaranty Insurer, if any, which consent may not be unreasonably withheld, may, pursuant to the related Agreement, remove the Master Servicer upon the occurrence of any of the following events:

        (i) (a) an Event of Nonpayment (as defined below) if the Series has the benefit of a Guaranty Insurance Policy; (B) the failure by the Master Servicer to make any required Servicing Advance to the extent such failure materially or adversely affects the interests of the Security Guaranty Insurer, if any, or the Securityholders; (C) the failure by the Master Servicer to make any required Monthly Advance; (D) the failure by the Master Servicer to remit any Compensating Interest; or (E) any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of the related Agreement, which in each case continues unremedied (in the case of the events described in clauses (i) (a), (i) (B), (i) (D) and (i) (E) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

        (ii) failure by the Master Servicer or The Money Store (so long as The Money Store is the Master Servicer) duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer or the Representative, as set forth in the related Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or The Money Store, as the case may be, by the Trustee or to the Master Servicer or The Money Store, as the case may be, and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

        (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

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        (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

        (v) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

    Unless otherwise specified in the related Prospectus Supplement, an "Event of Nonpayment" will generally be defined in the Agreements as a shortfall on any Remittance Date in moneys (excluding any amounts representing Insured Payments) available to fund the full amount of the Distribution Amounts due on such Remittance Date.

    The Master Servicer may not assign its obligations under the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, the SBA, the Trustee and the Majority Securityholders, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Agreement.

    Upon removal or resignation of the Master Servicer, the Trustee will be the successor servicer (the "Successor Servicer"), except that the Trustee as Successor Servicer will not be required to make Monthly Advances and certain other advances to the extent that the Trustee determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the SBA or the Security Guaranty Insurer, if any, so request, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the SBA, the Security Guaranty Insurer, if any, or such other entities as may be specified in a Prospectus Supplement, having a net worth of not less than $15,000,000 and which is an approved SBA guaranteed lender in good standing as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

    The Successor Servicer will be entitled to receive the Servicing Fee, the Contingency Fee, if any, and such other compensation as is described under "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF LOANS

    The Trust established under a Pooling and Servicing Agreement or a Trust Agreement will terminate upon notice to the Trustee following the earlier to occur of (i) the final payment or other liquidation of such last Loan remaining in the related Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Master Servicer or the Security Guaranty Insurer, if any, as described below, (iii) mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, and all Securityholders in writing; or (iv) if a REMIC election has been made for the related Trust, the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will any Trust terminate later than twenty-one years after the death of the last survivor of the person named in the related Agreement.

    Subject to provisions in an Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Loans are less than 10% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement), the Master Servicer may, at its option, and in the absence of the exercise thereof by the Master Servicer, the Security Guaranty Insurer, if any, may, at its option, purchase, on the next succeeding Remittance

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Date, all of the Loans and any related REO Properties at a price equal to the
Termination Price. If so provided in the related Prospectus Supplement, the Master Servicer or another entity may purchase some or all of the Loans under the circumstances described in such Prospectus Supplement.

    On any Remittance Date on or after the Cross-Over Date on which Loans with an aggregate principal balance as of the Cut-Off Date that equals or exceeds 25% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement) have become liquidated Loans, the Security Guaranty Insurer, if any, may determine to purchase and may cause the purchase from the Trust of all Loans and REO Properties in the Pool at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee and the Master Servicer.

    INDENTURE. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the Indenture may provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the final scheduled Remittance Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

    REMIC CONSIDERATIONS. If a REMIC election is made for a Series of Securities, following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Majority Securityholders may direct the Trustee on behalf of such Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a) (4)(B)(i) of the Code) with respect to such REMIC and (ii) the Security Guaranty Insurer, if any, may notify the Trustee of the Security Guaranty Insurer's determination to purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan, then remaining in such REMIC at a price (the "Termination Price") equal to the sum of (x) 100% of the aggregate principal balances of such Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Distribution Account representing collections of principal on such Loans during the current Due Period, (y) 30 days' interest on such amount computed at the applicable weighted average of the Adjusted Loan Remittance Rates, and (z) the interest portion of any unreimbursed Insured Payment made by the Security Guaranty Insurer, if any. Upon receipt of such direction by the Majority Securityholders or of such notice from the Security Guaranty Insurer, the Trustee will notify the holders of the residual interest in the Trust (the "Class R Certificates") of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the related Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu

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of foreclosure, or otherwise in respect of any Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

    If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Securityholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Securityholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Security Guaranty Insurer has given the Trustee notice of the Security Guaranty Insurer's determination to purchase the assets described in clause (ii) preceding, the Security Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

    Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Security Guaranty Insurer, if any, of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Securityholders and the Security Guaranty Insurer, if any, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the applicable REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority Securityholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

CONTROL BY HOLDERS

    Each Agreement will provide that the Majority Securityholders may exercise any trust or power conferred on the Trustee with respect to the Securities or the Trusts, upon satisfaction of certain conditions set forth in the Agreements; provided, however, that with respect to any action or event affecting only one or more Classes of Securities, only Holders of such Class or Classes may exercise such trust or power.

EVENTS OF DEFAULT UNDER THE INDENTURE; RIGHTS OF NOTEHOLDERS

    Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Representative or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Representative or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Representative or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount of all the Notes of such Series to be due and

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payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66% of the then aggregate outstanding amount of the Notes of such Series.

    In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Note of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

    Each Agreement may be amended from time to time by the Master Servicer and the Trustee by written agreement, upon the prior written consent of the SBA, the letter of credit provider, if any and the Security Guaranty Insurer, if any, without the notice to, or consent of, the Securityholders, to cure any

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ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of such Agreement, or any agreement for the retention of each Trustee's Document File; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of any Securityholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Securities without the consent of the Holder of such Security or change the rights or obligations of any other party thereto without the consent of such party.

    Each Agreement may be amended from time to time by The Money Store, the Master Servicer, the Trustee and the Holders of the majority of the percentage interest in each Class of Securities affected thereby, upon the prior written consent of the SBA, the letter of credit provider, if any and the Security Guaranty Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner any provisions thereof; provided, however, that if a REMIC election is made for the applicable Trust, no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Securities without the consent of the Holders of 100% of each Class of Securities affected thereby.

    Each Agreement may be amended from time to time by the Master Servicer, The Money Store and the Trustee by written agreement, upon the prior written consent of the SBA and Security Guaranty Insurer, if any, without the notice to or consent of the Securityholders, in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Account.

    It will not be necessary for the consent of holders to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

THE TRUSTEE

    Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or if the Trustee enters into certain business combinations. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

GENERAL

    The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states. It should be noted that some of the Loans may relate to Mortgaged Properties located in California, which has enacted various laws, not common to most other states, which impose special limitations on the remedies available to the holders of mortgages and deeds of trust. These laws, called "one-action" and "anti-deficiency laws," are discussed below.

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NATURE OF THE TRUST ASSETS

    The Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

    Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Before such non-judicial sales takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

    Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the

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possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

    Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

    In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

FORECLOSURE IN CALIFORNIA

    It is expected that a significant portion of the Loans (by principal balance) will be originated to businesses located in California. Foreclosure of a deed of trust in California may be effected by a judicial or nonjudicial foreclosure proceeding, with the choice of remedy depending on the circumstances. Where the likelihood of a large recoverable deficiency is present, a judicial foreclosure action may be preferred. The discussion above under the heading "Foreclosure/Repossession" and "Rights of Redemption" are generally accurate with respect to foreclosure of a deed of trust in California.

    California law requires the deed of trust beneficiary to exercise its remedies against the real property security either by a non-judicial or in a judicial foreclosure before any judgment may be sought against the borrower. Generally, upon the completion of a non-judicial foreclosure sale in California, the foreclosing lender is prohibited from obtaining a deficiency judgment against the borrower. Unless the loan was a "purchase money" loan (i.e., a loan used to purchase a residence containing 1-4 units, at least one of which is to be occupied by the borrower, or any loan made by the seller to finance any portion of the purchase price of a residential or non-residential property), deficiency judgment is available only following a judicial foreclosure. The amount of any deficiency judgment will be limited to the excess of the outstanding debt

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over the fair market value of the property at the time of sale, and in no event may the deficiency exceed the difference between the outstanding debt and the purchase price at the foreclosure sale.

ONE-ACTION, ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states (including California) have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon any sale of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender a general unsecured creditor for the difference between the value of the property and the outstanding balance of the loan.

    Federal and local real estate and tax laws provide priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

    Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender

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undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

ENVIRONMENTAL CONSIDERATIONS

    Environmental conditions may diminish the value of the Trust Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Trust Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

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                        FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel ("Federal Tax Counsel"), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates or Notes offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates or Notes. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

REMIC ELECTIONS

    Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust related to a series of Certificates (or, if indicated in the Prospectus Supplement, Notes) to treat such Trust or certain assets of such Trust as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. In addition, if the related Prospectus Supplement so provides, the transaction documents for a Trust may provide that an election will be made to qualify such Trust as a Financial Asset Securitization Investment Trust ("FASIT") pursuant to recently issued provisions of the Code. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Fund and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Fund in the event that interest accrued on the Loans at their Mortgage Interest Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series as "regular interests" ("REMIC Regular Certificates") in the REMIC (within the meaning of Section 860G(a)(1) of the
Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates of a series with respect to which a REMIC election will, or will not, be made. If indicated in a Prospectus Supplement, a REMIC election may be made with respect to a Trust or specified portion of a Trust related to a series of Notes and the terms "REMIC Certificates" and "REMIC Regular Certificates" shall include Notes of any such series that are designated in the Prospectus Supplement as "regular interests" in the REMIC.

REMIC CERTIFICATES

    With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

    To the extent provided in the Prospectus Supplement for a series, REMIC Regular Certificateholders who are entitled to payments from the Reserve Fund in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with

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respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related Certificate. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

    STATUS OF REMIC CERTIFICATES. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets (other than yield supplement agreements). Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Trust Assets, the REMIC's assets will include payments on Trust Assets held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Trust Assets may be qualifying assets under the foregoing sections of the Code. However, Trust Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Trust Asset exceeds the value of the property securing the Trust Asset, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Trust Assets and held pending distribution to holders of Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds.

TIERED REMIC STRUCTURES

    For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

    Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

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REMIC REGULAR CERTIFICATES

    CURRENT INCOME ON REMIC REGULAR CERTIFICATES--GENERAL. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

    ORIGINAL ISSUE DISCOUNT. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported

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periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

    Each Trust will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

    The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

    In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations" and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this DE MINIMIS rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any DE MINIMIS original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

    The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Remittance Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Remittance Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

    The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular

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Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

    The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

    A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

    QUALIFIED STATED INTEREST. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered. It is unclear whether the terms and conditions of the Trust Assets underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Accordingly, Federal Tax Counsel is unable to opine whether interest payments on REMIC Regular Certificates that otherwise would not be treated as having original issue discount would be considered to have original issue discount because there are not reasonable remedies to compel timely payment of interest or terms or conditions that would make the likelihood of late payment or nonpayment of interest a remote contingency.

    PREMIUM. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code,

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elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

    PAYMENT LAG REMIC REGULAR CERTIFICATES; INITIAL PERIOD
CONSIDERATIONS. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Remittance Dates but ends prior to each Remittance Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the DE MINIMIS rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is DE MINIMIS, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

    VARIABLE RATE REMIC REGULAR CERTIFICATES. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified DE MINIMIS amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i) above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction will not significantly affect the yield of the Variable Rate REMIC Regular Certificate.

    An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Despite the foregoing, a variable rate of interest on a Variable Rate

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REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

    For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount" based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii) above.

    In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of

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the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable
Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount." A Holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

    If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

    INTEREST-ONLY REMIC REGULAR CERTIFICATES. The Trust intends to report income from interest-only classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

    MARKET DISCOUNT. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to payments of interest at the Pass-Through Rate or Interest
Rate).

    In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

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
    Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

    ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD RULES. The OID Regulations provide that all Holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

    SALES OF REMIC REGULAR CERTIFICATES. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

    REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

    TERMINATION. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Trust Assets. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

    Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

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REMIC RESIDUAL CERTIFICATES

    Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

    The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

    A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Trust Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Trust Assets or as principal on the Trust Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

    As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

    A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

    If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

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    The losses of the REMIC taken into account by a holder of a REMIC Residual
Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

    There is no REMIC counterpart to the partnership election under Code Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. The REMIC Regulations do not provide for a similar election or other adjustment. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

    MISMATCHING OF INCOME AND DEDUCTIONS; EXCESS INCLUSIONS. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Trust Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Trust Assets may not increase over time as a percentage of the outstanding principal amount of the Trust Assets.

    In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Trust Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

    Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code
Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

    The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

    Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have them apply only with respect to tax years beginning after August 20, 1996.

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    If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

    The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

    The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a mortgage asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a Loan or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Trust Assets pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect the REMIC's ability to accept substitute Loans or to sell defective Loans in accordance with the Agreement.

    A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

    Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

    DEALERS' ABILITY TO MARK-TO-MARKET REMIC RESIDUAL CERTIFICATES. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to
Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

    TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

    If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

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    The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

    A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

    The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

    TREATMENT OF PAYMENTS TO A TRANSFEREE IN CONSIDERATION OF TRANSFER OF A REMIC RESIDUAL CERTIFICATE. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

    RESTRICTIONS ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below on pass-thru entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

    A tax is imposed on "pass-thru entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-thru entity. "Pass-thru entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates, and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-thru entity" for another person

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will also be treated as "pass-thru entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

    The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

    For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

    The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST EXPENSES

    A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount is adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the

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expenses will be allocated, under Treasury regulations, among the holders of the
REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

FOREIGN INVESTORS

    REMIC REGULAR CERTIFICATES. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, and (iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Code. Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

    REMIC RESIDUAL CERTIFICATES. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by

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the REMIC qualifies as portfolio interest. Generally, interest on Loans held by a Trust will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

    The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Trust Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

    Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

    The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

    Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Representative or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Representative or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

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NON-REMIC CERTIFICATES ISSUED BY A GRANTOR TRUST

    The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made and for which the Trust is classified as a grantor trust for federal income tax purposes.

    TAX STATUS OF THE TRUST. Upon the issuance of each series of Non-REMIC Certificates, Federal Tax Counsel will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Trust Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Trust Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Trust Assets and received directly its share of the payments on the Trust Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

    A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. In addition, the amount of certain itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Loans. As a result, the Trust will report additional taxable income to holders of Non-REMIC Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

    STATUS OF THE NON-REMIC CERTIFICATES. The Non-REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans
 . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the Trust's assets are qualifying assets. The Non-REMIC Certificates may not be qualifying assets under either of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders. Further, the Non-REMIC Certificates may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset.

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    TAXATION OF NON-REMIC CERTIFICATES UNDER STRIPPED BOND RULES.  The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Loans and should be characterized for federal income tax purposes as an ownership interest in the Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

    If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount DE MINIMIS rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

    Section 1272(a)(6) of the Code provides for use of a prepayment assumption in determining original issue discount for any pool of debt instruments the yield on which may be affected by reason of prepayments. Therefore, if there is original issue discount, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Asset underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Trust Assets (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Trust Assets will prepay at that rate or at any other rate.

    If a Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Loan.

    In the case of a Non-REMIC Certificate which represents interests in Loans that are subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

    TAXATION OF NON-REMIC CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share

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of the interest payments on the Trust Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a DE MINIMIS amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Trust Assets.

    If discount other than original issue discount exceeds a DE MINIMIS amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Trust Asset, to the amount of principal on such Trust Asset received by the Trust in that month. Because the Trust Assets may provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the DE MINIMIS rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Trust Assets allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Trust Assets remaining at the time of purchase of the Non-REMIC Certificate.

    If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Loan under a constant yield method based on the yield of the Loan to such holder, provided that such Loan was originated after September 27, 1985. Premium allocable to a Loan originated on or before that date should be allocated among the principal payments on the Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

    It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

    If a Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Loan.

    SALES OF NON-REMIC CERTIFICATES. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a DE MINIMIS amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as

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ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

    FOREIGN INVESTORS. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Treasury Regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations. Interest or original issue discount on a Non-REMIC Certificate attributable to Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation or partnership (or other entity properly treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust other than a "foreign trust," as defined in
Section 7701(a)(31) of the Code.

TAXABLE MORTGAGE POOLS

    Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

NON-REMIC CERTIFICATES AND NOTES OF A TRUST INTENDED TO BE CHARACTERIZED AS A
  PARTNERSHIP OR DIVISION

    The discussion under this heading applies only to a series of Certificates and Notes with respect to which a REMIC election is not made and for which the Trust is intended to be classified as a partnership or a division for federal income tax purpose.

    Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal

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income tax purposes. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, such that an election has not been and will not be made to treat the Trust as an association taxable as a corporation, and on counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or such rule is otherwise inapplicable to the Trust, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation, assuming that no action will be taken that is inconsistent with the treatment of the Trust as a partnership (such as an election to treat the Trust as a corporation for federal income tax purposes ("Corporation Election")). If, however, the Trust has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming that no Corporate Election is made.

    Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Trust were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, and on counsel's conclusion that either the number of classes of debt obligations issued be the Trust, or the nature of the assets held by the Trust, will exempt the Trust from treatment as a taxable mortgage pool.

    If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. In additions, all distributions to the Certificateholders would be taxable as dividends.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR DIVISION

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Representative that in its opinion the Notes will be classified as debt for federal income tax purposes.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless,

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
treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust's expenses.

    INTEREST INCOME ON THE NOTES. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with original issue discount within the meaning of Section 1273 of the Code. A subsequent holder who purchases a Note at a discount that exceeds a statutorily defined DE MINIMIS amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

    SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any original issue discount (if any), market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

    FOREIGN HOLDERS. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Representative (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Representative is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change. The statement generally must be provided in the year a payment occurs (prior to such payment) or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanies by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest in not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year.

    If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally

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
will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

    The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-United States holder may claim exemption from United States federal income tax withholding. All Non-United States holders should consult their tax advisers regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 2000.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Trust will be required to report annually to the Internal Revenue Service, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service, as a credit against the holder's federal income tax liability.

TAX CONSEQUENCES TO HOLDERS OF CERTIFICATES ISSUED BY A PARTNERSHIP

    TREATMENT OF THE ISSUER AS A PARTNERSHIP. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the Representative will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of United States federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Generally, provided the Certificates are issued at or close to face value, any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Loans. The Trust's deductions will consist primarily of interest and original issue discount accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

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
    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Representative. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders, but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

    The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the Internal Revenue Service were to require that such calculations be made separately for each Loan, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    DISCOUNT AND PREMIUM. It is believed that the Loans were not issued with original issue discount and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Trust for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

    If the Trust acquires the Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to

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
transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN REPRESENTATIVE AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations and federal tax counsel is unable to opine on the matter. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Internal Revenue Service Form 1065) with the Internal Revenue Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders

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
and the Internal Revenue Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the Internal Revenue Service of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The Representative will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear and federal tax counsel is unable to opine whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

    If the trust is engaged in a United States trade or business, each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust, and for that reason or because of the nature of the assets of the Trust probably will not be considered "portfolio interest." As a result, even if the Trust was not considered to be engaged in a United States trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would be entitled to claim a refund for such withheld tax, taking the position that the interest was portfolio interest and therefore not subject to United States tax. However, the Internal Revenue Service may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

    BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

    ERISA imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Security a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

    In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Security Guaranty Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the U.S. Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Loans and any other assets of the Trust and not merely an interest in the Securities, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Master Servicer, the Security Guaranty Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Securities or to the servicing of the Loans are noted below.

    Regardless of whether the Securities are treated as debt or equity for purposes of ERISA, the acquisition or holding of Securities which are Notes by or behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trust is or becomes a party in interest or disqualified person with respect to such Plan or in the event that a subsequent transfer of a
Note is made between a Plan and such
party in interest or disqualified person. However, one or more Investor Based Exemptions referred to below may be applicable to exempt such prohibited transaction.

    The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

    For the exemption to apply, PTCE 83-1 requires that (i) the Representative and the Trustee maintain a system of insurance or other protection for the Loans and the property securing such Loans, and for indemnifying holders of Securities against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Loans, or 1% of the principal balance of the largest covered pooled Loan; (ii) the Trustee may not be an affiliate of the Representative; and (iii) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Loans, plus reasonable compensation for services provided to the Trust.

    In addition, PTCE 83-1 exempts the initial sale of Securities to a Plan with respect to which the Representative, the Security Guaranty Insurer, the Master Servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Securities and the rights and interests evidenced by such Securities are not subordinated to the rights and interests evidenced by other Securities of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

    In the case of any Plan with respect to which the Representative, the Master Servicer, the Security Guaranty Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Securities is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Securities; (ii) the Plan pays no more for the Securities than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Securities to the Plan; (iv) the total value of the Securities purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Securities is acquired by persons independent of the Representative, the Trustee, the Master Servicer, and the Security Guaranty Insurer.

    Before purchasing Securities a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Securities constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities on behalf of a Plan.

    In addition, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions (each an "Underwriter Exemption") which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through Securities representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption which may be applicable to the Securities. The conditions of Underwriter Exemption, if applied, will be set forth in "ERISA Considerations" in the Prospectus Supplement.

    One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Securities depending in part upon the type of Plan fiduciary making the decision to acquire a Security and the circumstances under which such decision is made, including but not limited to: PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding investments effectuated by "qualified plan asset managers", PTCE 96-23, regarding investments effectuated by "in-house asset managers" and PTCE 95-60, regarding investments by insurance company general accounts ("Investor Based Exemptions"). However, even if the conditions specified in an Underwriter Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

    Any Plan fiduciary considering the purchase of a Security should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS

    Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any Class of Securities.

                              PLAN OF DISTRIBUTION

    The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Capital Markets Corp. ("First Union Capital Markets"), an affiliate of the Representative, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Representative. In connection with the sale of the Securities, underwriters may receive compensation from the Representative or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Representative.

    Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by First Union Capital Markets acting as agent or in some cases as principal with respect to the Securities that it has previously purchased or agreed to purchase. If First Union Capital Markets acts as agent in the sale of Securities, First Union Capital Markets will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Securities sold hereunder as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that First Union Capital Markets elects to purchase Securities as principal, First Union Capital Markets may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Representative and purchasers of Securities of each Series.

    This Prospectus and the related Prospectus Supplement may be used by First Union Capital Markets, an affiliate of the Representative, in connection with offers and sales related to market-making transactions in the Securities. First Union Capital Markets may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    The Representative shall indemnify First Union Capital Markets and any other underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments First Union Capital Markets and any other underwriters may be required to make in respect thereof.

    In the ordinary course of business, First Union Capital Markets and the Representative may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Representative's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Securities.

    The Representative anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisers in this regard prior to any such reoffer or sale.

    Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with and/or perform services for, the Representative, its affiliates and the Trustee in the ordinary course of business.

                                 LEGAL MATTERS

    Certain legal matters relating to the validly of the issuance of the Securities of each Series will be passed upon for the Representative by Bruce Hurwitz, Esq., Managing Attorney of the Representative and certain legal matters relating to the validity of the issuance of the Securities of each Series will be passed upon for the Underwriter of the Securities of each Series by Stroock & Stroock & Lavan LLP, New York, New York.

                             FINANCIAL INFORMATION

    A new Trust will be formed to own the Trust Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts are included in this Prospectus.

                                     RATING

    It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

    Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

    A rating of a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

    Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

accrual period........................................................................         74
Adjustable Rate.......................................................................          6
Adjusted Loan Remittance Rate.........................................................         45
Agreements............................................................................          5
Amortization Period...................................................................         10
Applicable Federal rate...............................................................         79
Auction Rate Securities...............................................................          2
"balloon" payment.....................................................................          7
Balloon Loans.........................................................................         22
Bankruptcy Bond.......................................................................         15
Basis Risk Shortfall..................................................................         71
BDO...................................................................................         32
Buydown Funds.........................................................................         72
Cash flow investments.................................................................         72
CDC...................................................................................         29
Cede..................................................................................          4
Certificateholder.....................................................................          2
Certificates..........................................................................          1
Certified Lender......................................................................         28
Certified Lender Program..............................................................         28
Class.................................................................................          2
Class R Certificates..................................................................         63
Cleanup Costs.........................................................................         70
CLO...................................................................................         34
CLRs..................................................................................         33
Code..................................................................................         18
Commission............................................................................          3
Compensating Interest.................................................................         18
Contingency Fee.......................................................................         59
Conventional Commercial Loan..........................................................         30
Conventional Commercial Loan Program..................................................         30
Corporation Election..................................................................         91
Curtailment...........................................................................         18
Cut-Off Date..........................................................................         40
Definitive Securities.................................................................         47
Designated Depository Institution.....................................................         58
Detailed Description..................................................................         26
Determination Date....................................................................         17
Disqualified organizations............................................................         83
Disqualified persons..................................................................         97
Distribution Account..................................................................         42
DOL...................................................................................         20
DTC...................................................................................          4
Dutch Auction.........................................................................         43
Electing large partnerships...........................................................         84
ERISA.................................................................................         20

Event of Nonpayment...................................................................         62
excess inclusions.....................................................................         19
Exchange Act..........................................................................          4
FAMs..................................................................................         33
FASIT.................................................................................         71
Federal Tax Counsel...................................................................         18
Final Determination...................................................................         63
Final Withholding Regulations.........................................................         85
First Union Capital Markets...........................................................          3
Fixed Rate............................................................................          6
Foreign person........................................................................         92
FTA...................................................................................         54
Funding Period........................................................................          9
graduated payments....................................................................          7
Guaranteed Interest...................................................................         28
Guaranteed Participant Program........................................................         28
Guaranty Insurance Policy.............................................................         14
HFS...................................................................................         30
Holders...............................................................................          2
Indenture.............................................................................          5
Indirect Participant..................................................................         46
Insurance Paying Agent................................................................         49
Insurance Proceeds....................................................................         17
Insured Payment.......................................................................         14
Interest Period.......................................................................         44
Interest Rate.........................................................................          2
Investor Based Exemptions.............................................................         99
IRS...................................................................................         63
LIBOR.................................................................................          2
Liquidation Proceeds..................................................................         17
Loan Guaranty Agreement...............................................................         28
Loan Note.............................................................................         54
Loans.................................................................................          1
Loan-to-Value Ratio...................................................................         36
Lockout Periods.......................................................................          7
Lower Tier REMIC......................................................................         81
LTV...................................................................................         36
Majority Securityholders..............................................................         61
Master Servicer.......................................................................          1
Money Store...........................................................................          1
Monthly Advance.......................................................................          5
monthly pay...........................................................................         26
Mortgage..............................................................................         55
Mortgage Interest Rate................................................................          6
Mortgage Pool.........................................................................         98
Mortgage Pool Insurance Policy........................................................         15
Mortgage pool pass-through certificates...............................................         98
Mortgaged Properties..................................................................          6
Multi-Party Agreement.................................................................          9
Multiple Variable Rate REMIC Regular Certificate......................................         77
1933 Act..............................................................................          3

Non-REMIC Certificates................................................................         19
Non-SBA Loans.........................................................................          1
Noteholders...........................................................................          2
Notes.................................................................................          1
objective rate........................................................................         76
OID Regulations.......................................................................         73
Originators...........................................................................          1
Participants..........................................................................         46
Parties in interest...................................................................         97
Pass-Through Rate.....................................................................          2
pass-thru entity......................................................................         83
Permitted Instruments.................................................................         58
Permitted Investments.................................................................         51
Plan..................................................................................         97
Plan Asset Regulations................................................................         20
Pool..................................................................................          1
Pooling and Servicing Agreement.......................................................          5
Pool Insurer..........................................................................         49
Preferred Lender......................................................................         29
Preferred Lender Program..............................................................         29
Pre-Funded Amount.....................................................................          9
Pre-Funding Account...................................................................          9
Prepayment Assumption.................................................................         74
Presumed Single Qualified Floating Rate...............................................         76
Presumed Single Variable Rate.........................................................         77
Prime Rate............................................................................          2
Principal and Interest Account........................................................         58
Principal Prepayment..................................................................         17
Prohibited transaction................................................................         82
Prospectus Supplement.................................................................          1
PTCE 83-1.............................................................................         98
Purchase Option Period................................................................         63
qualified floating rate...............................................................         76
Qualified inverse floating rate.......................................................         77
Qualified liquidation.................................................................         62
Qualified stated interest.............................................................         75
qualifying assets.....................................................................         72
Rating Agency.........................................................................         17
Real estate assets....................................................................         18
REIT..................................................................................         82
Released Mortgage Property Proceeds...................................................         17
REMIC.................................................................................          2
REMIC Certificates....................................................................         71
REMIC Regular Certificates............................................................         18
REMIC Residual Certificates...........................................................         18
REMIC Regulations.....................................................................         72
REMIC qualified floating rate.........................................................         73
Remittance Date.......................................................................          2
Representative........................................................................          1
Retained Interest.....................................................................         10
Reserve Account.......................................................................         14

Revolving Period......................................................................         10
RICs..................................................................................         82
Sale and Servicing Agreement..........................................................          5
SBA...................................................................................          6
SBA Act...............................................................................          8
SBA Loans.............................................................................          1
SBA Rules and Regulations.............................................................         59
SBA 504 Loans.........................................................................          6
SBA 504 Loan Program..................................................................          8
SBA Section7(a) Loans.................................................................          6
Section 7(a) Program..................................................................          8
Section 7(a) Companion Loans..........................................................          6
Section 7(a) Companion Program........................................................         29
Securities............................................................................          1
Security Guaranty Insurer.............................................................         48
Securityholder........................................................................          2
Security Register.....................................................................         42
Senior Certificates...................................................................         10
Senior Notes..........................................................................         13
Senior Securities.....................................................................         13
Series................................................................................          1
Servicing Advance.....................................................................         59
Servicing Fee.........................................................................         59
Single Variable Rate REMIC Regular Certificate........................................         77
SMMEA.................................................................................         20
Special Hazard Insurance Policy.......................................................         15
Special Hazard Insurer................................................................         50
Spread Amount.........................................................................         15
Standard Hazard Insurance Policies....................................................          7
Strip Notes...........................................................................         13
Strip Certificates....................................................................         11
stripped bond rules...................................................................         88
Subordinated Certificates.............................................................         11
Subordinated Notes....................................................................         13
Subordinated Securities...............................................................         13
Sub-Servicer..........................................................................         61
Successor Servicer....................................................................         62
Superlien.............................................................................         70
Supplemental Interest Payments........................................................         47
T-Bill Rate...........................................................................          2
taxable mortgage pool.................................................................         90
Termination Notice....................................................................         63
Termination Price.....................................................................         63
Tiered REMICs.........................................................................         72
Trust.................................................................................          1
Trust Agreement.......................................................................          5
Trust Assets..........................................................................          1
Trust Asset Schedule..................................................................         26
Trustee...............................................................................         18
Trustee's Document File...............................................................         54
UCC...................................................................................         45

Underwriter Exemption.................................................................         98
Underwriters..........................................................................        100
Unguaranteed Interests................................................................          1
United States person..................................................................         85
Unrelated business taxable income.....................................................         19
Variable rate debt instrument.........................................................         76
Variable Rate REMIC Regular Certificate...............................................         76
Yield Supplement Agreement............................................................         71

                                                                      APPENDIX I

                               AUCTION PROCEDURES

    The following description of the Auction Procedures applies to each Class of Auction Rate Securities (and may be different if otherwise set forth in a related Prospectus Supplement). The term "Security," as used in this Appendix, refers to each Class of Auction Rate Securities that are either Notes or Certificates and the term "Securityholder" refers to Holders of Auction Rate Securities.

DEFINITIONS

    Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

    "All Hold Rate" means ninety percent (90%) of One-Month LIBOR or such other rate as may be set forth in the related Prospectus Supplement.

    "Auction" means the implementation of the Auction Procedures on an Auction Date.

    "Auction Agent" means the initial auction agent under the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the substitute auction agent.

    "Auction Agent Agreement" means the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement.

    "Auction Agent Fee" has the meaning set forth in the Auction Agent
Agreement.

    "Auction Agent Fee Rate" has the meaning set forth in the Auction Agent Agreement.

    "Auction Date" means, with respect to the Initial Period for each Class of Securities, the date set forth in the related Prospectus Supplement and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Security, other than:

    (a) each Auction Period commencing after the ownership of the Securities is no longer maintained in Book-Entry Form by DTC;

    (B) each Auction Period commencing after and during the continuance of an Event of Default; or

    (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the related Agreement and the related Terms Supplement, as described herein.

    "Auction Period" means, with respect to each Security, the Interest Period applicable to such Security during which time the applicable Security Interest Rate is determined pursuant to the related Agreement and the related Terms Supplement, which Auction Period (after the Initial Period for such Security) initially shall consist of between 7 days and one year (as set forth in the related Prospectus Supplement), as the same may be adjusted pursuant to such related Agreement and the related Terms Supplement.

    "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the related Terms Supplement, as described herein.

    "Auction Procedures" means the procedures set forth in the related Terms Supplement and described herein by which the Auction Rate applicable to a Security is determined.

    "Auction Rate" means, with respect to any Security, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the related Agreement and the related Terms Supplement and this Appendix I.

    "Authorized Denominations" means, the dollar amount set forth in the related Prospectus Supplement.

    "Broker-Dealer" means the initial broker-dealer under the initial Broker-Dealer Agreement or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Representative and the Trustee pursuant to the related Agreement and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

    "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, and approved by Representative and the Trust, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

    "Broker-Dealer Fee" has the meaning set forth in the Auction Agent
Agreement.

    "Broker-Dealer Fee Rate" has the meaning set forth in the Auction Agent Agreement.

    "Effective Interest Rate" means, for any Loan and any collection period, the per annum rate at which such Loan accrues interest during such collection period.

    "Existing Securityholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Securityholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Security.

    "Existing Securityholder Registry" means the registry of Persons who are owners of the Securities, maintained by the Auction Agent as provided in the Auction Agent Agreement.

    "Federal Funds Rate" means, for any date of determination, the federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such date, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

    "Initial Period" means, as to any Security, the period commencing on the Closing Date of such Security and continuing through the day immediately preceding the Security Initial Rate Adjustment Date for such Security.

    "Interest Period" means, with respect to a Security, the Initial Period for such Security and each period commencing on the Rate Adjustment Date for such Security and ending on the day before (i) the next Rate Adjustment Date for such Security or (ii) the final maturity date of such Security, as applicable.

    "Market Agent" means the entity named as market agent under the related Agreement, or any successor to it in such capacity thereunder.

    "Maximum Auction Rate" generally means (i) for Auction Periods of 34 days or less, either (a) the greater of (1) One-Month LIBOR plus 0.60% or (2) the Federal Funds Rate plus 0.60% (if both ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or

(B)One-Month LIBOR plus 1.50% (if any one of the ratings assigned by the Rating Agencies to the Security is less than "Aa3" or "AA-") or (ii) for Auction Periods of greater than or equal to 35 days, either (a) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 0.60% (if both of the ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 1.50% (if any one of the ratings assigned by the Rating Agencies to the applicable Security is less than "Aa3" or "AA-") or such other rate as may be set forth in the related Prospectus Supplement. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

    "Net Loan Rate" for any Interest Period will equal the weighted average Effective Interest Rate for the Collection Period immediately preceding such Interest Period less the amount set forth in the related Prospectus Supplement.

    "Non-Payment Rate" means One-Month LIBOR plus 1.50%, as the same may be adjusted pursuant to a Terms Supplement or such other rate as may be set forth in the related Prospectus Supplement.

    "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

    "Potential Securityholder" means any Person (including an Existing Securityholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Securities (or, in the case of an Existing Securityholder thereof, an additional principal amount of Securities).

    "Rate Adjustment Date" means, with respect to each Security, the date on which the applicable Security Interest Rate is effective and means, with respect to each such Security, the date of commencement of each Auction Period.

    "Rate Determination Date" means, with respect to any Security, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

    "Security Initial Rate" means, with respect to any Class of Notes or Certificates, the rate identified as such in the related Prospectus Supplement.

    "Security Initial Rate Adjustment Date" means, with respect to any Class of Notes, the date identified as such in the related Prospectus Supplement and, with respect to any Class of Certificates, the date set forth in the related Agreement or the related Terms Supplement.

    "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Three-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Three Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Three Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable Interest Period will be Three-Month LIBOR in effect for the previous Interest Period.

EXISTING SECURITYHOLDERS AND POTENTIAL SECURITYHOLDERS

    Participants in each Auction will include: (1) "Existing Securityholders," which shall mean any Securityholder according to the records of the Auction Agent at the close of business on the Business Day preceding each Auction Date; and (ii) "Potential Securityholders," which shall mean any person, including any Existing Securityholder or a Broker/Dealer, who may be interested in acquiring Securities (or, in the case of an Existing Securityholder, an additional principal amount of the Security such Securityholder then holds). See "--Broker-Dealer."

    By purchasing a Security, whether in an Auction or otherwise, each prospective purchaser of Securities or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the beneficial ownership of the Securities is maintained in Book-Entry Form to sell, transfer or otherwise dispose of the Securities only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Securityholder of the Securities so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Securities maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Sell Order; (v) that a Bid placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Security Interest Rate of such Security, determined as described herein; and (vi) that a Bid placed by a Potential Securityholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Security specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Security Interest Rate of the specified Security, determined as described herein.

    The principal amount of the Securities purchased or sold may be subject to probation procedures on the Auction Date. Each purchase or sale of Securities on the Auction Date will be made for settlement on the first day of the Interest Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

    AUCTION AGENT

    The entity named in the related Prospectus Supplement, will be appointed as Auction Agent to serve as agent for a Trust in connection with Auctions. The Trustee and the Representative will enter into the Auction Agreement with the Auction Agent. Any Auction Agent or Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the related Agreement and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the related Agreement by giving at least 90 days notice to the Trustee, the Trust, the Representative and the Market Agent. The Auction Agent may be removed at any time by the Trustee upon the written direction of the Security Guaranty Insurer, if applicable, or, with the consent of the Security Guaranty Insurer, if applicable, the Securityholders of 66 2/3% of the aggregate principal amount of the Securities then outstanding, by an instrument signed by the Security Guaranty Insurer, if applicable, or such Securityholders or their attorneys and filed with the Auction Agent, the Representative, the Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Trust or the Representative or by the Market Agent, with the Trust's and the Representative's consent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Trust, the Representative, the Security Guaranty Insurer, if applicable, and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

    If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Representative (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

    The Auction Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

    The Trustee will pay the Auction Agent the Auction Agent Fee on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement, and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The Trust will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

    BROKER-DEALER

    Existing Securityholders and Potential Securityholders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including the Broker-Dealer, as the sole Broker-Dealer or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Trust and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

    The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from monies received from the Trustee, on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement.

    MARKET AGENT

    In connection with each Series of Notes and the Certificates, the "Market Agent," will act solely as agent of the Trust and will not assume any obligation or relationship of agency or trust for or with any of the Securityholders.

AUCTION PROCEDURES

    GENERAL

    Pursuant to the related Agreement and the related Terms Supplement, Auctions to establish the Auction Rate for each Security issued by the Trust will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to each Class of Notes and each Class of Certificates.

    The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date. The Administrator will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Net Loan Rate. If the ownership of a Security is no longer maintained in Book-Entry Form, the Trustee will calculate the Maximum Auction Rate, and Administrator will report to the Trustee in writing the Net Loan Rate, on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of such Security. If an Event of Default has occurred, under the Indenture or the Pooling and Servicing Agreement, as applicable, the Trustee will calculate the Non-Payment Rate on the Rate Determination Date for
(i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Event of Default. The Auction Agent will determine One-Month LIBOR or the Three-Month LIBOR, as applicable, for each Interest Period other than the Initial Period for a Security; provided, that if the ownership of the Securities is no longer maintained in Book-Entry Form, or if an Event of Default has occurred, then the Trustee will determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, for each such Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, will (in the absence of manifest error) be final and binding upon the Securityholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Trustee of the One-Month LIBOR or the Three-Month LIBOR, as applicable.

    SUBMISSION OF ORDERS

    So long as the ownership of the Securities is maintained in Book-Entry Form, an Existing Securityholder may sell, transfer or otherwise dispose of Securities only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Securityholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for each Class of Notes and each Class of Certificates will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Class of Notes and each Class of Certificates).

    Prior to the Submission Deadline (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a Security:

        (a) each Existing Securityholder of the applicable Security may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder desires to continue to hold without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount and Class of outstanding Securities, if any, which such Existing Securityholder offers to sell if the Security Interest Rate for such Securities for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Securityholder (a "Bid"); and/or
    (iii) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder offers to sell without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Sell Order"); and

        (b) one or more Broker-Dealers may contact Potential Securityholders to determine the principal amount and Class of Securities which each such Potential Securityholder offers to purchase, if the Security Interest Rate for such Securities for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Securityholder (also a "Bid").

    Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Securityholder and each Potential Securityholder placing an Order is referred to as a "Bidder."

    Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount and Class of the outstanding Securities specified in such Bid if the Security Interest Rate for such Securities will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount and Class of the outstanding Securities to be determined as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate for such Securities will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the then outstanding Securities to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Security Interest Rate for such Securities and Sufficient Bids (as defined below) have not been made.

    Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount of the Security specified in such Sell Order or
(ii) such principal amount or a lesser principal amount of outstanding Securities of the specified Security as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

    Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Securityholder will constitute an irrevocable offer to purchase:
(i)the principal amount of the Security specified in such Bid if the Security Interest Rate for such Securities will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of such Securities as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate is equal to the rate specified in such Bid.

    Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount and Class of Security that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Securityholder: (a) the principal amount and Class of Securities, if any, subject to any Hold Order placed by such Existing Securityholder; (b) the principal amount, and Class of Securities, if any, subject to any Bid placed by such Existing Securityholder and the rate specified in such Bid; and (c) the principal amount, and Class of Securities, if any, subject to any Sell Order placed by such Existing Securityholder, and (iv) to the extent such Bidder is a Potential Securityholder, the rate specified in such Potential Securityholder's Bid.

    If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

    If an Order or Orders covering all Securities of the applicable Class held by any Existing Securityholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Securityholder covering the principal amount of Securities held by such Existing Securityholder and not subject to an Order submitted to the Auction Agent.

    Neither the Trust, the Representative, the Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Securityholder or Potential Securityholder.

    An Existing Securityholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Securities then held by such Existing Securityholder. An Existing Securityholder that offers to purchase additional Securities is, for purposes of such offer, treated as a Potential Securityholder.

    Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by a Existing Securityholder and (ii) not be accepted if submitted by a Potential Securityholder.

    VALIDITY OF ORDERS

    If any Existing Securityholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Class of Securities held by such Existing
Securityholder, such Orders will be considered valid as follows and in the order of priority described below.

    Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of the Class of Securities held by such Existing Securityholder, and if the aggregate principal amount of the Class of Securities subject to such Hold Orders exceeds the aggregate principal amount of the Class of Securities held by such Existing Securityholder, the aggregate principal amount of the Class of Securities subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of the Class of Securities subject to all such Hold Orders equals the aggregate principal amount of the Class of Securities held by such Existing Securityholder.

    Bids. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the Class of Securities held by such Existing Securityholder over the aggregate principal amount of such Security, subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Securityholder and the aggregate principal amount of Securities subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Securityholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Securities, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Securityholder at the rate therein specified.

    Sell Orders. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Securities of the Class held by such Existing Securityholder over the aggregate principal amount of Securities subject to valid Hold Orders and valid Bids as referred to above.

    If more than one Bid for a Class of Security is submitted on behalf of any Potential Securityholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

    A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

    DETERMINATION OF SUFFICIENT BID AND BID AUCTION RATE

    Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

        (a) for the applicable Security, the excess of the total principal amount of such Securities over the sum of the aggregate principal amount of such Securities subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Securities"); and

        (b) from such Submitted Orders whether the aggregate principal amount of Securities of such Class subject to Submitted Bids by Potential Securityholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Securities of such Class subject to Submitted Bids by Existing Securityholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Securities of such Class subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Securities are subject to Submitted Hold Orders, such Submitted Bids by Potential Securityholders above will be hereinafter referred to collectively as "Sufficient Bids"); and

        (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

           (i) each such Submitted Bid from Existing Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Existing Securityholders of such Security specifying lower rates were rejected (thus entitling such Existing Securityholders to continue to hold the principal amount of Securities subject to such Submitted Bids); and

           (ii) each such Submitted Bid from Potential Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Potential Securityholders specifying lower rates, were accepted, the result would be that such Existing Securityholders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of Securities which, when added to the aggregate principal amount of Securities to be purchased by such Potential Securityholders described in this subparagraph (ii) would equal not less than the Available Securities.

    DETERMINATION OF AUCTION RATE AND SECURITY INTEREST RATE, NOTICE

    Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Trustee of the Net Loan Rate, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period for the applicable Security as follows:

        (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid Auction Rate so determined;

        (b) if Sufficient Bids do not exist (other than because all of the Securities of the applicable Security are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate; or

        (c) if all Securities of the applicable Security are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

    Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Security Interest Rate for each applicable Security, which rate will be the lesser of (a) the Auction Rate for each such Security and (b) the Net Loan Rate. In no event shall a Security Interest Rate exceed the rate (the "Security Interest Rate Limitation") set forth in the related Prospectus Supplement.

    ACCEPTANCE AND REJECTION OF ORDERS

    Existing Securityholders of the applicable Security will continue to hold the principal amount of Securities of such Class that are subject to Submitted Hold Orders. If, with respect to a Security, the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Security Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the related Agreement and described below under "Sufficient Bids."

    If the Net Loan Rate is less than the Auction Rate, the Security Interest Rate will be the Net Loan Rate. If the Auction Rate and the Net Loan Rate are both greater than the Security Interest Rate Limitation, the Security Interest Rate for each series shall be equal to the Security Interest Rate Limitation. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Securities are subject to Submitted Holds Orders), the Security Interest Rate will be the lesser of the Maximum Auction Rate or the Net Loan Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

    Sufficient Bids. If Sufficient Bids have been made with a respect to a Security and the Net Loan Rate is equal to or greater than the Bid Auction Rate (in which case the Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

        (a) Existing Securityholders' Submitted Bids specifying any rate that is higher than the Security Interest Rate will be accepted, thus requiring each such Existing Securityholder to sell the aggregate principal amount of Securities subject to such Submitted Bids;

        (b) Existing Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be rejected, thus entitling each such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

        (c) Potential Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be accepted;

        (d) Each Existing Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be rejected, thus entitling such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bid, unless the aggregate principal amount of Securities subject to such Submitted Bids will be greater than the principal amount of Securities (the "remaining principal amount") equal to the excess of the Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b) and
    (c) above, in which event such Submitted Bid of such Existing Securityholder will be rejected in part and such Existing Securityholder will be entitled to continue to hold the principal amount of Securities subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to such Submitted Bids made by all such Existing Securityholders that specified a rate equal to the Security Interest Rate; and

        (e) Each Potential Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be accepted, but only in an amount equal to the principal amount of Securities obtained by multiplying the excess of the aggregate principal amount of Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Securities subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to Submitted Bids made by all such Potential Securityholders that specified a rate equal to the Security Interest Rate.

    Insufficient Bids. If Sufficient Bids have not been made with respect to a Security (other than because all of the Securities of such Class are subject to Submitted Hold Orders) or if the Net Loan Rate is less than the Bid Auction Rate (in which case the Security Interest Rate shall be the Net Loan Rate) or if the Security Interest Rate Limitation applies, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

        (a) Existing Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be rejected, thus entitling such Existing Securityholders to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

        (b) Potential Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be accepted, and specifying any rate that is higher than the Security Interest Rate will be rejected; and

        (c) each Existing Securityholder's Submitted Bid specifying any rate that is higher than the Security Interest Rate and the Submitted Sell Order of each Existing Securityholder will be accepted, thus entitling each Existing Securityholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Securities subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the aggregate principal amount of Securities subject to Submitted Bids described in subparagraph (b)above by a fraction, the numerator of which will be the aggregate principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Securities subject to all such Submitted Bids and Submitted Sell Orders.

    All Hold Orders. If all Securities of a Class are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

    Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Securityholder would be entitled or required to sell, or any Potential Securityholder would be entitled or required to purchase, a principal amount of Securities that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Securities to be purchased or sold by any Existing Securityholder or Potential Securityholder so that the principal amount of Securities purchased or sold by each Existing Securityholder or Potential Securityholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Securityholder would be entitled or required to purchase less than a principal amount of Securities equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Securities for purchase among Potential Securityholders so that only Securities in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Securityholder, even if such allocation results in one or more of such Potential Securityholders not purchasing any Securities.

    Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Securities of each Class to be purchased and the aggregate principal amount of Securities of each Class to be sold by Potential Securityholders and Existing Securityholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Securities to be sold differs from such aggregate principal amount of Securities to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Securities.

    Any calculation by the Auction Agent (or the Trustee, if applicable) of the Security Interest Rate, One-Month LIBOR, Three-Month LIBOR, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

    Notwithstanding anything in any related Agreement or, a related Terms Supplement to the contrary, no Auction is to be held on any Auction Date on which there are insufficient moneys held by the Trustee under the related Agreement and available to pay the principal of and interest due on the applicable Security on the Note Remittance Date or Certificate Remittance Date immediately following such Auction Date.

    SETTLEMENT PROCEDURES

    The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Security Interest Rate for a Security for the next Interest Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date if the Interest Rate is the Auction Rate and not later than 4:00 p.m. eastern time on the Auction Date if the Interest Rate is the Net Loan Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the applicable Security Interest Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Securities as a result of the Auction and advise each Bidder purchasing or selling Securities as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Securities or to deliver such Securities against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Securities on the Existing Securityholders Registry to be maintained by the Auction Agent.

    In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the depository, and the accounts of the respective Participants at DTC will be debited and credited and Securities delivered as necessary to effect the purchases and sales of Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

    If any Existing Securityholder selling Securities in an Auction fails to deliver such Securities, the Broker-Dealer of any person that was to have purchased Securities in such Auction may deliver to such person a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Securities to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Securities will constitute good delivery. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their respective Broker-Dealer or Participant to deliver the principal amount of Securities or to pay for the Securities purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "SETTLEMENT PROCEDURES."

TRUSTEE NOT RESPONSIBLE FOR AUCTION AGENT, MARKET AGENT AND BROKER-DEALERS

    The Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or any Broker-Dealer under the related Agreement, the related Terms Supplement or under the Auction Agent Agreement, the Market Agent Agreement or any Broker-Dealer Agreement. The Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN AUCTION TERMS

    CHANGES IN AUCTION PERIOD OR PERIODS

    While any of the Securities are outstanding, the Administrator, may, from time to time, change the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Securities (an "Auction Period Adjustment"). The Administrator will not initiate such change in the length of the Auction Period unless it shall have received the written consent from the Market Agent, which consent will not be unreasonably withheld, not less than three days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The Administrator will initiate an Auction Period Adjustment by giving written notice to the Trustee, the Auction Agent, the Market Agent, the Security Guaranty Insurer and DTC in substantially the form of, or containing substantially the information contained in, the related Agreement at least 10 days prior to the Auction Date for such Auction Period.

    Any such Auction Period Adjustment shall not result in an Auction Period of less than 7 days nor more than 91 days. If any such Auction Period Adjustment will result in an Auction Period of less than the number of days in the then current Auction Period, the notice described above will be effective only if it is accompanied by a written statement of the Trustee, the Auction Agent and DTC to the effect that they are capable of performing their duties, if any, under the related Agreement, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

    An Auction Period Adjustment will take effect only if (a) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Representative authorizing an Auction Period Adjustment specified in such certificate, the certificate of the Market Agent described above and the written statement of the Trustee, the

Auction Agent DTC described above and (B) Sufficient Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in (a) is not met, the Security Interest Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the Auction Period will be the Auction Period determined without reference to the proposed change. If the condition referred to in (a) is met, but the condition referred to in (B) above is not met, the Security Interest Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period will be the Auction Period determined without reference to the proposed change.

    CHANGES IN THE AUCTION DATE

    The Market Agent, at the written direction of the Representative, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Securities. The Representative will not consent to such change in the Auction Date unless the Representative will have received from the Market Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Trust, the Representative, and DTC.

    The changes in Auction terms described above may be made with respect to any Class of the Securities. In connection with any change in Auction Terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                                                     APPENDIX II

                             SETTLEMENT PROCEDURES

    These Settlement Procedures apply separately to each Class of Securities and may be different if specified in the related Prospectus Supplement.

    (a) Not later than (i) 3:00 p.m. if the Security Interest Rate is the Auction Rate or (2) 4:00 p.m. if the Security Interest Rate is the Net Loan Rate, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Securityholder or Potential Securityholder of:

        (i) the Security Interest Rate fixed for the next Interest Period;

        (ii) whether there were Sufficient Bids in such Auction;

        (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Securityholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be sold by such Existing Securityholder;

        (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Securityholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be purchased by such Potential Securityholder;

        (v) if the aggregate amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer (a "Participant") acting for one or more purchasers of such excess principal amount of Securities and the principal amount of Securities to be purchased from one or more Existing Securityholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Securityholders on whose behalf each of such Buyer's Broker-Dealers acted;

        (vi) if the principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Securities and the principal amount of Securities to be sold to one or more Potential Securityholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Securityholder on whose behalf each of such Seller's Broker-Dealers acted; and

        (vii) the Auction Date for the next succeeding Auction.

    (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Securityholder or Potential Securityholder is to:

        (i) advise each Existing Securityholder and Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

        (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Securityholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Securityholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through DTC the amount necessary to purchase the principal amount of the Securities to be purchased pursuant to such Bid against receipt of such Securities together with accrued interest;

        (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Securityholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Securityholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through DTC the principal amount of the Securities to be sold pursuant to such Order against payment therefor;

        (iv) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order and each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid of the Security Interest Rate for the next Interest Period;

        (v) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

        (vi) advise each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

    (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Securities received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Securityholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Securityholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a) (v) or (a) (vi) above.

    (d) On each Auction Date:

        (i) each Potential Securityholder and Existing Securityholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

        (ii) each Seller's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to deliver such Securities through DTC to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a) (v) above against payment therefor; and

        (iii) each Buyer's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to pay through DTC to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a) (vi) above the amount necessary to purchase the Securities to be purchased pursuant to (b)(ii) above against receipt of such Securities.

    (e) On the Business Day following each Auction Date;

        (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct DTC to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and DTC will execute such transactions;

        (ii) each Seller's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(ii) above for such Auction, and DTC will execute such transactions; and

        (iii) each Buyer's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(iii) above for such Auction, and DTC will execute such transactions.

    (f) If an Existing Securityholder selling Securities in an Auction fails to deliver such Securities (by authorized book-entry), a Broker-Dealer may deliver to the Potential Securityholder on behalf of which it submitted a Bid that was accepted a principal amount of Securities that is less than the principal amount of

Securities that otherwise was to be purchased by such Potential Securityholder. In such event, the principal amount of Securities to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Securities will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Securities which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their Respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Securities purchased or sold pursuant to an Auction or otherwise.

                                  $589,339,000

                                      [LOGO]

               THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1
                              SERIES 1999-1 NOTES

                       ----------------------------------

                             PROSPECTUS SUPPLEMENT

                       ----------------------------------

                          FIRST UNION CAPITAL MARKETS
                             PRUDENTIAL SECURITIES

                              SALOMON SMITH BARNEY

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the notes in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates will be required to deliver a prospectus supplement and prospectus until September 22, 1999.

                                 JUNE 24, 1999